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                                                           File Number 811-08067


   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 17, 2002
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM N-1A
                          REGISTRATION STATEMENT UNDER
                     THE INVESTMENT COMPANY ACT OF 1940 (X)


                               AMENDMENT NO. 8 (X)
                              WT INVESTMENT TRUST I
               (Exact Name of Registrant as Specified in Charter)


               1100 North Market Street, Wilmington, DE 19890-0001 (Address of Principal Executive Offices (Zip Code)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (800) 254-3948
                               Robert J. Christian
                            Wilmington Trust Company
                            1100 North Market Street
                            Wilmington, DE 19890-0001
               (Name and Address of Agent for Service of Process)

                     PLEASE SEND COPY OF COMMUNICATIONS TO:
                            Joseph V. Del Raso, Esq.
                               Pepper Hamilton LLP
                              3000 Two Logan Square
                              18th and Arch Streets
                             Philadelphia, PA 19103
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                              WT INVESTMENT TRUST I
                           WT Large Cap Growth Series
                              Large Cap Core Series
                              Small Cap Core Series
                             Large Cap Value Series
                                 Mid Cap Series
                       International Multi-Manager Series
                              Mid Cap Value Series
                             Small Cap Value Series
                               Real Estate Series
                            Small Cap Growth Series
                         Short/Intermediate Bond Series
                            Broad Market Bond Series*
                              Municipal Bond Series
                           Premier Money Market Series
                            Prime Money Market Series
                             U.S. Government Series
                                Tax-Exempt Series
                               WT Balanced Series


* Formerly the Intermediate Bond Series.

FORM N-1A, PART A: Responses to items 1 through 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM  4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED
         RISKS.

(a)   INVESTMENT OBJECTIVES.


      The WT LARGE CAP GROWTH SERIES, the SMALL CAP CORE SERIES and the MID CAP SERIES each seek superior long-term growth of capital. The LARGE CAP CORE SERIES, the LARGE CAP VALUE SERIES, the MID CAP VALUE SERIES, the SMALL CAP VALUE SERIES and the SMALL CAP GROWTH SERIES each seek to achieve long-term capital appreciation. The INTERNATIONAL MULTI-MANAGER SERIES seeks superior long-term capital appreciation. The REAL ESTATE SERIES seeks long-term growth of capital and high current income through investments in companies in the real estate industry. The SHORT/ INTERMEDIATE BOND SERIES and the BROAD MARKET BOND SERIES each seek a high total return, consistent with high current income. The MUNICIPAL BOND SERIES seeks a high level of income exempt from federal income tax, consistent with the preservation of capital. The PRIME MONEY MARKET SERIES, the U.S. GOVERNMENT SERIES and PREMIER MONEY MARKET SERIES each seek a high level of current income consistent with the preservation of capital and liquidity. The TAX-EXEMPT SERIES seeks as high a level of interest income exempt from federal income tax as is consistent with preservation of principal. The WT BALANCED SERIES seeks long-term capital growth and current income. The investment objectives for each Series except the Large Cap Core Series may not be changed without shareholder approval. The Prime Money Market, U.S. Government, Premier Money Market and Tax-Exempt Series are money market funds and intend to maintain a stable $1 share price, although this may not be possible under certain circumstances. There is no guarantee that a Series will achieve its investment objective. Each Series is a series of WT Investment Trust I (the "Trust") and operates as a "master fund" in a master/feeder structure.



      For purposes of these investment objectives, "superior" long-term growth of capital means to exceed the long-term growth of capital from an investment in the securities comprising the S&P 500 Index (for the Large Cap Core Series); the Russell 1000 Growth Index (for the WT Large Cap Growth Series); the Russell 1000 Value Index (for the Large Cap Value Series); the Russell 2000 Index, (for the Small Cap Core Series); the Russell 2000 Value Index (for the Small Cap Value Series); the Russell MidCap Value Index (for the Mid Cap Value) S&P MidCap 400 Index (for the Mid Cap Series); S&P SmallCap 600 Index (for the Small Cap Growth Series) and the Morgan Stanley Capital International Europe, Australasia and Far East Index (for the International Multi-Manager Series).


(b)   IMPLEMENTATION OF INVESTMENT OBJECTIVES.


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EQUITY SERIES

The WT LARGE CAP GROWTH SERIES invests, under normal market conditions, at least 80% of its total assets in the following equity (or related) securities:

- common stocks of U.S. corporations that are judged by the adviser to have strong growth characteristics and, with respect to at least 80% of the Series' total assets, have a market capitalization of $5 billion or higher at the time of purchase;

- options on, or securities convertible (such as convertible preferred stock and convertible bonds) into, the common stock of U.S. corporations described above;

- options on indices of the common stock of U.S. corporations described above; and

- contracts for either the future delivery, or payment in respect of the future market value, of certain indices of the common stock of U.S. corporations described above, and options upon such futures contracts.

Roxbury Capital Management LLC ("Roxbury"), the adviser of the Series, looks for high quality, sustainable growth stocks while paying careful attention to valuation. Research is bottom-up, emphasizing business fundamentals, including financial statement analysis and industry and competitor evaluations. Roxbury selects stocks it believes exhibit consistent, above-average earnings growth, superior quality and attractive risk/reward characteristics. These dominant companies are expected to generate consistent earnings growth in a variety of economic environments.

Roxbury also seeks to provide a greater margin of safety and stability in the Series. Superior earnings growth is expected to translate ultimately into superior compounding of returns. Additionally, several valuation tools are used to avoid over-paying for growth or chasing "hot" stocks. Over time, Roxbury believes these favorable characteristics will produce superior returns with less risk than many growth styles.

Roxbury's research team analyzes a broad universe of over 2,000 companies. Industry specialists search for high-quality companies growing at roughly double the market's average. Approximately 150 stocks pass these initial screens and are subject to thorough research. Dominant market share, strong financials, the power to price, significant free cash flow and shareholder-oriented management are critical variables.

Final purchase candidates are selected by Roxbury's investment committee based on attractive risk/reward characteristics and diversification guidelines. Certain industries may be over or under-weighted by Roxbury based upon favorable growth rates or valuation parameters.

Roxbury attempts to maintain portfolio continuity by purchasing sustainable growth companies that are less sensitive to short-term economic trends than cyclical, low quality companies. Roxbury generally sells stocks when the risk/reward characteristics of a stock turn negative, company fundamentals deteriorate, or the stock underperforms the market or its peer group. The latter device is employed to minimize mistakes and protect capital. The Series combines three distinct components, each of which is intended to enhance returns and add balance.

LARGE CAP GROWTH STOCKS (over $5 billion in total market cap) - Up to 100%, but not less than 80%, of the Series' total assets may be invested in Large Cap Growth Stocks which have the following characteristics:

-     Mature, predictable businesses
-     Capital appreciation and income
-     Highest liquidity

MEDIUM CAP GROWTH STOCKS (between $1 and $5 billion in total market cap) - Up to 20% of the Series' total assets may be invested in Medium Cap Growth Stocks which have the following characteristics:

-     Superior long-term potential
-     Strong niche or franchise
-     Seasoned management

SPECIAL SITUATIONS GROWTH OPPORTUNITIES - Up to 20% of the Series' total assets may be invested in Special Situations Growth Opportunities which have the following characteristics:

-     Stable return, independent of the market
-     Unusually favorable risk/reward characteristics


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-     Typically involve corporate restructuring

In order to respond to adverse market, economic, political or other conditions, the Series may assume a temporary defensive position and invest without limit in commercial paper and other money market instruments that are rated investment grade or higher. The result of this action may be that the Series will be unable to achieve its investment objective.

The LARGE CAP CORE SERIES invests, under normal market conditions, at least 80% of its total assets in the following equity (or related) securities:

- securities of U.S. corporations that are judged by the adviser to have strong growth and value characteristics;
- options on, or securities convertible (such as convertible preferred stock and convertible bonds) into, the common stock of U.S. corporations described above;
- receipts or American Depositary Receipts ("ADRs"), which are typically issued by a U.S. bank or trust company as evidence of ownership of underlying securities issued by a foreign corporation; and
- cash reserves and money market instruments (including securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, repurchase agreements, certificates of deposit and bankers' acceptances issued by banks or savings and loan associations, and commercial paper).

The Large Cap Core Series is a diversified portfolio of U.S. equity (or related) securities, including common stocks, preferred stocks and securities convertible into common stock of companies with market capitalizations of at least $2 billion. Dividend income is an incidental consideration compared to growth in capital in the selection of securities. Rodney Square Management Corporation ("RSMC"), the Series' adviser, seeks securities that possess strong growth and value characteristics based on the evaluation of the issuer's background, industry position, historical returns and the experience and qualifications of the management team. RSMC may rotate the Series' holdings among various market sectors based on economic analysis of the overall business cycle.

As a temporary defensive investment policy, the Large Cap Core Series may invest up to 100% of its assets in money market instruments and other short-term debt instruments, rated investment grade or higher at the time of purchase, and may hold a portion of its assets in cash. The result of this action may be that the Series will be unable to achieve its investment objective.

The SMALL CAP CORE SERIES invests, under normal market conditions, at least 80% of its total assets in the following equity (or related) securities:

- common stocks of U.S. corporations that are judged by the adviser to have strong growth characteristics or to be undervalued in the marketplace relative to underlying profitability and have a market capitalization of which at the time of purchase is less than that of the largest stock in the Russell 2000 Index;
- options on, or securities convertible (such as convertible preferred stock and convertible bonds) into, the common stock of U.S. corporations described above;
- options on indices of the common stock of U.S. corporations described above; and
- contracts for either the future delivery, or payment in respect of the future market value, of certain indices of the common stock of U.S. corporations described above, and options upon such futures contracts.

The Small Cap Core Series is a diversified portfolio of small cap U.S. equity (or related) securities with a market capitalization which at the time of purchase is less than that of the largest stock in the Russell 2000 Index. To achieve the Series' objective of long-term growth of capital, RSMC, the Series' adviser, employs a combined growth and value investment approach. RSMC uses proprietary quantitative research techniques to find companies with long-term growth potential or that seem undervalued. After analyzing those companies, RSMC invests the Series' assets in the stocks of companies with the most attractive combination of long-term earnings, growth and valuation. Securities will be sold to make room for new companies with superior growth, valuation and projected return characteristics or to preserve capital where the original assessment of the company's growth prospects and earnings power was too optimistic. In the Series' efforts to achieve its investment objective, it seeks to outperform the Russell 2000 Index (assuming a similar investment in the securities comprising this index would reinvest


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dividends and capital gains distributions). The Russell 2000 Index is a passive index of the smallest 2000 stocks in the Russell 3000 Index of the 3000 largest stocks in the U.S. as measured by market capitalization.

As a temporary defensive investment policy, the Small Cap Core Series may invest up to 100% of its assets in money market instruments and other short-term debt investments, rated investment grade or higher at the time of purchase, and may hold a portion of its assets in cash. The result of this action may be that the Series will be unable to achieve its investment objective.





The MID CAP SERIES and SMALL CAP GROWTH SERIES are managed by Roxbury. Roxbury believes that over the long-term, companies that experience a higher growth in earnings and cash flow per share will achieve higher investment returns. By consistently investing in a diversified portfolio of high growth companies and by applying valuation disciplines, Roxbury believes that superior long-term investment returns can be achieved at an acceptable level of risk.


Roxbury uses a bottom-up approach to investing. This investment approach searches for potential investment opportunities in individual companies by researching a company's financial statements, underlying industry trends, competitive dynamics and other relevant information. The adviser uses a bottom up approach to not only identify new investment opportunities but also to evaluate existing investments on an ongoing basis to determine continued suitability.

Roxbury selects stocks it believes exhibit consistent, above average growth prospects. Through research and its understanding of business fundamentals, Roxbury seeks to identify companies with sound economic business models, reputable managements, strong competitive positions, and the ability to grow their businesses in a variety of economic environments. Additionally, all investments undergo a valuation analysis to estimate their risk/reward characteristics.


Roxbury's research team analyzes a broad universe of companies to identify potential research candidates. Companies are screened for several metrics including but not limited to revenue and earnings growth, debt leverage, operating margin characteristics, cash flow generation, and return on invested capital. Companies which pass the screens are subject to more thorough research to evaluate their investment suitability.



Final investment candidates are evaluated and approved by Roxbury's investment committee based on individual investment merits, and within the context of the Series' overall portfolio characteristics and diversification guidelines. The MID GAP SERIES and SMALL CAP GROWTH SERIES may each invest in up to 100 stocks. At the time of purchase individual stock holdings may represent up to 5% of a Series' value. Due to market price fluctuations individual stock holdings may exceed 5% of the value of the total portfolio. Each Series may over or underweight certain industries and sectors based on



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Roxbury's opinion of the relative attractiveness of companies within those industries and sectors. Neither the MID CAP SERIES nor the SMALL CAP GROWTH SERIES may invest in more than 10% of the outstanding shares of a company.



The MID CAP SERIES, under normal market conditions, may invest up to 100% of its total assets in the following equity (or equity-related securities):

- common stocks of corporations that are judged by the adviser to have strong growth characteristics and, with respect to at least 80% of the Series' total assets, have a market capitalization within the capitalization range of the S&P MidCap 400 Index;
- American Depositary Receipts ("ADRs"), which are negotiable certificates held in a U.S. bank representing a specific number of shares of a foreign stock traded on a U.S. stock exchange. ADRs make it easier for Americans to invest in foreign companies, due to the widespread availability of dollar-denominated price information, lower transaction costs, and timely dividend distributions. An American Depositary Share or ADS is the share issued under an American Depositary Receipt agreement which is actually traded;
- securities convertible into the common stock of corporations described above;
-     options on common stock or options on stock indices.

Mid-cap companies are those whose capitalization is similar to the market capitalization of companies in the S&P MidCap 400 Index at the time of the Fund's investment. Roxbury, the adviser, looks for quality, sustainable-growth stocks within the mid-cap portion of the market. At the time of initial purchase, an investment's market capitalization will fall within the S&P MidCap 400 Index. Due to market price adjustments or other events after the time of purchase, it is possible that an investment's market capitalization may drift above or below this range. Nevertheless, companies whose capitalization no longer meets this definition after purchase continue to be considered to have a medium market capitalization for purposes of the 80% policy. The Series is not limited to only mid-cap companies, and under normal market conditions, may invest up to 20% of its assets in stocks of companies in other capitalizations.

The SMALL CAP GROWTH SERIES, under normal market conditions, will invest at least 80% of its total assets in the following equity or equity-related securities:

- common stocks of U.S. corporations that are judged by the investment adviser to have strong growth characteristics or to be undervalued in the marketplace relative to underlying profitability and have a market capitalization which, at the time of purchase, is equal to or less than the capitalization of the largest stock in the S&P SmallCap 600 Index ("small cap companies");

- options on, or securities convertible (such as convertible preferred stock, convertible bonds, warrants and debentures) into, the common stock of small cap companies;

-        options on indices of the common stock of small cap companies; and

- contracts for either the future delivery, or payment in respect of the future market value, of certain indices of the common stock of small cap companies, and options upon such futures contracts.

Small cap companies are those whose capitalization is similar to the market capitalization of companies in the S&P Small Cap 600 Index at the time of the Series' investment. As of September 30, 2002, the market capitalization of the companies that make up the S&P Small Cap 600 Index was between $23 million and $2.6 billion. Due to market price adjustments or other events after the time of purchase, it is possible that an investment's market capitalization may drift above or below this range. Nevertheless, companies whose capitalization no longer meets this definition after purchase continue to be considered to have a small market capitalization for purposes of the 80% policy. The Series is not limited to only small-cap companies, and under normal market conditions, may invest up to 20% of its assets in stocks of companies in other capitalizations. The Series may also invest in certain option and financial futures contracts ("derivatives") foreign securities, including American Depositary Receipts.


Under normal market conditions, the INTERNATIONAL MULTI-MANAGER SERIES invests at least 85% of its total assets in the following equity (or related) securities:
-     common stocks of foreign issuers;
- preferred stocks and/or debt securities that are convertible securities of such foreign issuers;
- receipts or American Depositary Receipts (ADRs), which are typically issued by a U.S. bank or trust company as evidence of ownership of underlying securities of foreign issuers; and
- open or closed-end investment companies (mutual funds) that invest primarily in the equity securities of issuers in countries where it is impossible or impractical to invest directly.

The International Multi-Manager Series is a diversified portfolio of equity securities (including convertible securities) of foreign issuers. Foreign issuers are those issuers which (1) are organized under the laws of a non-U.S. country, or (2) derive at least 50% of their revenues or profits from goods produced or sold, investments made, or services performed in a non-U.S. country or (3) have at least 50% of their assets situated in a non-U.S. country. Although the Series maintains liquidity reserves (i.e. cash awaiting investment or held to meet redemption requests), the Series may expose these reserves to the performance of one or more equity markets, usually by use of stock index futures contracts and options on such futures contracts, as well as exchange traded and over-the-counter options, equity index swaps and forward currency contracts to attempt to hedge actual or anticipated investment securities positions. As part of its overall strategy, the Series may purchase or sell foreign exchange and depositary receipts. In addition, the Series may capture arbitrage and take advantage of price anomalies by entering into transactions such as short sells and acquiring securities through initial public offerings. Arbitrage is the practice of profiting from differences in the price of a security when the same security is traded on two or more markets.

The Series' investment adviser, RSMC, may retain sub-advisers to manage the Series' assets, and has discretion to allocate the Series' assets among such sub-advisers. Currently, RSMC has retained Deutsche Asset Management, Inc. ("DAMI") and Julius Baer Investment Management Inc. ("JBIMI") to manage the Series' assets. An overview of each sub-adviser's investment approach and strategy is as follows.

DAMI's Enhanced MSCI EAFE Index strategy (the "Enhanced EAFE Strategy") continuously applies research, on a broad series of securities, to identify and exploit market imperfections and inefficiencies. The strategy includes diversified exposure to market inefficiencies, minimizing the risk that results from overexposure to unknown or uncertain information. DAMI conducts ongoing analysis to refine its process which emphasizes portfolio construction, employing a range of screens that identify securities carrying exploitable price inefficiencies. Vigorous research, efficient execution and disciplined risk control are the key tenets of DAMI's approach to enhanced index performance. DAMI believes that within a quantitative framework careful stock selection can lead to consistent outperformance when implemented with a disciplined portfolio construction methodology.

DAMI utilizes a three-step investment process in managing its Enhanced EAFE Strategy. The first step is to determine the optimal instruments (stocks, swaps or futures) for country exposure. The second step is to determine the over and underweight of a security using quantitative and event driven screens based on pricing anomalies. The third step is to continuously evaluate the portfolio to ensure benchmark-like country, industry, currency, and risk characteristics.

Consistent with the Series' investment objective, DAMI will seek to provide investment results that exceed the overall performance of the MSCI EAFE Index. To this end, DAMI seeks investments in securities of foreign issuers. In addition, DAMI will seek investments in options, futures, forward contracts and other derivative instruments, such as swap agreements, to enhance performance and to hedge the Series' assets.

JBIMI employs a "core" approach to the management of international equities. As such, its strategy invests in both "growth" and "value" companies. The flexibility to tilt the portfolio toward either growth or value sectors based upon an assessment of where real value resides provides JBIMI with one means of potentially generating out-performance. JBIMI believes in well-diversified, international equity portfolios, typically investing in between 120 - 200 individual companies.


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JBIMI utilizes different investment tactics for different markets. Specifically, within the developed world, sector and individual company factors (bottom-up factors) dominate. In the emerging markets, country selection factors based upon macro-economic and political factors (top-down factors) dominate. Finally, in Japan, JBIMI employs a "hybrid" approach employing both top-down and bottom-up approaches. JBIMI will invest in large, mid and smaller companies, but prefers the larger, more liquid issues unless the smaller firms offer a significant advantage in expected future return.

JBIMI recognizes that quantity of information is not an issue. Information is abundant. The challenge is to use information to make timely, effective decisions. The process begins by 1) a prioritization of analysis - always dealing with the most important issues first, and 2) insight - identifying the critical variables impacting an investment decision. Often, JBIMI seeks companies where there is a catalyst for change, which could include management changes, product developments, regulatory changes, political events and other factors.

The Series utilizes this multiple sub-adviser arrangement to reduce volatility through multiple investment approaches, a strategy used by many institutional investors. For example, a particular investment approach used by a sub-adviser may be successful in a bear (falling) market, while another investment approach used by a different sub-adviser may be more successful in a bull (rising) market. The multiple investment approach is designed to soften the impact of a single sub-adviser's performance in a market cycle during which that sub-adviser's investment approach is less successful. Because each sub-adviser has different investment approaches, the performance of one or more of the sub-advisers is expected to offset the impact of any other sub-adviser's poor performance, regardless of the market cycle. Unfortunately, this also works the opposite way. The successful performance of a sub-adviser will be diminished by the less successful performances of the other sub-advisers. There can be no guarantee that the expected advantages of the multiple adviser technique will be achieved.

In the Series' efforts to achieve its investment objective, it seeks to outperform the Morgan Stanley Capital International Europe, Australasia & Far East ("MSCI EAFE") Index (assuming a similar investment in the securities comprising this index would reinvest dividends and capital gains distributions). The MCSI EAFE Index is an unmanaged index comprised of the stocks of approximately 1100 companies, screened for liquidity, cross ownership and industry representation and listed on major stock exchanges in Europe, Australasia and the Far East.

As a temporary defensive investment policy, the Series may, without limit, invest its assets in money market instruments and other short-term debt instruments, rated investment grade or higher at the time of purchase, and may hold a portion of its assets in cash. The result of this action may be that the Series will be unable to achieve its investment objective.

THE VALUE SERIES: The Large Cap Value, Mid Cap Value and Small Cap Value Series seek to invest in stocks that are less expensive than comparable companies, as determined by price-to-earnings ratios, price-to-cash flow ratios, asset value per share or other measures. Value investing therefore may reduce risk while offering potential for capital appreciation as a stock gains favor among other investors and its price rises.

The Series are managed by Cramer Rosenthal McGlynn LLC ("CRM") who relies on selecting individual stocks and does not try to predict when the stock market might rise or fall. It seeks out those stocks that are undervalued and, in some cases, neglected by financial analysts. CRM evaluates the degree of analyst recognition by monitoring the number of analysts who follow a company and recommend its purchase or sale to investors.

CRM starts by identifying early changes in a company's operations, finances or management. CRM is attracted to companies which will look different tomorrow - operationally, financially, managerially - when compared to yesterday. This type of dynamic change often creates confusion and misunderstandings and may lead to a drop in a company's stock price. Examples of change include mergers, acquisitions, divestitures, restructurings, change of management, new market/product/means of production/distribution, regulatory change, etc. Once change is identified, CRM evaluates the company on several levels. It analyzes:

-     Financial models based principally upon projected cash flows;
- The price of a company's stock in the context of what the market is willing to pay for stock of comparable companies and what a strategic buyer would pay for the whole company;
-     The extent of management's ownership interest in a company; and

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-     A company's market by corroborating its observations and assumptions by meeting with management, customers and suppliers.

CRM also evaluates the degree of recognition of a company by the investors by monitoring the number of sell side analysts who closely follow a company and the nature of its shareholder base. Before deciding to purchase a stock, CRM conducts an extensive amount of business due diligence to corroborate its observations and assumptions.

The identification of change comes from a variety of sources including the private capital network which CRM has established among its clients, historical investments and intermediaries. CRM also makes extensive use of clipping services and regional brokers and bankers to identify elements of change. Members of CRM's portfolio management team regularly meet companies around the country and sponsor more than 200 company/management meetings in its New York office.

In order to place a valuation on the proposed investment, CRM will consider a company's historic valuation multiples, multiples of companies and multiples paid in private market transactions. In its overall assessment, CRM seeks stocks that it believes have a greater upside potential than downside risk over an 18 to 24-month holding period.

An important function of CRM is to set a price target at which the stock will be sold when there has been no fundamental change in the investment case. In setting a price target for a stock, CRM considers appreciation potential relative to risk over a two year period. CRM constantly monitors the companies held by the Series to determine if there have been any fundamental changes in the reasons that prompted the initial purchase of the stock. If significant changes for the better have not materialized, the stock will be sold. The initial investment case for stock purchase, which has been documented, is examined by CRM's portfolio management team. A final decision on selling the stock is made after all such factors are analyzed.

The LARGE CAP VALUE SERIES invests, under normal conditions, at least 80% of its total assets in the following equity (or related) securities:

- common stocks of U.S. corporations that are judged by the investment adviser to be undervalued in the marketplace relative to underlying profitability and have a market capitalization of $10 billion or higher ("large cap company") at the time of purchase;
- options on, or securities convertible (such as convertible preferred stock and convertible bonds) into, the common stock of large cap companies;
-     options on indices of the common stock of large cap companies; and
- contracts for either the future delivery, or payment in respect of the future market value, of certain indices of the common stock of large cap companies, and options upon such futures contracts.

The Series may, without limit, invest in commercial paper and other money market instruments rated in one of the two highest rating categories by a nationally recognized statistical rating organization ("NRSRO"), in response to adverse market conditions, as a temporary defensive position. The result of this action may be that the Series will be unable to achieve its investment objective.

The Large Cap Value Series is a diversified portfolio of U.S. equity (or related) securities of large cap companies that are deemed by CRM to be undervalued as compared to a company's profitability potential.

Effective January, 1, 2003, the Series will consider an issuer to be a large cap company if such company has a market capitalization, at the time of purchase, at least equal to that of the smallest company in the top 40% of the Russell 1000 Value Index and will have at least 80% of its total assets invested in such companies. The capitalization of companies that make up the Russell 1000 Value Index will change due to changes in the market. As a result, the capitalization of large cap companies in which the Series will invest will also change. As of September 30, 2002, the market capitalization of the smallest company in the top 40% of the Russell 1000 Value Index is $2.3 billion and the market capitalization of the largest company in such index is $216.3 billion.

The MID CAP VALUE SERIES invests, under normal conditions, at least 80% of its total assets in the following equity (or related) securities:

- common and preferred stocks of U.S. corporations that are judged by the investment adviser to be undervalued in the marketplace relative to underlying profitability and have a market capitalization between $1 and $10 billion ("mid cap company") at the time of purchase;
- securities convertible (such as convertible preferred stock and convertible bonds) into, the common stock of mid cap companies; and
-     warrants.

The Series may, without limit, invest in commercial paper and other money market instruments rated in one of the two highest rating categories by an NRSRO, in response to adverse market conditions, as a temporary defensive position. The result of this action may be that the Series will be unable to achieve its investment objective.

The Mid Cap Value Series is a diversified portfolio of U.S. equity (or related) securities of mid cap companies that are deemed by CRM to be undervalued as compared to a company's profitability potential.

Effective January 1, 2003, the Series will consider an issuer to be a mid cap company if such company has a market capitalization, at the time of purchase, between the capitalization of the smallest and largest company in the Russell Midcap Value Index. The capitalization of companies that make up the Russell Midcap Value Index will change due to changes in the market. As a result, the capitalization of mid cap companies in which the Series will invest will also change. As of September 30, 2002, the capitalization of companies that make up the Russell Midcap Value Index is between $201 million and $10.2 billion.

The SMALL CAP VALUE SERIES invests, under normal conditions, at least 80% of its total assets in the following equity (or related) securities:

- common and preferred stocks of U.S. corporations that are judged by the investment adviser to be undervalued in the marketplace relative to underlying profitability and have a market capitalization of $1 billion or less ("small cap company") at the time of purchase;

- securities convertible (such as convertible preferred stock and convertible bonds) into, the common stock of small cap companies; and

-     warrants.

The Series may, without limit, invest in commercial paper and other money market instruments rated in one of the two highest rating categories by an NRSRO, in response to adverse market conditions, as a temporary defensive position. The result of this action may be that the Series will be unable to achieve its investment objective.

The Small Cap Value Series is a diversified portfolio of U.S. equity (or related) securities of small cap companies that are deemed by CRM to be undervalued as compared to a company's profitability potential.

Effective January 1, 2003, the Series will consider an issuer to be a small cap company if such company has a market capitalization, at the time of purchase, less than the capitalization of the largest stock in the Russell 2000 Value Index. The capitalization of companies that make up the Russell 2000 Value Index will change due to changes in the market. As a result, the capitalization of small cap companies in which the Series will invest will also change. As of September 30, 2002, the capitalization of the largest stock in the Russell 2000 Value Index is less than $1.7 billion.

ALL EQUITY SERIES. The frequency of portfolio transactions and a Series' turnover rate will vary from year to year depending on the market. Increased turnover rates incur the cost of additional brokerage commissions and may cause larger capital gains distributions. Under normal market conditions, each Series turnover rate is expected to be less than 100%.

Each Series also may use other strategies and engage in other investment practices, which are described in detail in Part B.

BOND SERIES
The SHORT/INTERMEDIATE BOND SERIES:

- will invest at least 85% of its total assets in various types of investment grade fixed income securities;

- may invest up to 10% of its total assets in investment grade fixed income securities of foreign issuers; and

- will, as a matter of fundamental policy, maintain a short-to-intermediate average duration. The average dollar-weighted duration of securities held by the Short/Intermediate Bond Series will normally fall within a range of 2 1/2 to 4 years.

The BROAD MARKET BOND SERIES:

- will invest at least 85% of its total assets in various types of investment grade fixed income securities;

- may invest up to 10% of its total assets in investment grade fixed income securities of foreign issuers;

- will, as a matter of fundamental policy, maintain an intermediate average duration. The average dollar-weighted duration of securities held by the Broad Market Bond Series will normally fall within a range of 4 to 7 years.

The MUNICIPAL BOND SERIES:

- will, as a fundamental policy, invest substantially all (at least 80%) of its net assets in a diversified portfolio of municipal securities that provide interest that is exempt from federal income tax;

- may invest up to 20% of its net assets in other types of fixed income securities that provide income that is subject to federal tax; and

- will, as a matter of fundamental policy, maintain an intermediate average duration. The average dollar-weighted duration of securities held by the Municipal Bond Series will normally fall within a range of 4 to 8 years.

The Municipal Bond Series may not invest more than 25% of its total assets in any one industry. Government issuers of municipal securities are not considered part of any industry. The 25% limitation applies to municipal securities backed by the assets and revenues of non-government users, such as private operators of educational, hospital or housing facilities. However, the Series' investment adviser, RSMC, may decide that the yields available from concentrating in obligations of a particular market sector or political subdivision justify the risk that the performance of the Municipal Bond Series may be adversely affected by such concentration. Under such market conditions, the Municipal Bond Series may invest more than 25% of its assets in sectors of the municipal securities market, such as health care or housing, or in securities relating to one political subdivision, such as a given state or U.S. territory. Under these conditions, the Municipal Bond Series' vulnerability to any special risks that affects that sector or jurisdiction could have an adverse impact on the value of an investment in the Series. There are no limitations on the Municipal Bond Series' investment in any one of the three general categories of municipal obligations: general obligation bonds, revenue (or special) obligation bonds and private activity bonds.

BOND SERIES COMPOSITION. The composition of each Series' holdings varies, depending upon RSMC's analysis of the fixed income markets, the municipal securities market and the expected trends in those markets. The securities purchased by a Series may be purchased based upon their yield, the income earned by the security, or their potential capital appreciation, the potential increase in the security's value, or both. RSMC seeks to protect the Series' principal value by reducing fluctuations in value relative to those that may be experienced by fixed income funds with a longer average duration. This strategy may reduce the level of income attained by the Series. There is no guarantee that principal value can be protected during periods of extreme interest volatility.

The Series invest only in securities that are rated, at the time of purchase, in the top four categories by an NRSRO such as Moody's Investors Service, Inc. or Standard & Poor's. If the securities are not rated, then the investment adviser must determine that they are of comparable quality.

The Short/Intermediate Bond Series and the Broad Market Bond Series will be invested primarily in asset-backed securities, bank obligations, corporate bonds, notes and commercial paper, mortgage backed securities, municipal securities, obligations issued by supranational agencies and U.S. government obligations. The Municipal Bond Series will be invested primarily in municipal securities.

Each Series also may use other strategies and engage in other investment practices, which are described in detail in Part B. The investments and strategies listed above and described throughout this Part A are those that are used under normal market conditions.

MONEY MARKET SERIES
The PRIME MONEY MARKET SERIES invests in:

    - U.S. dollar-denominated obligations of major U.S. and foreign banks and their branches located outside of the United States, of U.S. branches of foreign banks, of foreign branches of foreign banks, of U.S. agencies of foreign banks and wholly-owned banking subsidiaries of foreign banks;

    - commercial paper rated, at the time of purchase, in the highest category of short-term debt ratings of any two nationally recognized statistical rating organizations ("NRSRO");

    - corporate obligations having a remaining maturity of 397 calendar days or less, issued by corporations having outstanding comparable obligations that are (a) rated in the two highest categories of any two NRSROs or (b) rated no lower than the two highest long-term debt ratings categories by any NRSRO;

    -   U.S. Government obligations;

    -   high quality municipal securities; and

    - repurchase agreements that are fully collateralized by U.S. Government obligations.

U.S. Government obligations are debt securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

The U.S. GOVERNMENT SERIES invests at least 80% of its total assets in:

    -   U.S. Government obligations; and

    -   repurchase agreements that are fully collateralized by such obligations.


The PREMIER MONEY MARKET SERIES invests in:

    - U.S. dollar-denominated obligations of major U.S. and foreign banks and their branches located outside of the United States, of U.S. branches of foreign banks, of foreign branches of foreign banks, of U.S. agencies of foreign banks and wholly-owned banking subsidiaries of foreign banks;

    - commercial paper rated, at the time of purchase, in the highest category of short-term debt ratings of any two NRSROs;

    - corporate obligations having a remaining maturity of 397 calendar days or less, issued by corporations having outstanding comparable obligations that are (a) rated in the two highest categories of any two NRSROs or (b) rated no lower than the two highest long-term debt ratings categories by any NRSRO.

    -   U.S. Government obligations;

    -   high quality municipal securities; and

    - repurchase agreements that are fully collateralized by U.S. Government obligations.

The TAX-EXEMPT SERIES invests in:

    -   high quality municipal obligations and municipal bonds;

    -   floating and variable rate obligations;

    -   participation interests;

    -   high quality tax-exempt commercial paper; and

    -   high quality short-term municipal notes.

The Tax-Exempt Series has adopted a policy that, under normal circumstances, at least 80% of its annual income will be exempt from federal income tax. Additionally, at least 80% of its annual income will not be a tax preference item for purposes of the federal alternative minimum tax.

High quality securities include those that (1) are rated in one of the two highest short-term rating categories by two NRSROs, such as S&P, Moody's and Fitch, Inc. (or by one NRSRO if only one NRSRO has issued a rating) or; (2) if unrated are issued by an issuer with comparable outstanding debt that is rated or are otherwise unrated and determined by the investment adviser to be of comparable quality.

Each Series also may use other strategies and engage in other investment practices, which are described in detail in Part B.

WT BALANCED SERIES
The WT BALANCED SERIES invests in a blend of equity securities and fixed-income securities in pursuit of its investment objective. The blending of equity and fixed-income securities can have the effect of reducing the volatility of the net asset value per share.

For its equity portion, the WT Balanced Series, under normal market conditions, invests approximately 65% of its total assets in the following equity (or related) securities:

    - securities of U.S. corporations that are judged by the investment adviser to have strong growth and valuation characteristics;

    - options on, or securities convertible (such as convertible preferred stock and convertible bonds) into, the common stock of U.S. corporations described above;

    - receipts or American Depositary Receipts ("ADRs"), which are typically issued by a U.S. bank or trust company as evidence of ownership of underlying securities issues by a foreign corporation; and

    - cash reserves and money market instruments (including securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, repurchase agreements, certificates of deposit and bankers' acceptances issued by banks or savings and loan associations, and commercial paper).

In selecting stocks for the equity portion of the Series, dividend income is an incidental consideration compared to growth in capital in the selection of securities. The investment adviser seeks securities that possess strong growth and value characteristics based on the evaluation of the issuer's background, industry position, historical returns and the experience and qualifications of the management team. The investment adviser may rotate the Series' holdings among various market sectors based on economic analysis of the overall business cycle.

For its fixed-income portion, the Series normally:

    - will invest in various types of investment grade fixed income securities;

    - may invest up to 25% of its total assets in investment grade fixed income securities of foreign issuers; and

    -   will maintain an intermediate average duration (4 to 7 years).


REAL ESTATE SERIES



The REAL ESTATE SERIES, under normal market conditions, will invest at least 80% of its net assets in securities of domestic and foreign companies that are primarily engaged in the real estate industry ("real estate companies"). The Series considers a company to be a real estate company if it has (i) at least 50% of its assets, gross income or net profits is derived from development, ownership, leasing, financing, construction, management or sale of real estate or (ii) products and services that are related to the real estate industry, such as manufacturers and distributors of building supplies and financial institutions which issue or service mortgages. The Series will invest in real estate companies such as equity real estate investment trusts (REITs) that own property and mortgage REITs which make construction and development loans or invest in mortgage pools, or companies whose products and services relate to the real estate industry.



The Series may invest its assets in equity, debt or convertible securities of companies whose products and services are related to the real estate industry or in securities whose products and services are related to the real estate industry or in securities of companies unrelated to the real estate industry that a sub-adviser believes are undervalued or have potential for growth of capital. The Series will limit its investment in debt securities to those that are investment-grade or deemed by the sub-adviser to be of comparable quality. The Series may invest up to 25% of its total assets in foreign securities.



Any percentage limitations with respect to assets of the Series or the capitalization requirement of companies in which the Series invests are applied at the time of purchase.



The Series employs a multi-manager approach. As the Series' investment adviser, Balentine & Company, LLC, in its discretion, allocates the Series assets to different sub-advisers to manage a portion of the Series assets. Currently, the Series' sub-advisers are AEW Management and Advisors, L.P. and Real Estate Management Services LLC. Each sub-adviser uses its own investment approach and strategy to achieve the Series investment objectives.



AEW MANAGEMENT AND ADVISORS, L.P. - INVESTMENT PHILOSOPHY



AEW employs a value-oriented investment strategy designed to identify securities that are priced below what it believes is their intrinsic value. AEW believes that ultimately the performance of real estate companies' securities is dependent upon the performance of the underlying real estate assets and company management as well as the overall influence of capital markets. Consequently, when selecting securities for the Series, AEW draws upon the combined expertise of its real estate, research and securities professionals.



Investment Process

When selecting investments for the Series, AEW generally considers the following factors that it believes to be helpful in identifying those real estate companies whose securities represent the greatest value and price appreciation potential:



    - Valuation: AEW has developed a proprietary model to assess the relative value of each security in the real estate investment universe. This model is designed to estimate what a real estate company's anticipated cash flows are worth to a security investor (a capital markets value) and to a direct real estate investor (a real estate value). The model helps AEW identify securities that it believes trade at discounts to either or both of these model values relative to similar securities. AEW will generally sell a security once it is considered overvalued or when AEW believes that there is greater relative value in other securities in the real estate investment universe.



    - Price: AEW examines the historic pricing of each real estate company in the universe of potential investments. Those securities that have under-performed in price, either in absolute terms or relative to the investment universe, are generally given greater weight than those that have over-performed.



    - Income: AEW further evaluates real estate companies by analyzing their dividend yields as well as other factors that influence the sustainability and growth of dividends. These factors include cash flow, leverage and payout ratios.



    - Catalysts: When evaluating a security, AEW also seeks to identify potential catalysts that, in its opinion, could cause the marketplace to re-value the security in the near term. These catalysts can be macroeconomic, market-driven or company-specific in nature.



In order to control risk, AEW will endeavor to maintain a portfolio that is broadly diversified within the U.S. real estate industry, with exposure to securities representing major property types and geographic areas. However, AEW's stock selection disciplines and fundamental real estate market and property type analyses may lead AEW to overweight or underweight particular property types and/or geographic regions from time to time.



REAL ESTATE MANAGEMENT SERVICES GROUP LLC -- INVESTMENT PHILOSOPHY



REMS utilizes a value, yield-advantage style to identify securities whose underlying real estate is perceived to sell at a discount to its public market pricing. This style is designed to construct a portfolio of undervalued securities that aims to produce superior total returns versus the benchmark for REMS' clients over time. Investments generally are in smaller-capitalization issues with a portfolio composition that is distinct from the REIT indices. REMS' managers rely heavily on fundamental research combined with extensive direct real estate experience.



Investment Selection Process

REMS applies a proprietary REIT Multi Factor Model to screen from the universe of REIT stocks to arrive at a selection list containing value attributes deemed capable of delivering superior returns. The firm's managers also continuously review its direct real estate model, which suggests valuations based on cash flow yield, and capital structure, to identify candidates for investment.



The investment team meets weekly, and each member is responsible for thorough fundamental analysis of existing portfolio holdings and ideas for new investment. When new candidates are identified, REMS undertakes research that includes management interview, property visits, and conversations with analysts and contacts who know the company. The firm utilizes its direct real estate experience to make qualitative evaluations of public real estate companies. Sell decisions are based on a methodology that seeks to identify over-valuation of a security versus its real estate value and future prospects.



REMS' management is aware of the distribution of portfolio investment by both property type and geographic region. The investment selection process is bottom-up, however, and is driven by attractive investment opportunities and not specific allocation targets versus an index.



The frequency of portfolio transactions and the Series' turnover rate will vary from year to year depending on the market. Increased turnover rates incur the cost of additional brokerage commissions and may cause you to receive a larger capital gain distribution. Under normal market conditions, the Series turnover rate is expected to be less than 100%.



In anticipation of or in response to adverse market conditions, for cash management purposes, or for temporary defensive positions, the Series may temporarily hold all or a portion of its assets in cash, money market instruments, or bonds or other debt securities. As a result, the Series may not achieve its investment objective.



Each Series also may invest in other securities, use other strategies and engage in other investment practices, which are described in detail in Part B.


(c) RISKS. The following is a list of certain risks that may apply to an investment in the Series, unless otherwise indicated. Further information about investment risks is available in Part B:

    - ALLOCATION RISK: The Series' investment performance depends on how its assets are allocated and reallocated between equity and fixed-income securities. Accordingly, a principal risk of the Series is that the investment adviser may make less than optimal or poor asset allocation decisions. While the investment adviser will seek to identify allocations for the Series that will provide consistent, quality performance for the Series, there is no guarantee that the investment adviser's allocation techniques will produce the desired results. The investment adviser's allocation of the Series' assets may be affected by various market conditions. (WT Balanced Series)


    - CREDIT RISK: The risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation. (WT Balanced Series, Real Estate Series and Small Cap Growth Series)



    - CURRENCY RISK: The risk related to investments denominated in foreign currencies. Foreign securities are usually denominated in foreign currency therefore changes in foreign currency exchange rates can affect the net asset value of a Series. (International Multi-Manager Series)

    - DERIVATIVES RISK: Some of the Equity Series' investments may be referred to as "derivatives" because their value depends on, or derives from, the value of an underlying asset, reference rate or index. These investments include options, futures contracts and similar investments that may be used in hedging and related income strategies. The market value of derivative instruments and securities is sometimes more volatile than that of other investments, and each type of derivative may pose its own special risks. As a fundamental policy, no more than 15% of an Equity Series' total assets may at any time be committed or exposed to derivative strategies. (All Equity Series)



    - FOREIGN SECURITY RISK: The risk of losses due to political, regulatory, economic, social or other uncontrollable forces in a foreign country not normally associated with investing in the U.S. markets. (All Equity and Money Market Series and Real Estate Series)



    - GROWTH-ORIENTED INVESTING RISK: The risk that an investment in a growth-oriented portfolio, which invests in growth-oriented companies, will be more volatile than the rest of the U.S. market as a whole. (WT Large Cap Growth, Large Cap Core, Small Cap Core, Mid Cap, WT Balanced and Small Cap Growth Series)



    - INTEREST RATE RISK: The risk of market losses attributable to changes in interest rates. With fixed-rate securities, a rise in interest rates typically causes a fall in values, while a fall in rates typically causes a rise in values. The yield earned by a Series will vary with changes in interest rates. (All Bond and Money Market Series, and Real Estate, WT Balanced and Small Cap Growth Series)



    - LEVERAGE RISK: The risk associated with securities or practices (such as when-issued and forward commitment transactions) that multiply small market movements into larger changes in value. (All Bond Series and WT Balanced Series)



    - LIQUIDITY RISK: The risk that certain securities may be difficult or impossible to sell at the time and the price that the seller would like. (All Bond Series and WT Balanced Series)



    - MARKET RISK: The risk that the market value of a security may fluctuate, sometimes rapidly and unpredictably. (All Series)



    - OPPORTUNITY RISK: The risk of missing out on an investment opportunity because the assets necessary to take advantage of it are tied up in less advantageous investments. (All Series)



    - PREPAYMENT RISK: The risk that a debt security may be paid off and proceeds invested earlier than anticipated. Depending on market conditions, the new investments may or may not carry the same interest rate. (All Bond and Money Market Series, and WT Balanced Series)



    - SMALL CAP RISK: Small cap companies may be more vulnerable than larger companies to adverse business or economic developments. Small cap companies may also have limited product lines, markets or financial resources, may be dependent on relatively small or inexperienced management groups and may operate in industries characterized by rapid technological obsolescence. Securities of such companies may be less liquid and more volatile than securities of larger companies and therefore may involve greater risk than investing in larger companies. (Small Cap Core, Small Cap Value, Mid Cap and Small Cap Growth Series)



    - VALUATION RISK: The risk that a Series has valued certain of its securities at a higher price than it can sell them. (All Equity and Bond Series and Real Estate Series)


    - VALUE INVESTING RISK: The risk that a portfolio's investment in companies whose securities are believed to be undervalued, relative to their underlying profitability, do not appreciate in value as anticipated. (Large Cap Value, Mid Cap Value, Small Cap Value and Small Cap Core Series)


    - MULTI-MANAGER RISK: The investment styles employed by the sub-advisers of a Series may not be complementary. The interplay of the various strategies employed by the sub-advisers may result in a Series holding a concentration in certain types of securities, industries or sectors. This concentration may be detrimental to the Series' performance depending upon the performance of those securities and the overall economic environment. The multi-manager approach could result in a high level of portfolio turnover, resulting in higher brokerage expenses and increased tax liability from the realization of capital gains. (International Multi-Manager and Real Estate Series)

    - IPO RISK: The International Multi-Manager Series may invest in common and preferred stock of issuers and it may acquire such securities in an initial public offering (IPO). Securities issued through an IPO can experience an immediate drop in value if the demand for the securities does not continue to support the offering price. Information about the issuers of IPO securities is also difficult to acquire since they are new to the market and may not have lengthy operating histories. The Series may engage in short-term trading in connection with its IPO investments, which could produce higher trading costs and adverse tax consequences. The number of securities issued in an IPO is limited, so it is likely that IPO securities will represent a small component of the Series' portfolio as the Series' assets increase. (International Multi-Manager Series)

    - RISKS OF SECURITIES LINKED TO REAL ESTATE INDUSTRY: The Real Estate Series concentrates its investments in the real estate industry. Property values may fall due to increasing vacancies or declining rents resulting from economic, legal, cultural or technological developments. The price of a real estate company's shares may drop because of the failure of the real estate company borrowers to pay their loans and poor management. Many real estate companies, including REITs, use leverage, which increases investment risk and could adversely affect a real estate company's operations and market value in periods of rising interest rates. Financial covenants related to a real estate company's leveraging may affect its ability to operate effectively. Risks may also arise where real estate companies fail to carry adequate insurance, or where a real estate company may become liable for removal or other costs related to environmental contamination. In addition, an economic downturn could have a material adverse effect on the real estate markets and on the real estate companies in which the Series invests. (Real Estate Series)

    - RISKS OF SMALL TO MID CAP COMPANIES. Real estate companies tend to be small to medium sized companies. Real estate company shares, like other smaller company shares, can be more volatile than, and perform differently from, larger, more established companies. There may be less trading in a smaller company's shares, which means that buy and sell transactions in those shares could have a larger impact on the shares' price than is the case with larger company shares. (Real Estate Series)

    - RISKS OF REITS. In addition to the general risks of the real estate industry and small and mid companies, REITs are not diversified, and, therefore, their value may fluctuate more widely, and they may be subject to greater risks, than if they invested more broadly. Since REITs have expenses of their own, the Series, will bear a proportionate share of those expenses in addition to those expenses of the Series. (Real Estate Series)



ITEM 6. MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE.

(a) MANAGEMENT. The Board of Trustees of the Trust supervises the management, activities and affairs of the Series and has approved contracts with various service providers to provide, among other services, the day-to-day management required by a Series and its shareholders.

(a)(1) INVESTMENT ADVISERS AND SUB-ADVISERS.


RODNEY SQUARE MANAGEMENT CORPORATION ("RSMC"), the investment adviser for the Large Cap Core, Small Cap Core, International Multi-Manager, Short/Intermediate Bond, Broad Market Bond, Municipal Bond, Premier Money Market, Prime Money Market, U.S. Government, Tax-Exempt and WT Balanced Series, is located at 1100 North Market Street, Wilmington, Delaware 19890. RSMC is a wholly owned subsidiary of Wilmington Trust Corporation, which is a publicly held bank holding company. RSMC, subject to the supervision of the Board of Trustees, directs the investments of these Series in accordance with their respective investment objectives, policies and limitations. For the International Multi-Manager Series, RSMC generally allocates the Series' assets among the sub-advisers and then oversees their investment activities. In the past, RSMC has provided asset management services to individuals, personal trust, municipalities, corporations and other organizations. As of September 30, 2002, RSMC had $5.4 billion of assets under management.


For the fiscal year ended June 30, 2002, RSMC received the following advisory fees (after waivers), as a percentage of each Series' average daily net assets:

Premier Money Market Series           0.14%
Prime Money Market Series             0.43%
U.S. Government Series                0.47%
Tax-Exempt Series                     0.47%
Large Cap Core Series                 0.66%
Small Cap Core Series                 0.60%
International Multi-Manager Series    0.65%
Short/Intermediate Bond Series        0.35%
Broad Market Bond Series              0.35%
Municipal Bond Series                 0.35%

The WT Balanced Series has not yet commenced operations and therefore paid no fees during the fiscal year ended June 30, 2002.

CRAMER ROSENTHAL MCGLYNN, LLC, 707 Westchester Avenue, White Plains, New York 10604, serves as the investment adviser to the Large Cap Value Series, the Mid Cap Value Series and the Small Cap Value Series. Subject to the supervision of the Board of Trustees, CRM makes investment decisions for these Series. CRM and its predecessors have managed investments in small, medium and large capitalization companies for more than twenty-nine years. As of September 30, 2002, CRM had over $3.9 billion of assets under management. For the fiscal year ended June 30, 2002, CRM received the following advisory fees as a percentage of the Series' average daily net assets.

Large Cap Value Series        0.55%
Mid Cap Value Series          0.75%
Small Cap Value Series        0.75%


ROXBURY CAPITAL MANAGEMENT, LLC, 100 Wilshire Boulevard, Suite 600, Santa Monica, California 90401, serves as the investment adviser for the WT Large Cap Growth Series, the Mid Cap Series and the Small Cap Growth Series. Roxbury is engaged in a variety of investment advisory activities, including the management of separate accounts and, as of September 30, 2002, had assets under management of approximately $3.8 billion.


For the fiscal year ended June 30, 2002, Roxbury received the following advisory fees (after waivers) as a percentage of the Series average daily net assets:

WT Large Cap Growth Series    0.55%
Mid Cap Series                0.00%


The Small Cap Growth Series, upon commencement of operations, will pay Roxbury a monthly advisory fee at the annual rate of 1.00% of the Series' first $1 billion of the Series' average daily net assets; 0.95% of the Series' next $1 billion of average daily net assets; and 0.90% of the Series' average daily net assets over $2 billion.

BALENTINE & COMPANY LLC ("Balentine"), located at The Pinnacle, Suite 2000, 3455 Peachtree Road, N.E., Atlanta, Georgia 30326, is a registered investment adviser and an affiliate of Wilmington Trust Company. Balentine is an indirect subsidiary of Wilmington Trust Corporation, a holding company, and, therefore may be deemed to be controlled by Wilmington Trust Corporation. Founded in 1987, Balentine provides comprehensive financial planning and investment services to high net worth individuals, family offices, foundations, endowments and investment funds. As of September 30, 2002, Balentine had $3.98 billion assets under management.

Upon commencement of operations, the Real Estate Series will pay Balentine a monthly advisory fee at the annual rate of 0.35% of the Series' average daily net assets. In addition, the Series will be directly responsible for paying its sub-advisers a sub-advisory fee. The sub-adviser will be paid 0.55% of the first $25 million of the Series' average daily net assets under its management; 0.45% of the Series' next $25 million of average daily net assets under its management; and 0.35% of the Series' average daily net assets under its management that is over $50 million. The foregoing fee rates are annual percentages and the sub-advisory fee will be paid on a monthly basis. Regardless of the amount paid to a specific sub-adviser and Balentine, the Series will bear, in the aggregate, a maximum rate of 0.90% in management fees. See "Sub-Advisers" below for additional information regarding the sub-advisers.

SUB-ADVISERS -- The International Multi-Manager Series has two sub-advisers:
Deutsche Asset Management, Inc. ("DAMI") and Julius Baer Investment Management Inc. ("JBIMI").


DAMI, a registered investment adviser organized in 1985, is located at 345 Park Avenue, New York, NY 10154. DAMI is an indirect wholly-owned subsidiary of Deutsche Bank AG. Deutsche Bank provides a full range of international investment advisory services to institutional and retail clients, and as of June 30, 2002 had approximately $800 billion of assets under management.


JBIMI, located at 330 Madison Avenue, New York, NY 10017, is a registered investment adviser and a wholly-owned subsidiary of Julius Baer Securities Inc. ("JBS"). JBS, located at the same address, is a wholly owned subsidiary of Julius Baer Holding Ltd. of Zurich, Switzerland. As of December 31, 2001, JBIMI had assets under management of approximately $7.6 billion.

On September 27, 2002, Deutsche Bank AG and Northern Trust Corporation announced that they have signed a definitive agreement for the sale of Deutsche Bank's global passive equity, enhanced equity and passive fixed income businesses which includes DAMI's business unit that is currently responsible for managing a portion of the International Multi-Manager Series' assets. This transaction would constitute an assignment of RSMC's sub-advisory agreement with DAMI under the 1940 Act and an automatic termination of such agreement. Therefore, it is anticipated that RSMC will seek approval of a new sub-advisory agreement from the shareholders of the International Multi-Manager Series prior to the completion of the transaction between Deutsche Bank and Northern Trust Company. The parties expect to complete this transaction within three to six months, subject to regulatory approval.


The Real Estate Series has two sub-advisers: AEW Management and Advisors L.P. and Real Estate Management Services Group, LLC.

AEW MANAGEMENT AND ADVISORS L.P. ("AEW"), an affiliate of AEW Capital Management, L.P., is a registered investment adviser. Together with its affiliates, AEW managed approximately $6.8 billion of client capital as of September 30, 2002. AEW is a subsidiary of (and therefore may be deemed to be controlled by) CDC IXIS Asset Management North America, L.P., which, through subsidiaries and affiliates in the U.S., Europe and Asia, manages approximately $293 billion in assets for institutions and individuals as of September 30, 2002. AEW is located at Two Seaport Lane, World Trade Center East, Boston, Massachusetts 02210, is a registered investment adviser. A team of professionals at AEW, working with Balentine, is primarily responsible for overseeing the day-to-day operations of the Real Estate Series.

REAL ESTATE MANAGEMENT SERVICES GROUP, LLC ("REMS"), located at 1100 Fifth Avenue South, Suite 301, Naples, Florida 34102, was organized in May 2002. Prior to its formation as an independent adviser REMS operated as a division of Beach Investment Counsel ("BIC") from May 2000 to May 2002. All assets, accounts and personnel of the REMS division of BIC transferred to the REMS. REMS is a registered investment adviser specializing in REIT portfolio management. As of September 30, 2002, the REMS Group had approximately $178 million in assets under management.


(a)(2) PORTFOLIO MANAGERS.

E. MATTHEW BROWN, Vice President of RSMC, is responsible for the management process of the Large Cap Core and Small Cap Core Series. Mr. Brown has been affiliated with RSMC and its affiliates since October of 1996.

RAFAEL E. TAMARGO, Vice President of RSMC, is responsible for the day-to-day management of the Large Cap Core Series. Mr. Tamargo has been affiliated with RSMC and its affiliates since 1996.

THOMAS P. NEALE, CFA, Vice President of RSMC, is responsible for the management of the Small Cap Core Series. Mr. Neale has been affiliated with RSMC and its affiliates since 1986. Mr. Neale specializes in managing taxable accounts for Delaware holding companies and has equity research responsibilities following the insurance and brokerage industries.

ROBERT J. CHRISTIAN, Director and President of RSMC, is primarily responsible for monitoring the day-to-day investment activities of the sub-advisers to the International Multi-Manager Series. Mr. Christian has been a Director of RSMC since February 1996.


SEBASTIANO MANCARELLA is a Portfolio Manager and an Assistant Vice President of RSMC and is responsible for monitoring the day-to-day investment activities of the sub-advisers to the International Multi-Manager Series. He has been with RSMC and/or its affiliates since July 1997. From 1991 to 1997 he was a portfolio manager in the personal trust area of First Union National Bank.

DAMI's portfolio management team in respect of the International Multi-Manager Series consists of Peter Kuntz, Vivek Arora, Takis Christias, Steven Santiccioli and Steven Wetter.

PETER KUNTZ is a Managing Director of DAMI and is the head of its International Equity Index Funds. He is responsible for research and developing international passive equity strategies and is the senior portfolio manager for DB Absolute Return Strategies. Mr. Kuntz joined DAMI in 1980 and was formerly involved in the company's performance measurement analysis and sales groups. Mr. Kuntz holds a BA from Rutgers College and an MBA from New York University Stern School of Business.

VIVEK ARORA is an Assistant Vice President of DAMI and is a junior portfolio manager and quantitative analyst for its International Equity Index Funds. Mr. Arora joined DAMI in 2000 after spending five years at Goldman

Sachs & Co. as a senior technology associate. Mr. Arora has a BS from the University of Houston, an MS from Stevens Institute of Technology and an MBA from New York University Stern School of Business.

TAKIS CHRISTIAS is an Assistant Vice President of DAMI and is a portfolio manager for its International Equity Index Funds. Mr. Christias joined DAMI in 2002 after five years of experience as a quantitative analyst for interest-rate derivatives trading at Morgan Stanley & Co. and as a trader in international equities and foreign exchange at Morgan Stanley Asset Management. Mr. Christias has a BSc in electrical engineering from University of Patras, Greece, MSc in electrical and computer engineering, an MSc in applied mathematics and an MBA from the University of Massachusetts.

STEVEN SANTICCIOLI is an Assistant Vice President of DAMI and is a portfolio manager for its International Equity Index Funds. Mr. Santiccioli is also responsible for the accounting, performance measurement and investment desk support for DAMI's International Equity Index team. Mr. Santiccioli joined DAMI in 1993, formerly serving as the head of the accounting group for its international index portfolios. Mr. Santiccioli holds a BA from Bucknell University and an MBA from Fordham University.

STEVEN WETTER is a Director of DAMI and is a portfolio manager for its International Equity Index Funds and passive currency hedge accounts. Mr. Wetter is responsible for DAMI's equity and currency trading. He joined DAMI in 1992 after five years of experience in the international group at Scudder, Stevens & Clark. Mr. Wetter holds BA from the University of California at Berkeley and an MBA from New York University Stern School of Business.

Richard C. Pell and Rudolph Riad Younes are members of JBIMI's portfolio management team that are responsible for the management of the International Multi-Manager Series.

RUDOLPH RIAD YOUNES, CFA is a Senior Vice President and the Head of International Equities of JBIMI. Mr. Younes joined the Julius Baer Group in 1993 and specializes in international equity and emerging market investments. Mr. Younes is also responsible for managing the international equity component of all balanced investment strategies of JBIMI. Prior to joining the Julius Baer Group, Mr. Younes was an Associate Director at Swiss Bank Corp. Mr. Younes is a Chartered Financial Analyst and received an MBA in Management from Yale University and an MS in Electrical Engineering from Columbia University. Mr. Younes is fluent in Arabic, English, French and has a working knowledge of German.

RICHARD C. PELL is a Senior Vice President and the Chief Investment Officer of JBIMI. Mr. Pell joined the Julius Baer Group as Chief Investment Officer in 1995. His investment team is responsible for global and international equity, as well as global balanced management. Prior to joining the Julius Baer Group, Mr. Pell worked for Bankers Trust Company from 1990-1995. While he was with Bankers Trust Company, Mr. Pell focused on global fixed income and global balanced portfolio management. From 1988 to 1990, Mr. Pell was with Mitchell Hutchins Institutional Investors and was the head of its corporate bonds and mortgage backed securities. From 1983 to 1988, Mr. Pell was with Bank of Tokyo Trust Company and was responsible for its US balanced and fixed income management. Mr. Pell holds a BA in History from the University of California, Berkeley, and an MBA in Finance from New York University.


The day-to-day investment activities of the Real Estate Series is overseen by Robert E. Reiser, Jr. and Dorsey D. Farr. They oversee the investment activities of the Series' sub-advisers, AEW and REMS. At AEW, a team of professionals at AEW, working with Balentine, is primarily responsible for rendering investment advice to the Series. Such team is lead by Maxwell A. Troxwell. At REMS, Edward
W. Turville and John E. Webster, II are the portfolio managers responsible for rendering investment advice to the Series. Each of the foregoing individual's business experience is as follows:

ROBERT E. REISER, JR., CFA is the Chief Investment Officer of Balentine and is responsible for monitoring the day-to-day investment activities of the sub-advisers. In addition, Mr. Reiser is responsible for guiding Balentine in monitoring global market conditions, selecting money managers, and developing individual asset allocation plans and models. Mr. Reiser was a consultant for Balentine in 1998 and joined Balentine in 1999 after 16 years managing his own investment advisory firm. He began his career in the Treasurer's office of the Exxon Corporation, and entered the securities industry as a research analyst with Cigna in 1969. In 1971, he joined the investment counseling firm Montag & Caldwell, eventually becoming Executive Vice President and partner.

DORSEY D. FARR, Ph.D. is joined Balentine in 2000 and is a Vice President of Balentine and its Senior Economist. Mr. Farr is responsible for monitoring the day-to-day investment activities of the sub-advisers. In addition, he monitors economic and financial market events for Balentine and maintains the firm's asset allocation models. From 1998 to 2000, he was an Instructor in the Department of Economics at the University of Virginia, where he earned both an M.A. and a Ph.D. in economics. In 1998, Mr. Farr was also a visiting researcher at the Federal Reserve Bank of Richmond.

MATTHEW A. TROXELL joined AEW in 1994 as a Vice President and became a Principal of the firm in 1997. Mr. Troxell has 19 years of securities and portfolio management experience. Prior to joining AEW, he was a Vice President and Assistant to the President of Landmark Land Company and a Securities Analyst at A.G. Becker Paribas. Mr. Troxell is a Chartered Financial Analyst.

EDWARD W. TURVILLE, CFA is the Managing Director of REMS and has been with REMS since 2000. From 1992 to 2000, Mr. Turville was a Senior Vice President and shareholder of Dalton, Greiner, Hartman, Maher & Co. and managed real estate and REIT investments for the firm. He has conducted research related to publicly traded real estate securities since 1970, served as a director of a publicly traded real estate firm and provided consulting services to private real estate partnerships.

JOHN E. WEBSTER, II, as Director of REIT Research, is responsible for real estate research and valuation analysis for real estate securities investments at REMS. Mr. Webster has been with REMS since 2000. Mr. Webster was an analyst for The Parthenon Group, Inc., from 1995 to the 2000. From 1988 to 1994, he was a loan officer and asset manager in the real estate group for the Bank of Nova Scotia, where he was responsible for an institutional portfolio of office, retail, hotel, and condominium assets. Mr. Webster also has direct real estate experience in both industrial and office development and leasing.


FUND MANAGERS

The day-to-day management of the Large Cap Value Series, the Mid Cap Value Series and the Small Cap Value Series is shared by a team of individuals employed by CRM. Ronald H. McGlynn and Jay B. Abramson are responsible for the overall management of each Series. In addition, Jay B. Abramson is the leader of the team responsible for the management of the Mid Cap Value Series, and James
P. Stoeffel is the leader of the team responsible for the management of the Small Cap Value Series. Kevin M. Chin, Adam L. Starr and David A. Tillson are leaders of the team responsible for the management of the Large Cap Value Series. Carl Brown, Todd Denker, Brendan Hartman, Terry Lally, and Michael Caputo assist each team leader in the day-to-day management of the Series. Each portfolio manager's business experience and educational background is as follows:

RONALD H. MCGLYNN is a Co-founder, Chief Executive Officer and President of CRM and has over 34 years of investment experience. Prior to co-founding CRM in 1973, Mr. McGlynn was a Portfolio Manager at Oppenheimer & Co. He received a B.A. from Williams College and an M.B.A. from Columbia University.

JAY B. ABRAMSON, CPA is an Executive Vice President of CRM. Mr. Abramson joined CRM in 1985 and is responsible for investment research and portfolio management. Mr. Abramson received a B.S.E. and J.D. from the University of Pennsylvania Wharton School and Law School, respectively, and is a Certified Public Accountant.

JAMES P. STOEFFEL, CPA joined CRM as a Vice President in March 2001 and is responsible for portfolio management and investment research. Prior to joining CRM, Mr. Stoeffel was the Director of Research at Palisade Capital Management from March 1999 to March 2001. Prior to that, he was Vice President in the Emerging Growth Stocks Research Group at Salomon Smith Barney from March 1993 to March 1999. He served as a Senior Financial Analyst/Assistant Treasurer with Ticor Title Insurance Co., and as an auditor. Mr. Stoeffel earned a B.A. from Washington & Lee University and an M.B.A. from New York University's Stern School of Business and is a Certified Public Accountant.

KEVIN M. CHIN is a Vice President of CRM. Mr. Chin joined the firm in 1989 and is responsible for investment research. Prior to joining CRM, Mr. Chin was a Financial Analyst for the Mergers and Acquisitions Department of Morgan Stanley and a Risk Arbitrageur with The First Boston Corporation. He received a B.S. from Columbia University School of Engineering & Applied Science.

ADAM L. STARR is a Vice President of CRM. Mr. Starr joined CRM in 1999 and is responsible for portfolio management and research. Prior to joining CRM, he was a Partner and Portfolio Manager at Weiss, Peck & Greer, LLC from 1992 to 1999. Previously, he was an Analyst and Portfolio Manager at Charter Oak Partners from 1990 to 1992 and First Manhattan Company. Mr. Starr earned a B.A. from Clark University and an M.B.A. from Columbia University.

DAVID A. TILLSON, CFA is a Senior Vice President of CRM. He joined CRM in October 2002 and is responsible for portfolio management. Prior to joining CRM, he was a Managing Director at U.S. Trust Company from 1993 to 2002. Mr. Tillson received a B.A. from Brown University and an M.B.A. from New York University. He is a member of the New York Society of Security and Analysts and the Association for Investment Management and Research.

CARL D. BROWN joined CRM in April 1999 and is a Research Analyst. Prior to joining CRM, Mr. Brown was a Tax Consultant and CPA at KPMG Peat Marwick from 1994 to April 1999. He earned a B.A. from the University of Pennsylvania in 1994 and an M.B.A. from New York University's Stern School of Business in 1996.

TODD R. DENKER, CFA joined CRM as a Research Analyst in January 2001. Prior to joining the firm, Mr. Denker was an Equity Research Analyst at CIBC World Markets from 1997 to January 2001. He received a B.S. from the State University of New York at Albany in 1993, an M.B.A. from New York University's Stern School of Business in 1998, and is a Chartered Financial Analyst.

BRENDAN J. HARTMAN joined CRM in March 2001 as a Research Analyst. Prior to joining CRM, Mr. Hartman was a Research Analyst at Donaldson, Lufkin & Jenrette from October 1997 to February 2001 and at Salomon Brothers from June 1996 to October 1997. His other work experience includes Latin American Telecom Analyst at Smith New Court, and Latin American Telecom & Latin American Metal & Mining Analyst at HSBC/James Capel from 1995 to 1996. He earned a B.A. from Lehigh University in 1990 and an M.B.A. from New York University's Stern School of Business in 1996.

TERRY LALLY, CFA is a Vice President of CRM and joined the firm in 2000. He is responsible for investment research. Prior to joining CRM, Mr. Lally worked for nine years at The Prudential in U.S. small cap and emerging market equity analysis, corporate finance, and equity trading. Mr. Lally earned a B.B.A. from the University of Notre Dame in 1989, an M.B.A. from Harvard University in 1995, and is a Chartered Financial Analyst.

MICHAEL J. CAPUTO joined CRM as a Research Analyst in August 2002. Prior to joining CRM, he was a Vice President in Corporate Finance at Morgan Stanley from March 2000 to August 2002. Prior to that, he worked in

Corporate Finance at Lehman Brothers from August 1998 to March 2000 and at Dillon Reed from August 1996 to August 1998. Mr. Caputo earned a B.A. from the University of Notre Dame and an M.B.A. from the Wharton School.

ERIC K. CHEUNG, Vice President of RSMC, is a member of the investment team primarily responsible for the day-to-day management of the Short/Intermediate Bond and Broad Market Bond Series. From 1978 until 1986, Mr. Cheung was the Portfolio Manager for Fixed income assets of the Meritor Financial Group. In 1986, Mr. Cheung joined RSMC and its affiliates. In 1991, he became the Division Manager for all fixed income products.

CLAYTON M. ALBRIGHT, III, Vice President of RSMC, is a member of the investment team primarily responsible for the day-to-day management of the Short/Intermediate Bond Series. Mr. Albright has been affiliated with RSMC and its affiliates since 1976. Since 1987, he has specialized in the management of intermediate and long-term fixed income portfolios.

DOMINICK J. D'ERAMO, CFA, Vice President of RSMC, is a member of the investment team primarily responsible for the day-to-day management of the Short/Intermediate Bond and Broad Market Bond Series. Mr. D'Eramo has been affiliated with RSMC and its affiliates since 1986 as a fixed income trader and was promoted to portfolio manager in 1990.

LISA MORE, Vice President of RSMC and Wilmington Trust, is primarily responsible for the day-to-day management of the Municipal Bond Series. Ms. More has been affiliated with RSMC and its affiliates since 1988. In 1990, she joined the Fixed Income Division of Wilmington Trust specializing in the management of municipal income portfolios.


The day-to-day management of the Mid Cap Series, the WT Large Cap Growth Series and Small Cap Growth Series is the responsibility of Roxbury's investment committee. The investment committee meets regularly to make investment decisions for each of these series and relies on Roxbury's research team.



The business experience of individuals who are primarily responsible for researching and recommending investment opportunities for the Small Cap Growth Series are as follows:

STEVE MARSHMAN, CFA joined Roxbury in July of 2002 and has eleven years of investment management experience. Mr. Marshman is a member of Roxbury's Small Cap Growth Investment Team. From 1995 to July 2002, Mr. Marshman was with Columbia Funds Management Company ("Columbia") where he was a Portfolio Manager for the Small/Mid-Cap Investment Team as well as an Equity Analyst focusing on Small-Mid Cap securities. His responsibilities at Columbia also included Portfolio Management for Columbia's Technology Fund. Prior to joining Columbia, Mr. Marshman was a fighter pilot in the US Air Force.

ROBERT MARVIN, CFA, CPA joined Roxbury in July 2002 and has ten years of investment management experience. Mr. Marving is a member of Roxbury's Small Cap Growth Investment Team. From 1998 to July 2002, Mr. Marvin was with Columbia where he was a Portfolio Manager in the Small/Mid-Cap Investment Team as well as an Equity Analyst focusing on Small-Mid Cap securities. Prior to joining Columbia, he was Vice President and Consumer Analyst for The Seidler Companies, a Los Angeles based boutique research and brokerage firm. Mr. Marvin began his career at Deloitte & Touche where he earned his CPA and became a Senior Consultant.

BRIAN SMOLUCH, CFA joined Roxbury in July 2002 and has seven years of investment management experience. Mr. Smoluch is a member of Roxbury's Small Cap Growth Investment Team. From 1996 to July 2002, Mr. Smoluch was with Columbia where he was a Portfolio Manager in the Small/Mid-Cap Investment Team as well as an Equity Analyst focusing on Small-Mid Cap securities. From July 1994 to June 1996, he was a Financial Analyst at Salomon Brothers Investment Banking in New York City.


(a)(3) LEGAL PROCEEDINGS. None.

(b) CAPITAL STOCK. Not applicable.


ITEM 7. SHAREHOLDER INFORMATION.

(a) PRICING OF FUND SHARES.

(a)(1) - (2) Each of the Series values its respective assets based on current market values when such values are available.


MONEY MARKET SERIES.

Each of the Money Market Series' securities is valued on the basis of the amortized cost valuation technique. This involves valuing a security initially at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of fluctuating interest rates on the market value of the security. The valuation of a Money Market Series' securities based upon their amortized cost and the accompanying maintenance of each Series' per share net asset value of $1.00 is permitted in accordance with Rule 2a-7 under the 1940 Act. In connection with the use of the amortized cost valuation technique, the Board of Trustees has established procedures delegating to the adviser the responsibility for maintaining a constant net asset value per share. Such procedures include a daily review of each Series' holdings to determine whether a Series' net asset value, calculated based upon available market quotations, deviates from $1.00 per share. Should any deviation exceed 1/2 of 1% of $1.00, the Trustees will promptly consider whether any corrective action should be initiated to eliminate or reduce material dilution or other unfair results to shareholders. Such corrective action may include selling of portfolio securities prior to maturity to realize capital gains or losses, shortening average portfolio maturity, withholding dividends, redeeming shares in kind and establishing a net asset value per share based upon available market quotations.

Should a Money Market Series incur or anticipate any unusual expense or loss or depreciation that would adversely affect its net asset value per share or income for a particular period, the Trustees would at that time consider whether to adhere to the current dividend policy or to revise it in light of the then prevailing circumstances.

Each Money Market Series will be valued as of 2:00 P.M. Eastern time on each Business Day. A Business Day is a day on which the New York Stock Exchange, the transfer agent and the Philadelphia branch of the Federal Reserve Bank are open for business.


EQUITY, BOND, WT BALANCED AND REAL ESTATE SERIES


WT Balanced Series and each of the Equity and Bond Series value their respective net assets as of the close of regular trading on the New York Stock Exchange (the "Exchange")(currently 4:00 p.m., Eastern time) each Business Day.

A security listed on the Exchange (and not subject to restrictions against sale by the Series on the Exchange) will be valued at its last sale price on the Exchange on the day the security is valued. Lacking any sales on such day, the security will be valued at the mean between the closing asked price and the closing bid price. Securities listed on other exchanges (and not subject to restriction against sale by the Series on such exchanges) will be similarly valued, using quotations on the exchange on which the security is traded most extensively. Unlisted securities that are quoted on the National Association of Securities Dealers' National Market System, for which there have been sales of such securities on such day, shall be valued at the last sale price reported on such system on the day the security is valued. If there are no such sales on such day, the value shall be the mean between the closing asked price and the closing bid price. The value of such securities quoted on the NASDAQ Stock Market System, but not listed on the National Market System, shall be valued at the mean between the closing asked price and the closing bid price. Unlisted securities that are not quoted on the NASDAQ Stock Market System and for which over-the-counter market quotations are readily available will be valued at the mean between the current bid and asked prices for such security in the over-the-counter market. Other unlisted securities (and listed securities subject to restriction on sale) will be valued at fair value as determined in good faith under the direction of the Board of Trustees although the actual calculation may be done by others. Short-term investments with remaining maturities of less than 61 days are valued at amortized cost.

Trading in securities on European and Far Eastern securities exchanges and over-the-counter markets is normally completed well before the close of business on each Business Day. In addition, European or Far Eastern securities trading generally or in a particular country or countries may not take place on all Business Days. Furthermore, trading takes place in Japanese markets on certain Saturdays and in various foreign markets on days which are not Business Days and on which the International Multi-Manager Series' net asset value is not calculated and investors will be unable to buy or sell shares of the Portfolio. Calculation of the Series' net assets does not take place contemporaneously with the determination of the prices of the majority of the portfolio securities used in such calculation. If events materially affecting the value of such securities occur between the time when their price is determined and the time when the Series' net asset value is calculated, such securities may be valued at fair value as determined in good faith by or under the direction of the Board of Trustees.

(a) (3) Shares will not be priced on those days when the Series' offices are closed. As of the date of this registration statement, those days are:

 New Year's Day                 Good Friday          Labor Day
 Martin Luther King, Jr. Day    Memorial Day         Thanksgiving Day
 Presidents' Day                Independence Day     Christmas Day

(b) PURCHASE OF FUND SHARES. The Trust's shares have not been registered under the Securities Act of 1933 (the "1933 Act"), which means that its shares may not be sold publicly. However, the Trust may sell its shares through private placements pursuant to available exemptions from registration under that Act. Shares of the Trust may be sold only to: affiliates of Wilmington Trust Company; subsidiaries of Wilmington Trust Corporation; certain joint venture partners of affiliates of Wilmington Trust Company; and other accredited institutional investors. Shares of the Series are sold at net asset value without a sales charge. Shares are purchased at the net asset value next determined after the Trust receives the order in proper form. All investments are credited to the shareholder's account in the form of full and fractional shares of the Series calculated to three decimal places. In the interest of economy and convenience, certificates for shares will be issued only upon written request.

The minimum initial investment in a Series is $1,000,000. There is no minimum for subsequent investments.

The Trust distributes its own shares.

IN KIND PURCHASES. If accepted by the Trust, shares of each Series may be purchased in exchange for securities which are eligible for acquisition by such Series as described in this registration statement. Securities to be exchanged which are accepted by the Trust and Trust shares to be issued therefore will be valued, as set forth under "Pricing of Fund Shares" in Item 7(a), at the time of the next determination of net asset value after such acceptance. All dividends, interest, subscription, or other rights pertaining to such securities shall become the property of the Series whose shares are being acquired and must be delivered to the Trust by the investor upon receipt from the issuer.

The Trust will not accept securities in exchange for shares of a Series unless:
(1) current market quotations are readily available for such securities; (2) the investor represents and agrees that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Series under the 1933 Act or under the laws of the country in which the principal market for such securities exists, or otherwise; (3) at the discretion of the Series, the value of any such security (except U.S. Government securities) being exchanged together with other securities of the same issuer owned by the Series will not exceed 5% of the net assets of the Series immediately after the transaction; and
(4) the Series acquires the securities for investment and not for resale. In addition, nearly all of the securities accepted in an exchange must be, at the time of the exchange, eligible to be included in the Series whose shares are issued. (See Item 4(b)) Investors interested in such exchanges should contact the investment adviser.

(c) REDEMPTION OF FUND SHARES. As stated above in response to Item 7(b), "Purchase of Fund Shares," the Trust's shares have not been registered under the 1933 Act, which means that its shares are restricted securities which may not be sold unless registered under or pursuant to an available exemption from that Act.

Redemptions are processed on each Business Day and are effected at the Series' net asset value next determined after the Series receives a redemption request in good form.

Redemption payments in cash will ordinarily be made within seven days after receipt of the redemption request in good form. However, the right of redemption may be suspended or the date of payment postponed in accordance with the 1940 Act. The amount received upon redemption may be more or less than the amount paid for the shares depending upon the fluctuations in the market value of the assets owned by the Series.

If the Board of Trustees determines that it would be detrimental to the best interests of the remaining shareholders of any Series to make a particular payment wholly or partly in cash, a Series may pay the redemption price in whole or in part by a distribution of portfolio securities from the Series of the shares being redeemed in lieu of cash in accordance with Rule 18f-1 under the 1940 Act. Investors may incur brokerage charges and other transaction costs selling securities that were received in payment of redemptions.

Although the redemption payments will ordinarily be made within seven days after receipt, payment to investors redeeming shares which were purchased by check will not be made until the Trust can verify that the payments for the purchase have been, or will be, collected, which may take up to fifteen days or more. Investors may avoid this delay by submitting a certified check along with the purchase order.

(d) DIVIDENDS AND DISTRIBUTIONS. It is not expected that any Series will make cash or property distributions. Rather, each investor can redeem part or all of its shares in a Series. As explained below in (e), each investor will be required to report separately on its own U.S. federal income tax return its distributive share (as determined in accordance with the governing instruments of the Series) of a Series' income, gains, losses, deductions and credits. Each investor will be required to report its distributive share regardless of whether it has received a corresponding distribution of cash or property from a Series.

(e) The Trust is organized as a business trust under Delaware law. Under the Trust's current classification for federal income tax purposes, it is intended that each Series will be treated as a non-publicly traded partnership. In the absence of a ruling from the Internal Revenue Service, there can be no assurance that the IRS will not successfully contend that a Series should be treated as an association taxable as a corporation. To the extent that each Series is treated for federal income tax purposes as a non-publicly traded partnership, each Series will not be subject to any federal income tax. However, each investor's share (as determined in accordance with the governing instruments of the Trust) of the Series' net income, gains and losses generally will be included (as determined for federal income tax purposes) in determining the investor's federal income tax liability, regardless of whether the investor has received or will receive any distribution of cash from the Series. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. Each Series' taxable year-end is the last day of December. Although the Series will not be subject to federal income tax, they will file appropriate federal income tax returns.

It is intended that each Series' assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Series, provided that the regulated investment company meets other requirements for such qualification not within the control of the Series (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually). Significant qualification and reporting issues may arise if the Series and the regulated investment company use different tax years.

Withdrawals by investors from a Series generally will not result in their recognizing any gain or loss for federal income tax purposes, except that (a) gain will be recognized to the extent that any cash distributed exceeds the basis of the investor's interests in the Series prior to the distribution, (b) income or gain will be recognized if the withdrawal is in liquidation of all of the investor's interests in the Series and includes a disproportionate share of any "unrealized receivables" or "substantially appreciated inventory," as specially defined in the Code, held by the Series, and (c) loss, if realized, will be recognized if the distribution is in liquidation of all of such interests and consists solely of cash and/or unrealized receivables and/or substantially appreciated inventory. The basis of any investor's interests in a Series generally equals the amount of cash and the basis of any property that the investor invests in the Series, increased by the investor's share of income from the Series and decreased by the amount of any cash distributions, the basis of any property distributed from the Series and tax losses allocated to the investor. Amounts realized by a Series on foreign securities may give rise to withholding and other taxes imposed by foreign countries, although these taxes may be reduced by applicable tax treaties. Investors should discuss with their tax advisors the deductibility or creditability of such taxes or their ability to pass-through such taxes to their own interest holders for foreign tax credit purposes.

Any net loss for a year allocated by a Series to an investor for tax purposes may be deducted by that investor only to the extent of the "adjusted tax basis" of his interest in a Series and then only to the extent that various loss limitation rules of the Code do not apply to the loss. For individual investors, several limitations exist with respect to the deductibility of losses. The "at-risk" rules of Section 465 of the Code could have an adverse impact on an individual investor in connection with the deductibility of losses from a Series. Moreover, Section 469 of the Code imposes certain restrictions on the ability of noncorporate taxpayers, as well as certain closely held subchapter C corporations and personal service corporations, to deduct losses and credits from passive activities of the Series. Also, for noncorporate taxpayers, section 163(d) of the Code limits the deduction for "investment interest" (i.e., interest expense (including certain short sale expense) allocable to investment property).

No gain or loss will be recognized by an investor upon the acquisition of an interest in a Series for cash. However, if appreciated property is contributed to a Series, and if the Series is deemed to be an "investment company" within the meaning of Section 721(b) of the Code, gain would be recognized to the contributing investor unless the contribution by the investor constituted a "diversified portfolio" of assets. Investors should consult their own tax advisors concerning this issue. Even if no gain were required to be recognized by an investor on the contribution of appreciated property to the Series, on a subsequent recognition of that appreciation by the Series on a taxable disposition of the property, the amount of such appreciation generally would be taxed to the contributing investor for income tax purposes. The amount of such gain could also be taxed to the contributing investor if the appreciated property were subsequently distributed by the Series to an investor other than the contributing investor, or if other property were distributed by the Series to the contributing investor.

A Series may choose to revalue the "book" value of its assets periodically for tax purposes, similar to the manner in which its assets are marked-to-market for financial statement presentation purposes. Such revaluations will create disparities between the "tax capital" and "book capital" accounts of the investors in the Series at the time of the revaluation and will have the effect of allocating unrealized appreciation and depreciation in the revalued assets to such investors for tax purposes at the time of the revaluation. The investors would be specially allocated such appreciation and depreciation for tax purposes on the taxable disposition of the revalued property by the Series (or on a distribution of the revalued property to certain investors). Investors should consult their own tax advisors concerning this issue.

If a Series invests in a foreign corporation that is a passive foreign investment company (a "PFIC"), special rules apply that may affect the tax treatment of gains from the sale of the stock and may cause investors to incur tax and IRS interest charges, even if such investors are otherwise exempt from taxation. However, a Series may be eligible to elect one of two alternative tax treatments with respect to PFIC shares that would avoid these taxes and charges, but also may affect, among other things, the amount and character of gain or loss and the timing of the recognition of income with respect to PFIC shares. Accordingly, the amounts, character and timing of income distributed to investors in a Series holding PFIC shares may differ substantially as compared to a fund that did not invest in PFIC shares.

Some of a Series' investments may include transactions that are subject to special tax rules. The taxation of securities transactions (including transactions in commodities) is extremely complex and no attempt is made herein to fully describe the various tax rules that apply to such transactions or to explain in complete detail those rules which are mentioned. Gains or losses attributable to transactions in foreign currency may be treated as ordinary income or loss. Investment in certain financial instruments, such as options, futures contracts, forward contracts and original issue discount and market discount obligations, may require annual recognition of unrealized income and losses. The tax treatment of other investments may be unsettled, such as investments in notional principal contracts or similar instruments. Transactions that are treated as "straddles" may affect the character and/or time of recognizing other gains and losses of a Series. Special rules apply and elections may be made with respect to straddles where at least one but not all of the constituent positions are Section 1256 contracts ("mixed straddles"). These elections may change the normal rules applicable to such positions. If a Series enters into a transaction (such as a "short sale against the box") that reduces the risk of loss on an appreciated financial position that it already holds, the entry into the transaction may constitute a constructive sale and require immediate recognition of gain.

Any foreign person, or any other person or entity subject to special tax treatment, who or which is considering investing in a Series should consult his or its own tax advisors with respect to the federal, state and local tax consequences of an investment in the Series, and in the case of a foreign person, the consequences of an investment in the Series under the laws of any jurisdictions in which such person or entity is subject to tax. A Series may be required to withhold taxes on an investor's distributive share of income or distributions to foreign investors.

A potential investor which is a tax-exempt entity, including an individual retirement account, Keogh Plan and retirement plan qualified under ERISA, should consider, and discuss with its own tax advisors, the possibility that all or a portion of its distributive share of income or gain from a Series will be subject to the special tax imposed by the Code on the unrelated business taxable income ("UBTI") of a tax-exempt entity. The imposition of such a tax could materially reduce the effective return which a tax-exempt investor would derive from an investment in a Series.

In addition to the federal income tax consequences described above, prospective investors should consider and discuss with their own tax advisors the potential state and local tax consequences of an investment in a Series.

The foregoing is not an exhaustive presentation of all tax issues relevant to an investment in a Series. Accordingly, investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in a Series.

ITEM 8. DISTRIBUTION ARRANGEMENTS. Not applicable.

PART B: INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION.

ITEM 10. COVER PAGE AND TABLE OF CONTENTS. Not applicable.

ITEM 11. FUND HISTORY. WT Investment Trust I (the "Trust") is a diversified, open-end management investment company organized as a Delaware business trust on January 23, 1997. The name of the Trust was changed from Kiewit Investment Trust to WT Investment Trust I on October 20, 1998.


The Trust has established the following Series described in this Statement of Additional Information: Prime Money Market, Premier Money Market, U.S. Government, Tax-Exempt, Short/Intermediate Bond, Broad Market Bond (formerly, Intermediate Bond), Municipal Bond, WT Large Cap Growth, Large Cap Core, Small Cap Core, Mid Cap, International Multi-Manager, Large Cap Value, Mid Cap Value, Small Cap Value, WT Balanced, Small Cap Growth and Real Estate Series.


ITEM 12. DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS.

(a) CLASSIFICATION. The Trust is a diversified, open-end management investment company.

(b) INVESTMENT STRATEGIES AND RISKS. The following information supplements the information concerning each Series' investment objective, policies and limitations found in Item 4 of Part A.

MONEY MARKET SERIES.

The "Money Market Series" are the Prime Money Market, the Premier Money Market, the U.S. Government and the Tax-Exempt Series. Each has adopted a fundamental policy requiring it to maintain a constant net asset value of

$1.00 per share, although this may not be possible under certain circumstances. Each Series values its portfolio securities on the basis of amortized cost pursuant to Rule 2a-7 under the Investment Company Act of 1940 (the "1940 Act"). As conditions of that Rule, the Board of Trustees has established procedures reasonably designed to stabilize each Series' price per share at $1.00. Each Series maintains a dollar-weighted average portfolio maturity of 90 days or less; purchases only instruments with effective maturities of 397 days or less; and invests only in securities which are of high quality as determined by a nationally recognized statistical rating organization ("NRSRO") or, in the case of instruments which are not rated, of comparable quality as determined by the investment adviser, RSMC, under the direction of and subject to the review of the Board of Trustees.

BANK OBLIGATIONS. The Prime Money Market and the Premier Money Market Series may invest in U.S. dollar-denominated obligations of major banks, including certificates of deposit, time deposits and bankers' acceptances of major U.S. and foreign banks and their branches located outside of the United States, of U.S. branches of foreign banks, of foreign branches of foreign banks, of U.S. agencies of foreign banks and of wholly owned banking subsidiaries of such foreign banks located in the United States.

Obligations of foreign branches of U.S. banks and U.S. branches of wholly owned subsidiaries of foreign banks may be general obligations of the parent bank, of the issuing branch or subsidiary, or both, or may be limited by the terms of a specific obligation or by government regulation. Because such obligations are issued by foreign entities, they are subject to the risks of foreign investing. A brief description of some typical types of bank obligations follows:

- BANKERS' ACCEPTANCES. The Prime Money Market, the Premier Money Market and the Tax-Exempt Series may invest in bankers' acceptances, which are credit instruments evidencing the obligation of a bank to pay a draft that has been drawn on it by a customer. These instruments reflect the obligation of both the bank and the drawer to pay the face amount of the instrument upon maturity.

- CERTIFICATES OF DEPOSIT. The Prime Money Market, the Premier Money Market and the Tax-Exempt Series may invest in certificates evidencing the indebtedness of a commercial bank to repay funds deposited with it for a definite period of time (usually from 14 days to one year) at a stated or variable interest rate. Variable rate certificates of deposit provide that the interest rate will fluctuate on designated dates based on changes in a designated base rate (such as the composite rate for certificates of deposit established by the Federal Reserve Bank of New York).

- TIME DEPOSITS. The Prime Money Market and the Premier Money Market Series may invest in time deposits, which are bank deposits for fixed periods of time.

CERTIFICATES OF PARTICIPATION. The Tax-Exempt Series may invest in certificates of participation, which give the investor an undivided interest in the municipal obligation in the proportion that the investor's interest bears to the total principal amount of the municipal obligation.

CORPORATE BONDS, NOTES AND COMMERCIAL PAPER. The Prime Money Market and the Premier Money Market Series may invest in corporate bonds, notes and commercial paper. These obligations generally represent indebtedness of the issuer and may be subordinated to other outstanding indebtedness of the issuer. Commercial paper consists of short-term unsecured promissory notes issued by corporations in order to finance their current operations. The Series will only invest in commercial paper rated, at the time of purchase, in the highest category by an NRSRO such as Moody's or S&P or, if not rated, determined by the investment adviser to be of comparable quality. The Series may invest in asset-backed commercial paper subject to Rule 2a-7 restrictions on investment in asset-backed securities, which include a requirement that the security must have received a rating from an NRSRO.

FOREIGN SECURITIES. At the present time, portfolio securities of the Prime Money Market and the Premier Money Market Series that are purchased outside the United States are maintained in the custody of foreign branches of U.S. banks. To the extent that the Series may maintain portfolio securities in the custody of foreign subsidiaries of U.S. banks, and foreign banks or clearing agencies in the future, those sub-custodian arrangements are subject to regulations under the 1940 Act that govern custodial arrangements with entities incorporated or organized in countries outside of the United States.

ILLIQUID SECURITIES. Each Money Market Series may not invest more than 10% of the value of its net assets in illiquid securities. Illiquid securities are securities that cannot be disposed of within seven days at approximately the value at which they are being carried on a Series' books.

The Board of Trustees has the ultimate responsibility for determining whether specific securities are liquid or illiquid. The Board has delegated the function of making day to day determinations of liquidity to the investment adviser, pursuant to guidelines approved by the Board. The investment adviser will monitor the liquidity of securities held by a Series and report periodically on such decisions to the Board.

INVESTMENT COMPANY SECURITIES. Each Money Market Series may invest in the securities of other money market mutual funds, within the limits prescribed by the 1940 Act. These limitations currently provide, in part, that a Series may not purchase shares of an investment company if (a) such a purchase would cause the Series to own in the aggregate more than 3% of the total outstanding voting stock of the investment company or (b) such a purchase would cause the Series to have more than 5% of its total assets invested in the investment company or (c) more than 10% of the Series' total assets were to be invested in the aggregate in all investment companies. As a shareholder in an investment company, the Series would bear its pro rata portion of the investment company's expenses, including advisory fees, in addition to its own expenses.

        MUNICIPAL SECURITIES. The Prime Money Market, the Premier Money Market and the Tax-Exempt Series each may invest in debt obligations issued by states, municipalities and public authorities ("municipal securities") to obtain funds for various public purposes. Yields on municipal securities are the product of a variety of factors, including the general conditions of the money market and of the municipal bond and municipal note markets, the size of a particular offering, the maturity of the obligation and the rating of the issue. Although the interest on municipal securities may be exempt from federal income tax, dividends paid by a Series to its shareholders may not be tax-exempt. A brief description of some typical types of municipal securities follows:

    - GENERAL OBLIGATION SECURITIES are backed by the taxing power of the issuing municipality and are considered the safest type of municipal bond.

    - REVENUE OR SPECIAL OBLIGATION SECURITIES are backed by the revenues of a specific project or facility - tolls from a toll bridge, for example.

    - BOND ANTICIPATION NOTES normally are issued to provide interim financing until long-term financing can be arranged. The long-term bonds then provide money for the repayment of the notes.

    - TAX ANTICIPATION NOTES finance working capital needs of municipalities and are issued in anticipation of various seasonal tax revenues, to be payable for these specific future taxes.

    - REVENUE ANTICIPATION NOTES are issued in expectation of receipt of other kinds of revenue, such as federal revenues available under the Federal Revenue Sharing Program.

    - INDUSTRIAL DEVELOPMENT BONDS ("IDBs") and Private Activity Bonds ("PABs") are specific types of revenue bonds issued by or on behalf of public authorities to finance various privately operated facilities such as solid waste facilities and sewage plants. PABs generally are such bonds issued after April 15, 1986. These obligations are included within the term "municipal bonds" if the interest paid on them is exempt from federal income tax in the opinion of the bond issuer's counsel. IDBs and PABs are in most cases revenue bonds and thus are not payable from the unrestricted revenues of the issuer. The credit quality of the IDBs and PABs is usually directly related to the credit standing of the user of the facilities being financed, or some form of credit enhancement such as a letter of credit.

    - TAX-EXEMPT COMMERCIAL PAPER AND SHORT-TERM MUNICIPAL NOTES provide for short-term capital needs and usually have maturities of one year or less. They include tax anticipation notes, revenue anticipation notes and construction loan notes.

    - CONSTRUCTION LOAN NOTES are sold to provide construction financing. After successful completion and acceptance, many projects receive permanent financing through the Federal Housing Administration by way of Fannie Mae or "Ginnie Mae" (the Government National Mortgage Association).

    - PUT BONDS are municipal bonds which give the holder the right to sell the bond back to the issuer or a third party at a specified price and exercise date, which is typically well in advance of the bond's maturity date.

REPURCHASE AGREEMENTS. Each Money Market Series may invest in repurchase agreements. A repurchase agreement is a transaction in which a Series purchases a security from a bank or recognized securities dealer and simultaneously commits to resell that security to a bank or dealer at an agreed upon date and price reflecting a market rate of interest, unrelated to the coupon rate or the maturity of the purchased security. While it is not possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delays and costs to the Series if the other party to the repurchase agreement defaults), it is the policy of a Series to limit repurchase transactions to primary dealers and banks whose creditworthiness has been reviewed and found satisfactory by the investment adviser. Repurchase agreements maturing in more than seven days are considered illiquid for purposes of a Series' investment limitations.

SECURITIES LENDING. Each Money Market Series may from time to time lend its portfolio securities pursuant to agreements, which require that the loans be continuously secured by collateral equal to 100% of the market value of the loaned securities. Such collateral consists of cash, securities of the U.S. Government or its agencies, or any combination of cash and such securities. Such loans will not be made if, as a result, the aggregate amount of all outstanding securities loans for a Series exceed one-third of the value of the Series' total assets taken at fair market value. A Series will continue to receive interest on the securities lent while simultaneously earning interest on the investment of the cash collateral in U.S. Government securities. However, a Series will normally pay lending fees to such broker-dealers and related expenses from the interest earned on invested collateral. There may be risks of delay in receiving additional collateral or risks of delay in recovery of the securities and even loss of rights in the collateral should the borrower of the securities fail financially. However, loans are made only to borrowers deemed by the investment adviser to be of good standing and when, in the judgment of the investment adviser, the consideration that can be earned currently from such securities loans justifies the attendant risk. Either party upon reasonable notice to the other party may terminate any loan.

STANDBY COMMITMENTS. Each Money Market Series may invest in standby commitments. It is expected that stand by commitments will generally be available without the payment of any direct or indirect consideration. However, if necessary and advisable, the Series may pay for standby commitments either separately in cash or by paying a higher price for the obligations acquired subject to such a commitment (thus reducing the yield to maturity otherwise available for the same securities). Standby commitments purchased by the Series will be valued at zero in determining net asset value and will not affect the valuation of the obligations subject to the commitments. Any consideration paid for a standby commitment will be accounted for as unrealized depreciation and will be amortized over the period the commitment is held by a Series.

U.S. GOVERNMENT OBLIGATIONS. Each Money Market Series may invest in debt securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. Although all obligations of agencies and instrumentalities are not direct obligations of the U.S. Treasury, payment of the interest and principal on these obligations is generally backed directly or indirectly by the U.S. Government. This support can range from securities supported by the full faith and credit of the United States (for example, Ginnie Mae securities), to securities that are supported solely or primarily by the creditworthiness of the issuer, such as securities of Fannie Mae, Freddie Mac, Tennessee Valley Authority, Federal Farm Credit Banks and the Federal Home Loan Banks. In the case of obligations not backed by the full faith and credit of the United States, a Series must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitments.

VARIABLE AND FLOATING RATE SECURITIES. The Money Market Series may invest in variable and floating rate securities. The terms of variable and floating rate instruments provide for the interest rate to be adjusted according to a formula on certain pre-determined dates. Certain of these obligations also may carry a demand feature that gives the holder the right to demand prepayment of the principal amount of the security prior to maturity. An irrevocable letter of credit or guarantee by a bank usually backs the demand feature. Series investments in these securities must comply with conditions established by the Securities and Exchange Commission (the "SEC") under which they may be considered to have remaining maturities of 397 days or less.

WHEN-ISSUED SECURITIES. Each Money Market Series may buy when-issued securities or sell securities on a delayed-delivery basis. This means that delivery and payment for the securities normally will take place approximately 15 to 90 days after the date of the transaction. The payment obligation and the interest rate that will be received are each fixed at the time the buyer enters into the commitment. During the period between purchase and settlement, the purchaser makes no payment and no interest accrues to the purchaser. However, when a security is sold on a delayed-delivery basis, the seller does not participate in further gains or losses with respect to the security. If the other party to a when-issued or delayed-delivery transaction fails to transfer or pay for the securities, the Series could miss a favorable price or yield opportunity or could suffer a loss.

While a Series initially commits to purchase such securities with the purpose of actually acquiring them, the Series may subsequently (i) dispose of the commitment before the settlement date if it is deemed advisable as a matter of investment strategy or (ii) sell the underlying securities before they are delivered, which may result in gains or losses. The Series may also designate liquid assets, marked to market daily, maintained at a value equal to its current obligations for when-issued securities.

When a Series makes a commitment to purchase a security on a when-issued basis, it will record the transaction and reflect the value of the security each day in determining net asset value per share, subject to changes in market value generally, based upon changes in the level of interest rates. Thus, upon delivery the market value of the security may be higher or lower than its cost, thereby increasing or decreasing the portfolio's net asset value. When payment for a when-issued security is due, the Series will meet its obligations from then-available cash flow, the sale of any previously designated liquid assets, the sale of other securities, or from the sale of the when-issued securities themselves. The sale of securities to meet a when-issued purchase obligation creates the potential for the realization of capital gains or losses.

BOND SERIES.

The "Bond Series" are the Short/Intermediate Bond, the Broad Market Bond and the Municipal Bond Series. RSMC, the investment adviser for the Bond Series, employs an investment process that is disciplined, systematic and oriented toward a quantitative assessment and control of volatility. The Bond Series' exposure to credit risk is moderated by limiting their investments to securities that, at the time of purchase, are rated investment grade by an NRSRO such as Moody's, S&P, or, if unrated, are determined by the investment adviser to be of comparable quality. See "Description of Ratings" below. Ratings, however, are not guarantees of quality or of stable credit quality. Not even the highest rating constitutes assurance that the security will not fluctuate in value or that a Series will receive the anticipated yield on the security. RSMC continuously monitors the quality of the Series' holdings, and should the rating of a security be downgraded or its quality be adversely affected, RSMC will determine whether it is in the best interest of the affected Series to retain or dispose of the security.

The effect of interest rate fluctuations in the market on the principal value of the Bond Series is moderated by limiting the average dollar-weighted duration of their investments -- in the case of the Short/Intermediate Bond Series to a range of 2 -1/2 to 4 years, in the case of the Broad Market Bond Series to a range of 4 to 7 years, and in the case of the Municipal Bond Series to a range of 4 to 8 years. Investors may be more familiar with the term "average effective maturity" (when, on average, the fixed income securities held by the Series will mature), which is sometimes used to express the anticipated term of the Series' investments. Generally, the stated maturity of a fixed income security is longer than it's projected duration. Under normal market conditions, the average effective maturity, in the case of the Short/Intermediate Bond Series, is expected to fall within a range of approximately 3 to 5 years, in the case of the Broad Market Bond Series, within a range of approximately 7 to 12 years, and in the case of the Municipal Bond Series, within a range of approximately 5 to 10 years. In the event of unusual market conditions, the average dollar-weighted duration of the Series may fall within a broader range. Under those circumstances, the Short/Intermediate Bond and the Broad Market Bond Series may invest in fixed income securities with an average dollar-weighted duration of 1 to 6 years and 2 to 10 years, respectively.

RSMC's goal in managing the Short/Intermediate Bond and the Broad Market Bond Series is to gain additional return by analyzing the market complexities and individual security attributes which affect the returns of fixed income securities. The Bond Series are intended to appeal to investors who want a thoughtful exposure to the broad fixed income securities market and the high current returns that characterize the short-term to intermediate-term sector of that market.

Given the average duration of the holdings of the Bond Series and the current interest rate environment, the Series should experience smaller price fluctuations than those experienced by longer-term bond and municipal bond funds and a higher yield than fixed-price money market and tax-exempt money market funds. Of course, the Series will likely experience larger price fluctuations than money market funds and a lower yield than longer-term bond and municipal bond funds. Given the quality of the Series' holdings, which must be investment grade (rated within the top four categories) or comparable to investment grade securities at the time of purchase, the Series will accept lower yields in order to avoid the credit concerns experienced by funds that invest in lower quality fixed income securities. In addition, although the Municipal Bond Series expects to invest substantially all of its net assets in municipal securities that provide interest income that is exempt from federal income tax, it may invest up to 20% of its net assets in other types of fixed income securities that provide federally taxable income.

The composition of each Series' holdings varies depending upon RSMC's analysis of the fixed income markets and the municipal securities markets (for the Municipal Bond Series), including analysis of the most attractive segments of the yield curve, the relative value of the different market sectors, expected trends in those markets and supply versus demand pressures. Securities purchased by the Series may be purchased on the basis of their yield or potential capital appreciation or both. By maintaining each Series' specified average duration, RSMC seeks to protect the Series' principal value by reducing fluctuations in value relative to those that may be experienced by bond funds with longer average durations. This strategy may reduce the level of income attained by the Series. Of course, there is no guarantee that principal value can be protected during periods of extreme interest rate volatility.

RSMC may make frequent changes in the Series' investments, particularly during periods of rapidly fluctuating interest rates. These frequent changes would involve transaction costs to the Series and could result in taxable capital gains.

ASSET-BACKED SECURITIES. The Bond Series may purchase interests in pools of obligations, such as credit card or automobile loan receivables, purchase contracts and financing leases. Such securities are also known as "asset-backed securities," and the holders thereof may be entitled to receive a fixed rate of interest, a variable rate that is periodically reset to reflect the current market rate or an auction rate that is periodically reset at auction.

Asset-backed securities are typically supported by some form of credit enhancement, such as cash collateral, subordinated tranches, a letter of credit, surety bond or limited guaranty. Credit enhancements do not provide protection against changes in the market value of the security. If the credit enhancement is exhausted or withdrawn, security holders may experience losses or delays in payment if required payments of principal and interest are not made with respect to the underlying obligations. Except in very limited circumstances, there is no recourse against the vendors or lessors that originated the underlying obligations.

Asset-backed securities are likely to involve unscheduled prepayments of principal that may affect yield to maturity, result in losses, and may be reinvested at higher or lower interest rates than the original investment. The yield to maturity of asset-backed securities that represents residual interests in payments of principal or interest in fixed income obligations is particularly sensitive to prepayments.

The value of asset-backed securities may change because of changes in the market's perception of the creditworthiness of the servicing agent for the pool of underlying obligations, the originator of those obligations or the financial institution providing credit enhancement.

BANK OBLIGATIONS. The Bond Series may invest in the same U.S. dollar-denominated obligations of major banks as the Money Market Series. (See "Bank Obligations" above)

CORPORATE BONDS, NOTES AND COMMERCIAL PAPER. The Bond Series may invest in corporate bonds, notes and commercial paper. These obligations generally represent indebtedness of the issuer and may be subordinated to other outstanding indebtedness of the issuer. Commercial paper consists of short-term unsecured promissory notes issued by corporations in order to finance their current operations. The Series will only invest in commercial paper rated, at the time of purchase, in the highest category by an NRSRO, such as Moody's or S&P or, if not rated, determined by RSMC to be of comparable quality.


FIXED INCOME SECURITIES WITH BUY-BACK FEATURES. Fixed income securities with buy-back features enable the Bond Series to recover principal upon tendering the securities to the issuer or a third party. Letters of credit issued by domestic or foreign banks often support these buy-back features. In evaluating a foreign bank's credit, RSMC considers whether adequate public information about the bank is available and whether the bank may be subject to unfavorable political or economic developments, currency controls or other governmental restrictions that could adversely affect the bank's ability to honor its commitment under the letter of credit. The Municipal Bond Series will not acquire municipal securities with buy-back features if, in the opinion of counsel, the existence of a buy-back feature would alter the tax-exempt nature of interest payments on the underlying securities and cause those payments to be taxable to the Series and its shareholders. Buy-back features include standby commitments, put bonds and demand features.

    - STANDBY COMMITMENTS. The Bond Series may acquire standby commitments from broker-dealers, banks or other financial intermediaries to enhance the liquidity of portfolio securities. A standby commitment entitles a Series to same day settlement at amortized cost plus accrued interest, if any, at the time of exercise. The amount payable by the issuer of the standby commitment during the time that the commitment is exercisable generally approximates the market value of the securities underlying the commitment. Standby commitments are subject to the risk that the issuer of a commitment may not be in a position to pay for the securities at the time that the commitment is exercised. Ordinarily, a Series will not transfer a standby commitment to a third party, although the Series may sell securities subject to a standby commitment at any time. A Series may purchase standby commitments separate from or in conjunction with the purchase of the securities subject to the commitments. In the latter case, the Series may pay a higher price for the securities acquired in consideration for the commitment.

    - PUT BONDS. A put bond (also referred to as a tender option or third party bond) is a bond created by coupling an intermediate or long-term fixed rate bond with an agreement giving the holder the option of tendering the bond to receive its par value. As consideration for providing this tender option, the sponsor of the bond (usually a bank, broker-dealer or other financial intermediary) receives periodic fees that equal the difference between the bond's fixed coupon rate and the rate (determined by a remarketing or similar agent) that would cause the bond, coupled with the tender option, to trade at par. By paying the tender offer fees, a Series in effect holds a demand obligation that bears interest at the prevailing short-term rate.

        In selecting put bonds for the Bond Series, RSMC takes into consideration the creditworthiness of the issuers of the underlying bonds and the creditworthiness of the providers of the tender option features. A sponsor may withdraw the tender option feature if the issuer of the underlying bond defaults on interest or principal payments, the bond's rating is downgraded or, in the case of a municipal bond, the bond loses its tax-exempt status.

    - DEMAND FEATURES. Many variable rate securities carry demand features that permit the holder to demand repayment of the principal amount of the underlying securities plus accrued interest, if any, upon a specified number of days' notice to the issuer or its agent. A demand feature may be exercisable at any time or at specified intervals. Variable rate securities with demand features are treated as having a maturity equal to the time remaining before the holder can next demand payment of principal. The issuer of a demand feature instrument may have a corresponding right to prepay the outstanding principal of the instrument plus accrued interest, if any, upon notice comparable to that required for the holder to demand payment.

GUARANTEED INVESTMENT CONTRACTS. A guaranteed investment contract ("GIC") is a general obligation of an insurance company. A GIC is generally structured as a deferred annuity under which the purchaser agrees to pay a given amount of money to an insurer (either in a lump sum or in installments) and the insurer promises to pay interest at a guaranteed rate (either fixed or variable) for the life of the contract. Some GICs provide that the insurer may periodically pay discretionary excess interest over and above the guaranteed rate. At the GIC's maturity, the purchaser generally is given the option of receiving payment or an annuity. Certain GICs may have features that permit redemption by the issuer at a discount from par value.

Generally, GICs are not assignable or transferable without the permission of the issuer. As a result, the acquisition of GICs is subject to the limitations applicable to each Series' acquisition of illiquid and restricted securities. The holder of a GIC is dependent on the creditworthiness of the issuer as to whether the issuer is able to meet its obligations. No Series intends to invest more than 5% of its net assets in GICs.

ILLIQUID SECURITIES. No Bond Series may invest more than 15% of the value of its net assets in illiquid securities.

MONEY MARKET FUNDS. The Bond Series may invest in the securities of money market mutual funds, within the limits prescribed by the 1940 Act, as previously described for the Money Market Series under "Investment Company Securities."

MORTGAGE-BACKED SECURITIES. Mortgage-backed securities are securities representing interests in a pool of mortgages secured by real property.

Ginnie Mae mortgage-backed securities are securities representing interests in pools of mortgage loans to residential home buyers made by lenders such as mortgage bankers, commercial banks and savings associations and are either guaranteed by the Federal Housing Administration or insured by the Veterans Administration. Timely payment of interest and principal on each mortgage loan is backed by the full faith and credit of the U.S. Government.

Fannie Mae and Freddie Mac both issue mortgage-backed securities that are similar to Ginnie Mae securities in that they represent interests in pools of mortgage loans. Fannie Mae guarantees timely payment of interest and principal on its certificates and Freddie Mac guarantees timely payment of interest and ultimate payment of principal. Freddie Mac also has a program under which it guarantees timely payment of scheduled principal as well as interest. Fannie Mae and Freddie Mac guarantees are backed only by those agencies and not by the full faith and credit of the U.S. Government.

In the case of mortgage-backed securities that are not backed by the U.S. Government or one of its agencies, a loss could be incurred if the collateral backing these securities is insufficient. This may occur even though the collateral is U.S. Government-backed.

Most mortgage-backed securities pass monthly payment of principal and interest through to the holder after deduction of a servicing fee. However, other payment arrangements are possible. Payments may be made to the holder on a different schedule than that on which payments are received from the borrower, including, but not limited to, weekly, bi-weekly and semi-annually. The monthly principal and interest payments also are not always passed through to the holder on a PRO RATA basis. In the case of collateralized mortgage obligations ("CMOs"), the pool is divided into two or more tranches and special rules for the disbursement of principal and interest payments are established.

CMO residuals are derivative securities that generally represent interests in any excess cash flow remaining after making required payments of principal and interest to the holders of the CMOs described above. Yield to maturity on CMO residuals is extremely sensitive to prepayments. In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual also will be extremely sensitive to the level of the index upon which interest rate adjustments are based.

Stripped mortgage-backed securities ("SMBS") are derivative multi-class mortgage securities and may be issued by agencies or instrumentalities of the U.S. Government or by private mortgage lenders. SMBS usually are structured with two classes that receive different proportions of the interest and/or principal distributions on a pool of mortgage assets. A common type of SMBS will have one class of holders receiving all interest payments -- "interest only" or "IO" -- and another class of holders receiving the principal repayments -- "principal only" or "PO." The yield to maturity of IO and PO classes is extremely sensitive to prepayments on the underlying mortgage assets.


RISKS OF MORTGAGE-RELATED SECURITIES. Investment in mortgage-backed securities poses several risks, including prepayment, market, and credit risk. Prepayment risk reflects the risk that borrowers may prepay their mortgages faster than expected, thereby affecting the investment's average life and perhaps its yield. Whether or not a mortgage loan is prepaid is almost entirely controlled by the borrower. Borrowers are most likely to exercise prepayment options at the time when it is least advantageous to investors, generally prepaying mortgages as interest rates fall, and slowing payments as interest rates rise. Besides the effect of prevailing interest rates, the rate of prepayment and refinancing of mortgages may also be affected by home value appreciation, ease of the refinancing process and local economic conditions. Market risk reflects the risk that the price of the security may fluctuate over time. The price of mortgage-backed securities may be particularly sensitive to prevailing interest rates, the length of time the security is expected to be outstanding, and the liquidity of the issue. In a period of unstable interest rates, there may be decreased demand for certain types of mortgage-backed securities, and the Series invested in such securities wishing to sell them may find it difficult to find a buyer, which may in turn decrease the price at which they may be sold.


MUNICIPAL SECURITIES. Municipal securities are debt obligations issued by or on behalf of states, territories and possessions of the United States, the District of Columbia and their sub-divisions, agencies and instrumentalities, the interest on which is, in the opinion of bond counsel, exempt from federal income tax. These debt obligations are issued to obtain funds for various public purposes, such as the construction of public facilities, the payment of general operating expenses or the refunding of outstanding debts. They may also be issued to finance various privately owned or operated activities. The three general categories of municipal securities are general obligation, revenue or special obligation and private activity municipal securities. A brief description of typical municipal securities follows:

    - GENERAL OBLIGATION SECURITIES are backed by the taxing power of the issuing municipality and are considered the safest type of municipal bond. The proceeds from general obligation securities are used to fund a wide range of public projects, including the construction or improvement of schools, highways and roads, and water and sewer systems.

    - REVENUE OR SPECIAL OBLIGATION SECURITIES are backed by the revenues of a specific project or facility, tolls from a toll bridge, for example. The proceeds from revenue or special obligation securities are used to fund a wide variety of capital projects, including electric, gas, water and sewer systems; highways, bridges and tunnels; port and airport facilities; colleges and universities; and hospitals. Many municipal issuers also establish a debt service reserve fund from which principal and interest payments are made. Further security may be available in the form of the state's ability, without obligation, to make up deficits in the reserve fund.

    - MUNICIPAL LEASE OBLIGATIONS may take the form of a lease, an installment purchase or a conditional sale contract issued by state and local governments and authorities to acquire land, equipment and facilities. Usually, the Series will purchase a participation interest in a municipal lease obligation from a bank or other financial intermediary. The participation interest gives the holder a pro rata, undivided interest in the total amount of the obligation.

        Municipal leases frequently have risks distinct from those associated with general obligation or revenue bonds. The interest income from the lease obligation may become taxable if the lease is assigned. Also, to free the municipal issuer from constitutional or statutory debt issuance limitations, many leases and contracts include non-appropriation clauses providing that the municipality has no obligation to make future payments under the lease or contract unless money is appropriated for that purpose by the municipality on a yearly or other periodic basis. Finally, the lease may be illiquid.

    - RESOURCE RECOVERY BONDS are affected by a number of factors, which may affect the value and credit quality of these revenue or special obligations. These factors include the viability of the project being financed, environmental protection regulations and project operator tax incentives.

    - PRIVATE ACTIVITY SECURITIES are specific types of revenue bonds issued on behalf of public authorities to finance various privately operated facilities such as educational, hospital or housing facilities, local facilities for water supply, gas, electricity, sewage or solid waste disposal, and industrial or commercial facilities. The payment of principal and interest on these obligations generally depends upon the credit of the private owner/user of the facilities financed and, in certain instances, the pledge of real and personal property by the private owner/user. The interest income from certain types of private activity securities may be considered a tax preference item for purposes of the federal alternative minimum tax ("Tax Preference Item").

Short-term municipal securities in which the Series may invest include Tax Anticipation, Revenue Anticipation, Bond Anticipation and Construction Loan Notes, which were previously described for the Money Market Series (See "Municipal Securities" above).

OPTIONS, FUTURES AND FORWARD CURRENCY CONTRACT STRATEGIES. Although the Municipal Bond Series has no current intention of so doing, each of the Bond Series may use options and futures contracts. The Short/Intermediate Bond and the Broad Market Bond Series may use forward currency contracts.

PARTICIPATION INTERESTS. The Bond Series may invest in participation interests in fixed income securities. A participation interest provides the certificate holder with a specified interest in an issue of fixed income securities.

Some participation interests give the holders differing interests in the underlying securities, depending upon the type or class of certificate purchased. For example, coupon strip certificates give the holder the right to receive a specific portion of interest payments on the underlying securities; principal strip certificates give the holder the right to receive principal payments and the portion of interest not payable to coupon strip certificate holders. Holders of certificates of participation in interest payments may be entitled to receive a fixed rate of interest, a variable rate that is periodically reset to reflect the current market rate or an auction rate that is periodically reset at auction. Asset-backed residuals represent interests in any excess cash flow remaining after required payments of principal and interest have been made.

More complex participation interests involve special risk considerations. Since these instruments have only recently been developed, there can be no assurance that any market will develop or be maintained for the instruments. Generally, the fixed income securities that are deposited in trust for the holders of these interests are the sole source of payments on the interests; holders cannot look to the sponsor or trustee of the trust or to the issuers of the securities held in trust or to any of their affiliates for payment.

Participation interests purchased at a discount may experience price volatility. Certain types of interests are sensitive to fluctuations in market interest rates and to prepayments on the underlying securities. A rapid rate of prepayment can result in the failure to recover the holder's initial investment.

The extent to which the yield to maturity of a participation interest is sensitive to prepayments depends, in part, upon whether the interest was purchased at a discount or premium, and if so, the size of that discount or premium. Generally, if a participation interest is purchased at a premium and principal distributions occur at a rate faster than that anticipated at the time of purchase, the holder's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a participation interest is purchased at a discount and principal distributions occur at a rate faster than that assumed at the time of purchase, the investor's actual yield to maturity will be higher than that assumed at the time of purchase.

Participation interests in pools of fixed income securities backed by certain types of debt obligations involve special risk considerations. The issuers of securities backed by automobile and truck receivables typically file financing statements evidencing security interests in the receivables, and the servicers of those obligations take and retain custody of the obligations. If the servicers, in contravention of their duty to the holders of the securities backed by the receivables, were to sell the obligations, the third party purchasers could acquire an interest superior to the interest of the security holders. Also, most states require that a security interest in a vehicle must be noted on the certificate of title and the certificate of title may not be amended to reflect the assignment of the lender's security interest. Therefore, the recovery of the collateral in some cases may not be available to support payments on the securities. Securities backed by credit card receivables are generally unsecured, and both federal and state consumer protection laws may allow set-offs against certain amounts owed.

The Municipal Bond Series will only invest in participation interests in municipal securities, municipal leases or in pools of securities backed by municipal assets if, in the opinion of counsel, any interest income on the participation interest will be exempt from federal income tax to the same extent as the interest on the underlying securities.

REPURCHASE AGREEMENTS. The Bond Series may invest in repurchase agreements, which were previously described for the Money Market Series (See "Repurchase Agreements" above).

SECURITIES LENDING. Each Bond Series may lend securities subject to the same conditions applicable to the Money Market Series (See "Securities Lending" above).

However, the Municipal Bond Series has no current intention of lending its portfolio securities and would do so only under unusual market conditions since the interest income that a Series receives from lending its securities is taxable.

U.S. GOVERNMENT OBLIGATIONS. The Bond Series may invest in the same debt securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities as the Money Market Series. (See "U.S. Government Obligations" above).

VARIABLE AND FLOATING RATE SECURITIES. The Bond Series may invest in variable and floating rate securities. The terms of variable and floating rate instruments provide for the interest rate to be adjusted according to a formula on certain pre-determined dates. Certain of these obligations also may carry a demand feature that gives the holder the right to demand prepayment of the principal amount of the security prior to maturity. An irrevocable letter of credit or guarantee by a bank usually backs the demand feature. Series investments in these securities must comply with conditions established by the SEC under which they may be considered to have remaining maturities of 397 days or less.

Each of the Bond Series may also purchase inverse floaters that are floating rate instruments whose interest rates bear an inverse relationship to the interest rate on another security or the value of an index. Changes in the interest rate on the other security or index inversely affect the interest rate paid on the inverse floater, with the result that the inverse floater's price is considerably more volatile than that of a fixed rate security. For example, an issuer may decide to issue two variable rate instruments instead of a single long-term, fixed rate bond. The interest rate on one instrument reflects short-term interest rates, while the interest rate on the other instrument (the inverse floater) reflects the approximate rate the issuer would have paid on a fixed rate bond multiplied by two minus the interest rate paid on the short-term instrument. Depending on market availability, the two variable rate instruments may be combined to form a fixed rate bond. The market for inverse floaters is relatively new.

WHEN-ISSUED SECURITIES. The Bond Series may buy when-issued securities or sell securities on a delayed-delivery basis which were previously described under "Money Market Series-When-Issued Securities".


The Municipal Bond Series may purchase securities on a when-issued basis in connection with the refinancing of an issuer's outstanding indebtedness ("refunding contracts"). These contracts require the issuer to sell and the Series to buy municipal obligations at a stated price and yield on a settlement date that may be several months or several years in the future. The offering proceeds are then used to refinance existing municipal obligations. Although the Municipal Bond Series may sell its rights under a refunding contract, the secondary market for these contracts may be less liquid than the secondary market for other types of municipal securities. The Series generally will not be obligated to pay the full purchase price if it fails to perform under a refunding contract. Instead, refunding contracts usually provide for payment of liquidated damages to the issuer (currently 15-20% of the purchase price). The Series may secure its obligation under a refunding contract by depositing collateral or a letter of credit equal to the liquidated damages provision of the refunding contract. When required by SEC guidelines, the Series will place liquid assets in a segregated custodial account or earmark assets equal in amount to its obligations under outstanding refunding contracts.

ZERO COUPON BONDS. The Bond Series may invest in zero coupon bonds of government or private issuers that generally pay no interest to their holders prior to maturity. Since zero coupon bonds do not make regular interest payments, they allow an issuer to avoid the need to generate cash to meet current interest payments and may involve greater credit risks than bonds paying interest currently. Tax laws requiring the distribution of accrued discount on the bonds, even though no cash equivalent thereto has been paid, may cause a Series to liquidate investments in order to make the required distributions.

RISK FACTORS APPLICABLE TO THE MUNICIPAL BOND SERIES:

HEALTH CARE SECTOR. The health care industry is subject to regulatory action by a number of private and government agencies, including federal, state and local government agencies. A major source of revenues for the industry is payments from the Medicare and Medicaid programs. As a result, the industry is sensitive to legislative changes and reductions in government spending for those programs. Numerous other factors may affect the industry, such as general and local economic conditions; demand for services; expenses (including malpractice insurance premiums) and competition among health care providers. In the future, the following may adversely affect the industry: adoption of legislation proposing a national health insurance program; medical and technological advances which alter the demand for health services or the way in which such services are provided; and efforts by employers, insurers and government agencies to reduce the costs of health insurance and health care services.

Health care facilities include life care facilities, nursing homes and hospitals. The Municipal Bond Series may invest in bonds to finance these facilities which are typically secured by the revenues from the facilities and not by state or local government tax payments. Moreover, in the case of life care facilities, since a portion of housing, medical care and other services may be financed by an initial deposit, there may be a risk of default in the payment of principal or interest on a bond issue if the facility does not maintain adequate financial reserves for debt service.

HOUSING SECTOR. The Municipal Bond Series may invest in housing revenue bonds which typically are issued by state, county and local housing authorities and are secured only by the revenues of mortgages originated by those authorities using the proceeds of the bond issues. Factors that may affect the financing of multi-family housing projects include acceptable completion of construction, proper management, occupancy and rent levels, economic conditions and changes in regulatory requirements.

Since the demand for mortgages from the proceeds of a bond issue cannot be precisely predicted, the proceeds may be in excess of demand, which would result in early retirement of the bonds by the issuer. Since the cash flow from mortgages cannot be precisely predicted, differences in the actual cash flow from the assumed cash flow could have an adverse impact upon the issuer's ability to make scheduled payments of principal and interest or could result in early retirement of the bonds.

Scheduled principal and interest payments are often made from reserve or sinking funds. These reserves are funded from the bond proceeds, assuming certain rates of return on investment of the reserve funds. If the assumed rates of return are not realized because of changes in interest rate levels or for other reasons, the actual cash flow for scheduled payments of principal and interest on the bonds may be inadequate.

ELECTRIC UTILITIES SECTOR. The electric utilities industry has experienced, and may experience in the future: problems in financing large construction programs in an inflationary period; cost increases and delays caused by environmental considerations (particularly with respect to nuclear facilities); difficulties in obtaining fuel at reasonable prices; the effects of conservation on the demand for energy; increased competition from alternative energy sources; and the effects of rapidly changing licensing and safety requirements.

PROPOSED LEGISLATION. From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on debt obligations issued by states and their political subdivisions. For example, federal tax law now limits the types and amounts of tax-exempt bonds issuable for industrial development and other types of private activities. These limitations may affect the future supply and yields of private activity securities. Further proposals affecting the value of tax-exempt securities may be introduced in the future. In addition, proposals have been made, such as that involving the "flat tax," that could reduce or eliminate the value of that exemption. If the availability of municipal securities for investment or the value of the Municipal Bond Series' holdings could be materially affected by such changes in the law, the Board of Trustees would reevaluate the Series' investment objective and policies or consider the Series' dissolution.

EQUITY SERIES.


The "Equity Series" are the WT Large Cap Growth, the Large Cap Core, the Small Cap Core, the International Multi-Manager, the Large Cap Value, the Mid Cap Value, the Small Cap Value, Small Cap Growth and the Mid Cap Series.


AMERICAN DEPOSITARY RECEIPTS (ADRS) AND EUROPEAN DEPOSITARY RECEIPTS (EDRS). The International Multi-Manager and Large Cap Core Series each may invest in ADRs and EDRs. ADRs and EDRs are securities, typically issued by a U.S. financial institution or a non-U.S. financial institution in the case of an EDR (a "depositary"). The institution has ownership interests in a security, or a pool of securities, issued by a foreign issuer and deposited with the depositary. ADRs and EDRs may be available through "sponsored" or "unsponsored" facilities. A sponsored facility is established jointly by the issuer of the security underlying the receipt and a depositary. An unsponsored facility may be established by a depositary without participation by the issuer of the underlying security. Holders of unsponsored depositary receipts generally bear all the costs of the unsponsored facility. The depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through, to the holders of the receipts, voting rights with respect to the deposited securities.

CASH MANAGEMENT. Under normal market conditions, the WT Large Cap Growth, Small Cap Core and the International Multi-Manager Series each may invest no more than 15% of its total assets in cash and cash equivalents including high-quality money market instruments and money market funds in order to manage cash flow in the Series. The other Equity Series are not subject to specific percentage limitations on such investments. Certain of these instruments are described below.

    - MONEY MARKET FUNDS. Each Equity Series may invest in the securities of money market mutual funds, within the limits prescribed by the 1940 Act. (See "Money Market Series--Investment Company Securities".)

    - U.S. GOVERNMENT OBLIGATIONS. Each Equity Series may invest in the same debt securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities as the Money Market Series. (See "Money Market Series --U.S. Government Obligations".)

    - COMMERCIAL PAPER. Each Equity Series may invest in commercial paper. Commercial paper consists of short-term (up to 270 days) unsecured promissory notes issued by corporations in order to finance their current operations. The Series may invest only in commercial paper rated A-1 or higher by S&P or Moody's or if not rated, determined by the investment adviser or sub-adviser to be of comparable quality.

    - BANK OBLIGATIONS. Each Equity Series may invest in the same obligations of U.S. banks as the Money Market Series. (See "Money Market Series --Bank Obligations".)

INVESTMENT COMPANY SECURITIES. The International Multi-Manager Series may invest in investment company securities of open-end and closed-end investment company securities, including exchange traded funds

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("ETFs"). Such investments are subject to limitations prescribed by the 1940
Act. (See "Money Market Series--Investment Company Securities".)

CONVERTIBLE SECURITIES. Convertible securities have characteristics similar to both fixed income and equity securities. Because of the conversion feature, the market value of convertible securities tends to move together with the market value of the underlying stock. As a result, a Series' selection of convertible securities is based, to a great extent, on the potential for capital appreciation that may exist in the underlying stock. The value of convertible securities is also affected by prevailing interest rates, the credit quality of the issuers and any call provisions.

Each Equity Series may invest in convertible securities that are rated, at the time of purchase, in the three highest rating categories by an NRSRO such as Moody's or S&P, or if unrated, are determined by the investment adviser or a sub-adviser, as applicable, to be of comparable quality. In addition, the International Multi-Manager Series may invest in non-convertible debt securities issued by foreign governments, international agencies, and private foreign issuers that, at the time of purchase, are rated A or better by an NRSRO, or, if not rated, are judged by the investment adviser or one or more of the sub-advisers to be of comparable quality. Ratings represent the rating agency's opinion regarding the quality of the security and are not a guarantee of quality. Should the rating of a security be downgraded subsequent to a Series' purchase of the security, the investment adviser or a sub-adviser, as applicable, will determine whether it is in the best interest of the Series to retain the security.

DEBT SECURITIES. Debt securities represent money borrowed that obligates the issuer (e.g., a corporation, municipality, government, government agency) to repay the borrowed amount at maturity (when the obligation is due and payable) and usually to pay the holder interest at specific times.

HEDGING STRATEGIES. Each Equity Series may engage in certain hedging strategies that involve options, futures and, in the case of the International Multi-Manager Series, forward currency exchange contracts and equity swaps. See "Options, Futures and Forward Currency Contract Strategies" below.

ILLIQUID SECURITIES. Each Equity Series may invest no more than 15% of its net assets in illiquid securities. If the limitations on illiquid securities are exceeded, other than by a change in market values, the condition will be reported by the Series' investment adviser to the Board of Trustees.

OPTIONS ON SECURITIES AND SECURITIES INDICES. The WT Large Cap Growth, Large Cap Value and Small Cap Core Series each may purchase call options on securities that the investment adviser intends to include in the Series in order to fix the cost of a future purchase or attempt to enhance return by, for example, participating in an anticipated increase in the value of a security. The Series may purchase put options to hedge against a decline in the market value of securities held in the Series or in an attempt to enhance return. The Series may write (sell) put and covered call options on securities in which they are authorized to invest. The Series may also purchase put and call options, and write put and covered call options on U.S. securities indices. Stock index options serve to hedge against overall fluctuations in the securities markets rather than anticipated increases or decreases in the value of a particular security. Of the percentage of the total assets of a Series that are invested in equity (or related) securities, the Series may not invest more than 10% of such assets in covered call options on securities and/or options on securities indices.

REPURCHASE AGREEMENTS. The Equity Series may invest in repurchase agreements, within the limitations previously described under "Money Market Series --Repurchase Agreements".

RESTRICTED SECURITIES. Restricted securities are securities that may not be sold to the public without registration under the 1933 Act or an exemption from registration. Each of the Equity Series may invest up to 15% of its net assets in illiquid securities, subject to a Series' investment limitations on the purchase of illiquid securities. Restricted securities, including securities eligible for re-sale pursuant to Rule 144A under the 1933 Act, that are determined to be liquid are not subject to this limitation. This determination is to be made by the investment adviser or a sub-adviser pursuant to guidelines adopted by the Board of Trustees. Under these guidelines, the investment adviser or a sub-adviser will consider the frequency of trades and quotes for the security, the number of dealers in, and potential purchasers for, the securities, dealer undertakings to make a market in the security, and the nature of the security and of the marketplace trades. In purchasing such restricted securities, the investment adviser or a sub-adviser intends to purchase securities that are exempt from registration under Rule 144A.

SECURITIES LENDING. Each Equity Series may lend securities subject to the same conditions applicable to the Money Market Series. See "Money Market Series --Securities Lending".


REAL ESTATE SERIES

REAL ESTATE COMPANIES. Under normal market conditions, the Series will invest at least 80% of its total assets securities (including, but not limited to common shares, preferred shares and convertible preferred shares) and debt securities issued by Real Estate Companies, including REITs. A "Real Estate Company" is a company (i) that generally derives at least 50% of its revenue from the ownership, leasing, construction, financing, management or sale of commercial, industrial or residential real estate (or has at least 50% of its assets invested in such real estate) or (ii) whose products and services are related to the real estate industry, such as manufacturers and distributors of building supplies and financial institutions which issue or service mortgages. As part of this policy, the Series may also invest in rights or warrants to purchase income-producing common and preferred shares of Real Estate Companies. Substantially all of the equity securities of Real Estate Companies in which the Series intends to invest are traded on a national securities exchange or in the over-the-counter markets. The Series may invest up to 20% of its total assets in U.S. Government obligations and other debt securities, including convertible debt securities, issued by Real Estate Companies.

REITS. The Series may invest all of its assets in equity and/or debt securities issued by REITs. A REIT is a Real Estate Company that pools investors' funds for investment primarily in income-producing real estate properties or in real estate related loans (such as mortgages) or other interests. REITs can generally be classified as equity REITs, mortgage REITs and hybrid REITs.

         - Equity REITs generally invest a majority of their assets in income-producing real estate properties in order to generate cash flow from rental income and gradual asset appreciation. The income-producing real estate properties in which equity REITs invest typically include properties such as office, retail, industrial, hotel and apartment buildings and healthcare facilities. Equity REITs can realize capital gains by selling properties that have appreciated in value.

         - Mortgage REITs invest the majority of their assets in real estate mortgages and derive their income primarily from interest payments on the mortgages.

         - Hybrid REITs combine the characteristics of both equity REITs and mortgage REITs.

REITs can be listed and traded on national securities exchanges or can be traded privately between individual owners. The Series may invest in both publicly and privately traded REITs.

FOREIGN SECURITIES. The Series may invest up to 25% of its assets in foreign securities. Foreign securities include equity or debt securities issued by issuers outside the United States, and include securities in the form of ADRs and EDRs. See "Equity Securities - American Depositary Receipts (ADRs) and European Depositary Receipts (EDRs)" for additional information on ADRs and EDRs.

CASH MANAGEMENT. The Series may invest in assets in cash and cash equivalents including high-quality money market instruments and money market funds in order to manage cash flow in the Series. Certain of these instruments are described below.

         - MONEY MARKET FUNDS. The Series may invest in the securities of money market mutual funds, within the limits prescribed by the 1940 Act. (See "Money Market Series - Investment Company Securities.")

         - U.S. GOVERNMENT OBLIGATIONS. The Series may invest in the same debt securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities as the Money Market Series. (See "Money Market Series - U.S. Government Obligations.")

         -        COMMERCIAL PAPER. The Series may invest in commercial paper.
                  Commercial paper consists of short-term (up to 270 days) unsecured promissory notes issued by corporations in order to finance their current operations. The Series may invest only in commercial paper rated A-1 or higher by S&P or Moody's or if not rated, determined by the adviser or sub-adviser to be of comparable quality.

         - BANK OBLIGATIONS. The Series may invest in the same obligations of U.S. banks as the Money Market Series. (See "Money Market Series - Bank Obligations.")

INVESTMENT COMPANY SECURITIES. The Series may invest in securities (including money market funds) subject to the limitations under the 1940 Act. (See "Money Market Series - "Investment Company Securities.")

CONVERTIBLE SECURITIES. The Series may invest in convertible securities within the limitations previously described under "Equity Series - Convertible Securities."

MORTGAGE-BACKED SECURITIES. The Series may invest in mortgage-backed securities within the limitations previously described under "Bond Series - Mortgage Backed Securities." See also "Bond Series - Risks of Mortgage Related Securities."

DEBT SECURITIES. The Series may invest in debt securities. Debt securities represent money borrowed that obligates the issuer (e.g., a corporation, municipality, government, government agency) to repay the borrowed amount at maturity (when the obligation is due and payable) and usually to pay the holder interest at specific times.

HEDGING STRATEGIES. The Series may engage in certain hedging strategies that involve options, futures, forward currency exchange contracts and equity swaps. See "Options, Futures and Forward Currency Contract Strategies" below.

SHORT SALES. In a short sale, the Series does not immediately deliver the securities sold and does not receive the proceeds from the sale. The Series is said to have a short position in the securities sold until it delivers the securities sold, at which time it receives the proceeds of the sale. The Series will make a short sale, as a hedge, when it believes that the price of a security may decline, causing a decline in the value of a security owned by the Series or a security convertible into or exchangeable for such security, or when the Series does not want to sell the security it owns, because it wishes to defer recognition of gain or loss for federal income tax purposes. In such case, any future losses in the Series' long position should be reduced by a gain in the short position. Conversely, any gain in the long position should be reduced by a loss in the short position. The extent to which such gains or losses are reduced will depend upon the amount of the security sold short relative to the amount a Series owns, either directly or indirectly, and, in the case where the Portfolio owns convertible securities, changes in the conversion premium. In determining the number of shares to be sold short against the Series' position in a convertible security, the anticipated fluctuation in the conversion premium is considered. The Series may also make short sales to generate additional income from the investment of the cash proceeds of short sales. The Series will only make short sales "against the box," meaning that at all times when a short position is open, the Series owns an equal amount of such securities or securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issue as, and equal in amount to, the securities sold short. To secure its obligation to deliver the securities sold short, the Series will segregate with its custodian an equal amount to the securities sold short or securities convertible into or exchangeable for such securities. The Series may pledge no more than 10% of its total assets as collateral for short sales against the box.

REPURCHASE AGREEMENTS. The Series may invest in repurchase agreements within the limitations previously described under "Money Market Series - Repurchase Agreements."

ILLIQUID SECURITIES. The Series may invest no more than 15% of its net assets in securities that at the time of purchase are illiquid. If the limitations on illiquid securities are exceeded, other than by a change in market values, the condition will be reported by the Series' investment adviser to the Board of Trustees.

RESTRICTED SECURITIES. The Series may invest in restricted securities within the limitations previously described under "Equity Securities - Restricted Securities."

SECURITIES LENDING. The Series may lend securities subject to the same conditions applicable to the Money Market Series. See "Money Market Series - Securities Lending."




WT BALANCED SERIES

AMERICAN DEPOSITARY RECEIPTS (ADRs) AND EUROPEAN DEPOSITARY RECEIPTS (EDRs). The WT Balanced Series may invest in ADRs and EDRs as previously described under "Equity Series--American Depositary Receipts (ADRs) And European Depositary Receipts (EDRs)."

ASSET-BACKED SECURITIES. The WT Balanced Series may invest in the same asset-backed securities as the Bond Series. (See "Bond Series Asset-Backed Securities.")

BANK OBLIGATIONS. The WT Balanced Series may invest in the same U.S. dollar-denominated obligations of major banks as the Money Market Series (See "Money Market Series - Bank Obligations.")

CONVERTIBLE SECURITIES. The WT Balanced Series may invest in convertible securities within the limitations previously described under "Equity Series - Convertible Securities."

CORPORATE BONDS, NOTES AND COMMERCIAL PAPER. The WT Balanced Series may invest in the same corporate bonds, notes and commercial paper as the Bond Series (See "Bond Series - Corporate Bonds, Notes And Commercial Paper.")

GUARANTEED INVESTMENT CONTRACTS. The WT Balanced Series may invest in guaranteed investment contracts within the limitations previously described under "Bond Series - Guaranteed Investment Contracts.")

HEDGING STRATEGIES. The WT Balanced Series may engage in certain hedging strategies that involve options and futures. (See "Equity Series - Options, Futures and Forward Currency Contract Strategies.")

ILLIQUID SECURITIES. The WT Balanced Series may not invest more than 15% of the value of its net assets in illiquid securities.

MONEY MARKET FUNDS. The WT Balanced Series may invest in the securities of money market mutual funds, within the limits prescribed by the 1940 Act, as previously described under "Money Market Series - Investment Company Securities."

MORTGAGE-BACKED SECURITIES. The WT Balanced Series may invest in the same mortgage-backed securities as the Bond Series. (See "Bond Series Mortgage - Backed Securities.")

MUNICIPAL SECURITIES. The WT Balanced Series may invest in the same municipal securities as the Bond Series. (See "Bond Series - Municipal Securities.")

OPTIONS, FUTURES AND FORWARD CURRENCY CONTRACT STRATEGIES. The WT Balanced Series may use options, futures contracts and forward currency contracts as previously described under "Bond Series - Options, Futures and Forward Currency Contract Strategies."

PARTICIPATION INTERESTS. The WT Balanced Series may invest in participation interests in fixed income securities within the limitations previously described under "Bond Series - Participation Interests."

REPURCHASE AGREEMENTS. The WT Balanced Series may invest in repurchase agreements, within the limitations previously described under "Money Market Series - Repurchase Agreements."

RESTRICTED SECURITIES. The WT Balanced Series may invest in restricted securities, within the limitations previously described under "Equity Series - Restricted Securities."

SECURITIES LENDING. The WT Balanced Series may lend securities, within the limitations previously described under "Money Market Series - Securities Lending".

U.S. GOVERNMENT OBLIGATIONS. The WT Balanced Series may invest in the same debt securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities as the Money Market Series. (See "Money Market Series - U.S. Government Obligations.")

VARIABLE AND FLOATING RATE SECURITIES. The WT Balanced Series may invest in variable and floating rate securities within the limitations previously described under "Bond Series - Variable and Floating Rate Securities."

WHEN-ISSUED SECURITIES. The WT Balanced Series may buy when-issued securities or sell securities on a delayed-delivery basis, within the limitations previously described under "Money Market Series - When-Issued Securities."

ZERO COUPON BONDS. The WT Balanced Series may invest in zero coupon bonds of government or private issuers within the limitations previously described under "Bond Series - Zero Coupon Bonds."


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
OPTIONS, FUTURES AND FORWARD CURRENCY CONTRACT STRATEGIES.


REGULATION OF THE USE OF OPTIONS, FUTURES AND FORWARD CURRENCY CONTRACT STRATEGIES. The investment adviser or the sub-advisers (for International Multi-Manager Series and Real Estate Series) may engage in certain options, futures and forward currency contract strategies for certain bona fide hedging, risk management or other portfolio management purposes. Certain special characteristics of and risks associated with using these strategies are discussed below. Use of options, futures and forward currency contracts is subject to applicable regulations and/or interpretations of the SEC and the several options and futures exchanges upon which these instruments may be traded. The Board of Trustees has adopted investment guidelines (described below) reflecting these regulations.


In addition to the products, strategies and risks described below and in the prospectus, the investment adviser expects to discover additional opportunities in connection with options, futures and forward currency contracts. These new opportunities may become available as new techniques develop, as regulatory authorities broaden the range of permitted transactions and as new options, futures and forward currency contracts are developed. These opportunities may be utilized to the extent they are consistent with each Series' investment objective and limitations and permitted by applicable regulatory authorities. This registration statement will be amended to the extent that new products and strategies involve materially different risks than those described below and in Part A.

COVER REQUIREMENTS. No Series will use leverage in their options, futures, and in the case of the International Multi-Manager Series, its forward currency contract strategies. Accordingly, each Series will comply with guidelines established by the SEC with respect to coverage of these strategies by either
(1) earmarking or segregating cash or liquid, unencumbered, daily marked-to-market securities in the prescribed amount; or (2) holding securities or other options or futures contracts whose values are expected to offset ("cover") their obligations thereunder. Securities, currencies, or other options or futures contracts used for cover cannot be sold or closed out while these strategies are outstanding, unless they are replaced with similar assets. As a result, there is a possibility that the use of cover involving a large percentage of the Series' assets could impede portfolio management, or the Series' ability to meet redemption requests or other current obligations.

OPTIONS STRATEGIES. With the exception of the International Multi-Manager Series, a Series may purchase and write (sell) only those options on securities and securities indices that are traded on U.S. exchanges. Exchange-traded options in the U.S. are issued by a clearing organization affiliated with the exchange, on which the option is listed, which, in effect, guarantees completion of every exchange-traded option transaction. The International Multi-Manager Series may purchase and write (sell) options only on securities and securities indices that are traded on foreign exchanges.

Each Series may purchase call options on securities in which it is authorized to invest in order to fix the cost of a future purchase. Call options also may be used as a means of enhancing returns by, for example, participating in an anticipated price increase of a security. In the event of a decline in the price of the underlying security, use of this strategy would serve to limit the potential loss to the Series to the option premium paid; conversely, if the market price of the underlying security increases above the exercise price and the Series either sells or exercises the option, any profit eventually realized would be reduced by the premium paid.

Each Series may purchase put options on securities that it holds in order to hedge against a decline in the market value of the securities held or to enhance return. The put option enables the Series to sell the underlying security at the predetermined exercise price; thus, the potential for loss to the Series below the exercise price is limited to the option premium paid. If the market price of the underlying security is higher than the exercise price of the put option, any profit the Series realizes on the sale of the security is reduced by the premium paid for the put option less any amount for which the put option may be sold.

Each Series may on certain occasions wish to hedge against a decline in the market value of securities that it holds at a time when put options on those particular securities are not available for purchase. At those times, the Series may purchase a put option on other carefully selected securities in which it is authorized to invest, the values of which historically have a high degree of positive correlation to the value of the securities actually held. If the investment adviser's judgment is correct, changes in the value of the put options should generally offset changes in the value of the securities being hedged. However, the correlation between the two values may not be as close in these transactions as in transactions in which a Series purchases a put option on a security that it holds. If the value of the securities underlying the put option falls below the value of the portfolio securities, the put option may not provide complete protection against a decline in the value of the portfolio securities.



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
Each Series may write covered call options on securities in which it is authorized to invest for hedging purposes or to increase return in the form of premiums received from the purchasers of the options. A call option gives the purchaser of the option the right to buy, and the writer (seller) the obligation to sell, the underlying security at the exercise price during the option period. The strategy may be used to provide limited protection against a decrease in the market price of the security, in an amount equal to the premium received for writing the call option less any transaction costs. Thus, if the market price of the underlying security held by the Series declines, the amount of the decline will be offset wholly or in part by the amount of the premium received by the Series. If, however, there is an increase in the market price of the underlying security and the option is exercised, the Series will be obligated to sell the security at less than its market value.

Each Series may also write covered put options on securities in which it is authorized to invest. A put option gives the purchaser of the option the right to sell, and the writer (seller) the obligation to buy, the underlying security at the exercise price during the option period. So long as the obligation of the writer continues, the writer may be assigned an exercise notice by the broker-dealer through whom such option was sold, requiring it to make payment of the exercise price against delivery of the underlying security. The operation of put options in other respects, including their related risks and rewards, is substantially identical to that of call options. If the put option is not exercised, the Series will realize income in the amount of the premium received. This technique could be used to enhance current return during periods of market uncertainty. The risk in such a transaction would be that the market price of the underlying securities would decline below the exercise price less the premiums received, in which case the Series would expect to suffer a loss.

Each Series may purchase put and call options and write covered put and call options on indices in much the same manner as the more traditional options discussed above, except that index options may serve as a hedge against overall fluctuations in the securities markets (or a market sector) rather than anticipated increases or decreases in the value of a particular security. An index assigns values to the securities included in the index and fluctuates with changes in such values. Settlements of index options are effected with cash payments and do not involve delivery of securities. Thus, upon settlement of an index option, the purchaser will realize, and the writer will pay, an amount based on the difference between the exercise price and the closing price of the index. The effectiveness of hedging techniques using index options will depend on the extent to which price movements in the index selected correlate with price movements of the securities in which a Series invests. Perfect correlation is not possible because the securities held or to be acquired by the Series will not exactly match the composition of indices on which options are purchased or written.

Each Series may purchase and write covered straddles on securities or indices. A long straddle is a combination of a call and a put purchased on the same security where the exercise price of the put is less than or equal to the exercise price on the call. The Series would enter into a long straddle when the investment adviser believes that it is likely that prices will be more volatile during the term of the options than is implied by the option pricing. A short straddle is a combination of a call and a put written on the same security where the exercise price on the put is less than or equal to the exercise price of the call where the same issue of the security is considered "cover" for both the put and the call. The Series would enter into a short straddle when the investment adviser believes that it is unlikely that prices will be as volatile during the term of the options as is implied by the option pricing. In such case, the Series will earmark or segregate cash and/or liquid, unencumbered securities equivalent in value to the amount, if any, by which the put is "in-the-money," that is, that amount by which the exercise price of the put exceeds the current market value of the underlying security. Because straddles involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

Each Series may purchase put and call warrants with values that vary depending on the change in the value of one or more specified indices ("index warrants"). An index warrant is usually issued by a bank or other financial institution and gives the Series the right, at any time during the term of the warrant, to receive upon exercise of the warrant a cash payment from the issuer of the warrant based on the value of the underlying index at the time of exercise. In general, if a Series holds a call warrant and the value of the underlying index rises above the exercise price of the warrant, the Series will be entitled to receive a cash payment from the issuer upon exercise based on the difference between the value of the index and the exercise price of the warrant; if the Series holds a put warrant and the value of the underlying index falls, the Series will be entitled to receive a cash payment from the issuer upon exercise based on the difference between the exercise price of the warrant and the value of the index. The Series holding a call warrant would not be entitled to any payments from the issuer at any time when the exercise price is greater than the value of the underlying index; the Series holding a put warrant would not be entitled to any payments when the exercise price is less than the value of the underlying index. If the Series does not exercise an index warrant prior to its expiration, then the Series loses the amount of the purchase price that it paid for the warrant.

Each Series will normally use index warrants as it may use index options. The risks of the Series' use of index warrants are generally similar to those relating to its use of index options. Unlike most index options, however, index warrants are issued in limited amounts and are not obligations of a regulated clearing agency, but are backed only by the credit of the bank or other institution which issues the warrant. Also, index warrants generally have longer terms than index options. Index warrants are not likely to be as liquid as index options backed by a recognized clearing agency. In addition, the terms of index warrants may limit the Series' ability to exercise the warrants at any time or in any quantity.

OPTIONS GUIDELINES. In view of the risks involved in using the options strategies described above, each Series has adopted the following investment guidelines to govern its use of such strategies; these guidelines may be modified by the Board of Trustees without shareholder approval:

    (1) each Series will write only covered options, and each such option will remain covered so long as the Series is obligated thereby; and

    (2) no Series will write options (whether on securities or securities indices) if aggregate exercise prices of previous written outstanding options, together with the value of assets used to cover all outstanding positions, would exceed 25% of its total net assets.

SPECIAL CHARACTERISTICS AND RISKS OF OPTIONS TRADING. A Series may effectively terminate its right or obligation under an option by entering into a closing transaction. If a Series wishes to terminate its obligation to purchase or sell securities under a put or a call option it has written, the Series may purchase a put or a call option of the same series (that is, an option identical in its terms to the option previously written). This is known as a closing purchase transaction. Conversely, in order to terminate its right to purchase or sell specified securities under a call or put option it has purchased, a Series may sell an option of the same series as the option held. This is known as a closing sale transaction. Closing transactions essentially permit a Series to realize profits or limit losses on its options positions prior to the exercise or expiration of the option. If a Series is unable to effect a closing purchase transaction with respect to options it has acquired, the Series will have to allow the options to expire without recovering all or a portion of the option premiums paid. If a Series is unable to effect a closing purchase transaction with respect to covered options it has written, the Series will not be able to sell the underlying securities or dispose of assets used as cover until the options expire or are exercised, and the Series may experience material losses due to losses on the option transaction itself and in the covering securities.

In considering the use of options to enhance returns or for hedging purposes, particular note should be taken of the following:

    (1) The value of an option position will reflect, among other things, the current market price of the underlying security or index, the time remaining until expiration, the relationship of the exercise price to the market price, the historical price volatility of the underlying security or index, and general market conditions. For this reason, the successful use of options depends upon the investment adviser's ability to forecast the direction of price fluctuations in the underlying securities markets or, in the case of index options, fluctuations in the market sector represented by the selected index.

    (2) Options normally have expiration dates of up to three years. An American style put or call option may be exercised at any time during the option period while a European style put or call option may be exercised only upon expiration or during a fixed period prior to expiration. The exercise price of the options may be below, equal to or above the current market value of the underlying security or index. Purchased options that expire unexercised have no value. Unless an option purchased by the Series is exercised or unless a closing transaction is effected with respect to that position, the Series will realize a loss in the amount of the premium paid and any transaction costs.

    (3) A position in an exchange-listed option may be closed out only on an exchange that provides a secondary market for identical options. Although the Series intends to purchase or write only those exchange-traded options for which there appears to be a liquid secondary market, there is no assurance that a liquid secondary market will exist for any particular option at any particular time. A liquid market may be absent if: (i) there is insufficient trading interest in the option; (ii) the exchange has imposed restrictions on trading, such as trading halts, trading suspensions or daily price limits; (iii) normal exchange operations have been disrupted; or (iv) the exchange has inadequate facilities to handle current trading volume.

    (4) With certain exceptions, exchange listed options generally settle by physical delivery of the underlying security. Index options are settled exclusively in cash for the net amount, if any, by which the option is "in-the-money" (where the value of the underlying instrument exceeds, in the case of a call option, or is less than, in the case of a put option, the exercise price of the option) at the time the option is exercised. If the Series writes a call option on an index, the Series will not know in advance the difference, if any, between the closing value of the index on the exercise date and the exercise price of the call option itself and thus will not know the amount of cash payable upon settlement. If the Series holds an index option and exercises it before the closing index value for that day is available, the Series runs the risk that the level of the underlying index may subsequently change.

    (5) A Series' activities in the options markets may result in a higher Series turnover rate and additional brokerage costs; however, the Series also may save on commissions by using options as a hedge rather than buying or selling individual securities in anticipation of, or as a result of, market movements.

FUTURES AND RELATED OPTIONS STRATEGIES. Each Series may engage in futures strategies for certain non-trading bona fide hedging, risk management and portfolio management purposes.

Each Series may sell securities index futures contracts in anticipation of a general market or market sector decline that could adversely affect the market value of the Series' securities holdings. To the extent that a portion of a Series' holdings correlate with a given index, the sale of futures contracts on that index could reduce the risks associated with a market decline and thus provide an alternative to the liquidation of securities positions. For example, if a Series correctly anticipates a general market decline and sells index futures to hedge against this risk, the gain in the futures position should offset some or all of the decline in the value of the Series' holdings. A Series may purchase index futures contracts if a significant market or market sector advance is anticipated. Such a purchase of a futures contract would serve as a temporary substitute for the purchase of the underlying securities, which may then be purchased, in an orderly fashion. This strategy may minimize the effect of all or part of an increase in the market price of securities that a Series intends to purchase. A rise in the price of the securities should be in part or wholly offset by gains in the futures position.

As in the case of a purchase of an index futures contract, a Series may purchase a call option on an index futures contract to hedge against a market advance in securities that the Series plans to acquire at a future date. The Series may write covered put options on index futures as a partial anticipatory hedge, and may write covered call options on index futures as a partial hedge against a decline in the prices of securities held by the Series. This is analogous to writing covered call options on securities. The Series also may purchase put options on index futures contracts. The purchase of put options on index futures contracts is analogous to the purchase of protective put options on individual securities where a level of protection is sought below which no additional economic loss would be incurred by the Series.


The International Multi-Manager and Real Estate Series may sell foreign currency futures contracts to hedge against possible variations in the exchange rates of foreign currencies in relation to the U.S. dollar. In addition, such Series may sell foreign currency futures contracts when a sub-adviser anticipates a general weakening of foreign currency exchange rates that could adversely affect the market values of the Series' foreign securities holdings. In this case, the sale of futures contracts on the underlying currency may reduce the risk to the Series of a reduction in market value caused by foreign currency exchange rate variations and, by so doing, provide an alternative to the liquidation of securities positions and resulting transaction costs. When a sub-adviser anticipates a significant foreign currency exchange rate increase while intending to invest in a security denominated in that currency, the Series may purchase a foreign currency futures contract to hedge against that increase pending completion of the anticipated transaction. Such a purchase would serve as a temporary measure to protect the Series against any rise in the foreign exchange rate that may add additional costs to acquiring the foreign security position. The International Multi-Manager and Real Estate Series may also purchase call or put options on foreign currency futures contracts to obtain a fixed foreign exchange rate at limited risk. The Series may purchase a call option on a foreign currency futures contract to hedge against a rise in the foreign exchange rate while intending to invest in a security denominated in that currency. The Series may purchase put options on foreign currency futures contracts as a partial hedge against a decline in the foreign exchange rates or the value of its foreign portfolio securities. The Series may write a call option on a foreign currency futures contract as a partial hedge against the effects of declining foreign exchange rates on the value of foreign securities.

FUTURES AND RELATED OPTIONS GUIDELINES. In view of the risks involved in using the futures strategies that are described above, each Series has adopted the following investment guidelines to govern its use of such strategies. The Board of Trustees may modify these guidelines without shareholder approval.

    (1) The Series will engage only in covered futures transactions, and each such transaction will remain covered so long as the Series is obligated thereby.

    (2) The Series will not write options on futures contracts if aggregate exercise prices of previously written outstanding options (whether on securities or securities indices), together with the value of assets used to cover all outstanding futures positions, would exceed 25% of its total net assets.

SPECIAL CHARACTERISTICS AND RISKS OF FUTURES AND RELATED OPTIONS TRADING. No price is paid upon entering into a futures contract. Instead, upon entering into a futures contract, a Series is required to deposit with its custodian, in a segregated account in the name of the futures broker through whom the transaction is effected, or earmark an amount of cash, U.S. Government securities or other liquid instruments generally equal to 10% or less of the contract value. This amount is known as "initial margin." When writing a call or a put option on a futures contract, margin also must be deposited in accordance with applicable exchange rules. Unlike margin in securities transactions, initial margin on futures contracts does not involve borrowing to finance the futures transactions. Rather, initial margin on a futures contract is in the nature of a performance bond or good-faith deposit on the contract that is returned to a Series upon termination of the transaction, assuming all obligations have been satisfied. Under certain circumstances, such as periods of high volatility, a Series may be required by a futures exchange to increase the level of its initial margin payment. Additionally, initial margin requirements may be increased generally in the future by regulatory action. Subsequent payments, called "variation margin," to and from the broker, are made on a daily basis as the value of the futures or options position varies, a process known as "marking to market." For example, when a Series purchases a contract and the value of the contract rises, the Series receives from the broker a variation margin payment equal to that increase in value. Conversely, if the value of the futures position declines, a Series is required to make a variation margin payment to the broker equal to the decline in value. Variation margin does not involve borrowing to finance the futures transaction, but rather represents a daily settlement of a Series' obligations to or from a clearing organization.

Buyers and sellers of futures positions and options thereon can enter into offsetting closing transactions, similar to closing transactions on options on securities, by selling or purchasing an offsetting contract or option. Futures contracts or options thereon may be closed only on an exchange or board of trade providing a secondary market exists for such futures contracts or options.

Under certain circumstances, futures exchanges may establish daily limits on the amount that the price of a futures contract or related option may vary either up or down from the previous day's settlement price. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit. The daily limit governs only price movements during a particular trading day and therefore does not limit potential losses, because prices could move to the daily limit for several consecutive trading days with little or no trading and thereby prevent prompt liquidation of unfavorable positions. In such event, it may not be possible for the Series to close a position and, in the event of adverse price movements, the Series would have to make daily cash payments of variation margin (except in the case of purchased options). However, if futures contracts have been used to hedge portfolio securities, such securities will not be sold until the contracts can be terminated. In such circumstances, an increase in the price of the securities, if any, may partially or completely offset losses on the futures contract. However, there is no guarantee that the price of the securities will, in fact, correlate with the price movements in the contracts and thus provide an offset to losses on the contracts.

In considering a Series' use of futures contracts and related options, particular note should be taken of the following:

    (1) Successful use by a Series of futures contracts and related options will depend upon the investment adviser's ability to predict movements in the direction of the securities markets, which requires different skills and techniques than predicting changes in the prices of individual securities. Moreover, futures contracts relate not only to the current price level of the underlying securities, but also to anticipated price levels at some point in the future. There is, in addition, the risk that the movements in the price of the futures contract will not correlate with the movements in the prices of the securities being hedged. For example, if the price of an index futures contract moves less than the price of the securities that are the subject of the hedge, the hedge will not be fully effective, but if the price of the securities being hedged has moved in an unfavorable direction, a Series would be in a better position than if it had not hedged at all. If the price of the securities being hedged has moved in a favorable direction, the advantage may be partially offset by losses in the futures position. In addition, if a Series has insufficient cash, it may have to sell assets to meet daily variation margin requirements. Any such sale of assets may or may not be made at prices that reflect a rising market. Consequently, a Series may need to sell assets at a time when such sales are disadvantageous to the Series. If the price of the futures contract moves more than the price of the underlying securities, a Series will experience either a loss or a gain on the futures contract that may or may not be completely offset by movements in the price of the securities that are the subject of the hedge.

    (2) In addition to the possibility that there may be an imperfect correlation, or no correlation at all, between price movements in the futures position and the securities being hedged, movements in the prices of futures contracts may not correlate perfectly with movements in the prices of the hedged securities due to price distortions in the futures market. There may be several reasons unrelated to the value of the underlying securities that cause this situation to occur. First, as noted above, all participants in the futures market are subject to initial and variation margin requirements. If, to avoid meeting additional margin deposit requirements or for other reasons, investors choose to close a significant number of futures contracts through offsetting transactions, distortions in the normal price relationship between the securities and the futures markets may occur. Second, because the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market, there may be increased participation by speculators in the futures market. Such speculative activity in the futures market also may cause temporary price distortions. As a result, a correct forecast of general market trends may not result in successful hedging through the use of futures contracts over the short term. In addition, activities of large traders in both the futures and securities markets involving arbitrage and other investment strategies may result in temporary price distortions.

    (3) Positions in futures contracts may be closed out only on an exchange or board of trade that provides a secondary market for such futures contracts. Although each Series intends to purchase and sell futures only on exchanges or boards of trade where there appears to be an active secondary market, there is no assurance that a liquid secondary market on an exchange or board of trade will exist for any particular contract at any particular time. In such event, it may not be possible to close a futures position, and in the event of adverse price movements, a Series would continue to be required to make variation margin payments.

    (4) Like options on securities, options on futures contracts have limited life. The ability to establish and close out options on futures will be subject to the development and maintenance of liquid secondary markets on the relevant exchanges or boards of trade. There can be no certainty that such markets for all options on futures contracts will develop.

    (5) Purchasers of options on futures contracts pay a premium in cash at the time of purchase. This amount and the transaction costs are all that is at risk. Sellers of options on futures contracts, however, must post initial margin and are subject to additional margin calls that could be substantial in the event of adverse price movements. In addition, although the maximum amount at risk when the Series purchases an option is the premium paid for the option and the transaction costs, there may be circumstances when the purchase of an option on a futures contract would result in a loss to the Series when the use of a futures contract would not, such as when there is no movement in the level of the underlying index value or the securities or currencies being hedged.

    (6) As is the case with options, a Series' activities in the futures markets may result in a higher portfolio turnover rate and additional transaction costs in the form of added brokerage commissions. However, a Series also may save on commissions by using futures contracts or options thereon as a hedge rather than buying or selling individual securities in anticipation of, or as a result of, market movements.


HEDGING STRATEGIES. The sub-advisers of the International Multi-Manager Series and Real Series may use forward currency contracts, options and futures contracts and related options to attempt to hedge securities held by the Series. There can be no assurance that such efforts will succeed. Hedging strategies, if successful, can reduce risk of loss by wholly or partially offsetting the negative effect of unfavorable price movements in the investments being hedged.

However, hedging strategies can also reduce opportunity for gain by offsetting the positive effect of favorable price movements in the hedged investment.


The International Multi-Manager and Real Estate Series may enter into forward currency contracts either with respect to specific transactions or with respect to the Series' positions. When Wilmington Trust or a sub-adviser believes that a particular currency may decline compared to the U.S. dollar, the Series may enter into a forward contract to sell the currency that the investment adviser or the sub-adviser expects to decline in an amount approximating the value of some or all of the Series' securities denominated in that currency. Such contracts may only involve the sale of a foreign currency against the U.S. dollar. In addition, when the Series anticipates purchasing or selling a security, it may enter into a forward currency contract in order to set the rate (either relative to the U.S. dollar or another currency) at which a currency exchange transaction related to the purchase or sale will be made.



The International Multi-Manager and Real Estate Series also may sell (write) and purchase put and call options and futures contracts and related options on foreign currencies to hedge against movements in exchange rates relative to the U.S. dollar. In addition, the Series may write and purchase put and call options on securities and stock indices to hedge against the risk of fluctuations in the prices of securities held by the Series or which the investment adviser or a sub-adviser intends to include in the portfolio. Stock index options serve to hedge against overall fluctuations in the securities markets rather than anticipated increases or decreases in the value of a particular security. The Series also may sell and purchase stock index futures contracts and related options to protect against a general stock market decline that could adversely affect the Series' securities or to hedge against a general stock market or market sector advance to lessen the cost of future securities acquisitions. The Series may use interest rate futures contracts and related options thereon to hedge the debt portion of its portfolio against changes in the general level of interest rates.



Neither the International Multi-Manager Series nor the Real Estate Series will not enter into an options, futures or forward currency contract transaction that exposes the Series to an obligation to another party unless the Series either
(i) owns an offsetting ("covered") position in securities, currencies, options, futures or forward currency contracts or (ii) has cash, receivables and liquid securities with a value sufficient at all times to cover its potential obligations to the extent not covered as provided in (i) above.


SPECIAL RISKS RELATED TO FOREIGN CURRENCY OPTIONS AND FUTURES CONTRACTS


Options and futures contracts on foreign currencies are affected by all of those factors that influence foreign exchange rates and investments generally. The value of a foreign currency option or futures contract depends upon the value of the underlying currency relative to the U.S. dollar. As a result, the price of the Series' position in a foreign currency option or currency contract may vary with changes in the value of either or both currencies and may have no relationship to the investment merits of a foreign security. Because foreign currency transactions occurring in the interbank market involve substantially larger amounts than those that may be involved in the use of foreign currency options or futures transactions, investors may be disadvantaged by having to deal in an odd lot market (generally consisting of transactions of less than $1 million) at prices that are less favorable than for round lots.


There is no systematic reporting of last sale information for foreign currencies or any regulatory requirement that quotations available through dealers or other market sources be firm or revised on a timely basis. Quotation information available is generally representative of very large transactions in the interbank market and thus may not reflect relatively smaller transactions (that is, less than $1 million) where rates may be less favorable. The interbank market in foreign currencies is a global, around-the-clock market. To the extent that the U.S. options or futures markets are closed while the markets for the underlying currencies remain open, significant price and rate movements may take place in the underlying markets that cannot be reflected in the options or futures markets until they reopen.


As with other options and futures positions, a Series' ability to establish and close out such positions in foreign currencies is subject to the maintenance of a liquid secondary market. Trading of some such positions is relatively new. Although the Series will not purchase or write such positions unless and until, in the investment adviser's or the sub-adviser's opinion, the market for them has developed sufficiently to ensure that the risks in connection with such positions are not greater than the risks in connection with the underlying currency, there can be no assurance that a liquid secondary market will exist for a particular option or futures contract at any specific time. Moreover, neither the International Multi-Manager Series nor the Real Estate Series will enter into over-the-counter options that are illiquid if, as a result, more than 15% of its net assets would be invested in illiquid securities.

Settlement of a foreign currency futures contract must occur within the country issuing the underlying currency. Thus, the Series must accept or make delivery of the underlying foreign currency in accordance with any U.S. or foreign restrictions or regulations regarding the maintenance of foreign banking arrangements by U.S. residents, and it may be required to pay any fees, taxes and charges associated with such delivery that are assessed in the issuing country.


FORWARD CURRENCY CONTRACTS. The International Multi-Manager Series and Real Estate Series may use forward currency contracts to protect against uncertainty in the level of future foreign currency exchange rates.


The Series may enter into forward currency contracts with respect to specific transactions. For example, when the Series enters into a contract for the purchase or sale of a security denominated in a foreign currency or anticipates the receipt in a foreign currency of dividend or interest payments on a security that it holds or anticipates purchasing, the Series may desire to "lock in" the U.S. dollar price of the security or the U.S. dollar equivalent of such payment, as the case may be, by entering into a forward contract for the sale, for a fixed amount of U.S. dollars, of the amount of foreign currency involved in the underlying transaction. The Series will thereby be able to protect itself against a possible loss resulting from an adverse change in the relationship between the currency exchange rates during the period between the date on which the security is purchased or sold, or on which the payment is declared, and the date on which such payments are made or received.

The Series also may hedge by using forward currency contracts in connection with portfolio positions to lock in the U.S. dollar value of those positions or to increase its exposure to foreign currencies that the investment adviser or the sub-advisers believe may rise in value relative to the U.S. dollar. For example, when the investment adviser or the sub-advisers believe that the currency of a particular foreign country may suffer a substantial decline relative to the U.S. dollar, it may enter into a forward contract to sell the amount of the former foreign currency approximating the value of some or all of the Series' securities holdings denominated in such foreign currency.

The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures. Accordingly, it may be necessary for the Series to purchase additional foreign currency on the spot (cash) market (and bear the expense of such purchase) if the market value of the security is less than the amount of foreign currency the Series is obligated to deliver and if a decision is made to sell the security and make delivery of the foreign currency. Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the security holding if the market value of the security exceeds the amount of foreign currency the Series is obligated to deliver. The projection of short-term currency market movements is extremely difficult and the successful execution of a short-term hedging strategy is highly uncertain. Forward contracts involve the risk that anticipated currency movements might not be accurately predicted, causing the Series to sustain losses on these contracts and transaction costs. Under normal circumstances, consideration of the prospect for currency parities will be incorporated into the longer-term investment decisions made with regard to overall diversification strategies. However, the investment adviser and the sub-advisers believe that it is important to have the flexibility to enter into such forward contracts when it determines that the best interests of the Series will be served.

At or before the maturity date of a forward contract requiring the Series to sell a currency, the Series may either sell a security holding and use the sale proceeds to make delivery of the currency or retain the security and offset its contractual obligation to deliver the currency by purchasing a second contract pursuant to which the Series will obtain, on the same maturity date, the same amount of the currency that it is obligated to deliver. Similarly, the Series may close out a forward contract requiring it to purchase a specified currency by entering into a second contract entitling it to sell the same amount of the same currency on the maturity date of the first contract. The Series would realize a gain or loss as a result of entering into such an offsetting forward currency contract under either circumstance to the extent the exchange rate or rates between the currencies involved moved between the execution dates of the first contract and the offsetting contract.

The cost to the Series of engaging in forward currency contracts varies with factors such as the currencies involved, the length of the contract period and the market conditions then prevailing. Because forward currency contracts are usually entered into on a principal basis, no fees or commissions are involved. The use of forward currency contracts does not eliminate fluctuations in the prices of the underlying securities the Series owns or intends to acquire, but it does fix a rate of exchange in advance. In addition, although forward currency contracts limit the risk of loss due to a decline in the value of the hedged currencies, at the same time they limit any potential gain that might result should the value of the currencies increase.

Although the Series values its assets daily in terms of U.S. dollars, it does not intend to convert its holdings of foreign currencies into U.S. dollars on a daily basis. The Series may convert foreign currency from time to time, and investors should be aware of the costs of currency conversion.

Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to the Series at one rate, while offering a lesser rate of exchange should the Series desire to resell that currency to the dealer.


SWAP AGREEMENTS. The International Multi-Manager Series and Real Estate Series may enter into swaps relating to indices, currencies, interest rates, and equity interests. A swap transaction is an agreement between the Series and a counterparty to act in accordance with the terms of the swap contract. Interest rate swaps involve the exchange by the Series with another party of their respective commitments to pay or receive interest, such as an exchange of fixed rate payments for floating rate payments. Index swaps involve the exchange by the Series with another party of the respective amounts payable with respect to a notional principal amount related to one or more indices. Currency swaps involve the exchange of cash flows on a notional amount of two or more currencies based on their relative future values. An equity swap is an agreement to exchange streams of payments computed by reference to a notional amount based on the performance of a basket of stocks or a single stock.


The Series may enter into these transactions to preserve a return or spread on a particular investment or portion of its assets, to protect against currency fluctuations, as a duration management technique or to protect against any increase in the price of securities the Series anticipates purchasing at a later date. Swaps have special risks including possible default by the counter party to the transaction, illiquidity and, where swaps are used as hedges, the risk that the use of a swap could result in losses greater than if the swap had not been employed.


SPECIAL RISKS RELATED TO SWAP AGREEMENTS. Swaps do not involve the delivery of securities, other underlying assets or principal. Accordingly, the risk of loss with respect to swaps is limited to the net amount of payments that the Series is contractually obligated to make or receive. If the counterparty to a swap defaults, the Series' risk of loss consists of the net amount of payments that the Series is contractually entitled to receive. The Series will segregate an amount of cash or other liquid securities having a value equal to the accrued excess of its obligations over entitlements with respect to each swap on a daily basis.


Whether the use of swap agreements will be successful in furthering the Series' investment objective will depend on the adviser's ability to correctly predict whether certain types of investments are likely to produce greater returns than other investments. Certain swap agreements may be considered to be illiquid because they are two party contracts and because they may have terms of greater than seven days. Moreover, the Series bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counter party. The Series will minimize this risk by entering into agreements that mark to market no less frequently than quarterly. In addition, the Series will enter into swap agreements only with counter parties that would be eligible for consideration as repurchase agreement counterparties under the Series' repurchase agreement guidelines. The swaps market is a relatively new market and is largely unregulated. It is possible that developments in the swaps market, including potential government regulation, could adversely affect the Series' ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

DESCRIPTION OF RATINGS.


Moody's, S&P and Fitch, Inc. are private services that provide ratings of the credit quality of debt obligations. A description of the ratings assigned by Moody's, S&P and Fitch, Inc. to the securities in which the Series may invest is discussed below. These ratings represent the opinions of these rating services as to the quality of the securities that they undertake to rate. It should be emphasized, however, that ratings are general and are not absolute standards of quality. The investment advisers and sub-advisers attempt to discern variations in credit rankings of the rating services and to anticipate changes in credit ranking. However, subsequent to purchase by a Series, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Series. In that event, an investment adviser or sub-adviser will consider whether it is in the best interest of the Series to continue to hold the securities.

MOODY'S RATINGS

CORPORATE AND MUNICIPAL BONDS.

Aaa: Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa: Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risk appear somewhat larger than the Aaa securities.

A: Bonds that are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa: Bonds that are rated Baa are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

CORPORATE AND MUNICIPAL COMMERCIAL PAPER. The highest rating for corporate and municipal commercial paper is "P-1" (Prime-1). Issuers rated P-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. P-1 repayment ability will often be evidenced by many of the following characteristics:

    -   Leading market positions in well-established industries.

    -   High rates of return on funds employed.

    - Conservative capitalization structure with moderate reliance on debt and ample asset protection.

    - Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

    - Well-established access to a range of financial markets and assured sources of alternate liquidity.

MUNICIPAL NOTES. The highest ratings for state and municipal short-term obligations are "MIG 1," "MIG 2" and "MIG 3" (or "VMIG 1," "VMIG 2" and "VMIG 3" in the case of an issue having a variable-rate demand feature). Notes rated "MIG 1" or "VMIG 1" are judged to be of the best quality. There is present strong protection by established cash flows, superior liquidity support or demonstrated broadbased access to the market for refinancing. Notes rated "MIG 2" or "VMIG 2" are of high quality, with margins of protection that are ample although not so large as in the preceding group. Notes rated "MIG 3" or "VMIG 3" are of favorable quality, with all security elements accounted for but lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow, and market access for refinancing is likely to be less well established.

S&P RATINGS

CORPORATE AND MUNICIPAL BONDS.

AAA: Bonds rated AAA are highest grade debt obligations. This rating indicates an extremely strong capacity to pay interest and repay principal.

AA: Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from AAA issues only in small degree.

A: Bonds rated A have a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher rated categories.

BBB: Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

CORPORATE AND MUNICIPAL COMMERCIAL PAPER. The "A-1" rating for corporate and municipal commercial paper indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics will be rated "A-1+."

MUNICIPAL NOTES. The "SP-1" rating reflects a very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be rated "SP-1+." The "SP-2" rating reflects a satisfactory capacity to pay principal and interest.

FITCH RATINGS

DESCRIPTION OF FITCH'S HIGHEST STATE AND MUNICIPAL NOTES RATING.

AAA - Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA - Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA.

F-1+ - Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1 - Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

(c) FUND POLICIES. Except as otherwise provided, each Series has adopted the investment limitations set forth below. Limitations which are designated as fundamental policies may not be changed without the affirmative vote of the lesser of (i) 67% or more of the shares of a Series present at a shareholders meeting if holders of more than 50% of the outstanding shares of the Series are present in person or by proxy or (ii) more than 50% of the outstanding shares of a Series. If any percentage restriction on investment or utilization of assets is adhered to at the time an investment is made, a later change in percentage resulting from a change in the market values of a Series' assets or redemptions of shares will not be considered a violation of the limitation.

MONEY MARKET SERIES.

Each Money Market Series will not as a matter of fundamental policy:


    1. purchase the securities of any one issuer if, as a result, more than 5% of the Series' total assets would be invested in the securities of such issuer, or the Series would own or hold 10% or more of the outstanding voting securities of that issuer, provided that (1) each Series may invest up to 25% of its total assets without regard to these limitations; and (2) these limitations do not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities;

    2. purchase the securities of any issuer if, as a result, more than 25% of the Series' total assets would be invested in the securities of one or more issuers having their principal business activities in the same industry, provided, that each of the Prime Money Market and Premier Money Market Series may invest more than 25% of its total assets in the obligations of banks;

    3. borrow money, except (1) from a bank for temporary or emergency purposes (not for leveraging or investment) or (2) by engaging in reverse repurchase agreements if the Series' borrowings do not exceed an amount equal to 33 1/3% of the current value of its assets taken at market value, less liabilities other than borrowings;

    4. make loans to other persons, except by (1) purchasing debt securities in accordance with its investment objective, policies and limitations; (2) entering into repurchase agreements; or (3) engaging in securities loan transactions limited to 33 1/3% of the value of the Series' total assets;

    5. underwrite any issue of securities, except to the extent that the Series may be considered to be acting as underwriter in connection with the disposition of any portfolio security;

    6. purchase or sell real estate, provided that the Series may invest in obligations secured by real estate or interests therein or obligations issued by companies that invest in real estate or interests therein;

    7. purchase or sell physical commodities or contracts, provided that currencies and currency-related contracts will not be deemed physical commodities; or

    8. issue senior securities, except as appropriate to evidence indebtedness that the Series is permitted to incur, provided that the Series' use of options, futures contracts and options thereon or currency-related contracts will not be deemed to be senior securities for this purpose.

With respect to number 2 above, the Trust has been advised that it is the SEC staff's current position, that the exclusion may be applied only to U.S. bank obligations; the Prime Money Market and Premier Money Market Series, however, will consider both foreign and U.S. bank obligations within this exclusion. Neither finance companies as a group nor utility companies as a group are considered a simple industry for purposes of this policy.

The following non-fundamental policies apply to each Money Market Series unless otherwise indicated, and the Board of Trustees may change them without shareholder approval. Each Money Market Series will not:

    1.  make short sales of securities except short sales against the box;

    2. purchase securities on margin except for the use of short-term credit necessary for the clearance of purchases and sales of portfolio securities;

    3. purchase portfolio securities if its outstanding borrowings exceed 5% of the value of its total assets, and if at any time the Series' bank borrowings exceed its fundamental borrowing limitations due to a decline in net assets, such borrowings will be promptly (within 3 days) reduced to the extent necessary to comply with such limitations;

    4. make loans of portfolio securities unless such loans are fully collateralized by cash, securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, or any combination of cash and securities, marked to market daily; or

    5. with respect to the U.S. Government, Prime Money Market and Premier Money Market Series only, purchase the securities of any one issuer if as a result more than 5% of the Series' total assets would be invested in the securities of such issuer, provided that this limitation does not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

BOND SERIES.

    Each Bond Series will not as a matter of fundamental policy:

    1. purchase the securities of any one issuer if, as a result, more than 5% of the Series' total assets would be invested in the securities of such issuer, or the Series would own or hold 10% or more of the outstanding voting securities of that issuer, provided that (1) each Series may invest up to 25% of its total assets without regard to these limitations; and (2) these limitations do not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities;

    2. purchase the securities of any issuer if, as a result, more than 25% of the Series' total assets would be invested in the securities of one or more issuers having their principal business activities in the same industry, provided that this limitation does not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including repurchase agreements fully collateralized by U.S. Government obligations) or to tax-exempt municipal securities;


    3. borrow money, provided that the Series may borrow money from banks for temporary or emergency purposes (not for leveraging or investment) or by engaging in reverse repurchase agreements if the Series' borrowings do not exceed an amount equal to 33 1/3% of the current value of its assets taken at market value, less liabilities other than borrowings;

    4. make loans to other persons, except by (1) purchasing debt securities in accordance with its investment objective, policies and limitations; (2) entering into repurchase agreements; or (3) engaging in securities loan transactions limited to 33 1/3% of the value of the Series' total assets;

    5. underwrite any issue of securities, except to the extent that the Series may be considered to be acting as underwriter in connection with the disposition of any portfolio security;

    6. purchase or sell real estate or real estate limited partnership interests, provided that the Series may invest in obligations secured by real estate or interests therein or obligations issued by companies that invest in real estate or interests therein, including real estate investment trusts;

    7. purchase or sell physical commodities or commodities contracts except financial and foreign currency futures contracts and options thereon, options on foreign currencies and forward currency contracts; or

    8. issue senior securities, except as appropriate to evidence indebtedness that the Series is permitted to incur, provided that futures, options and forward currency transactions will not be deemed to be senior securities for purposes of this limitation.

The following non-fundamental policies apply to each Bond Series and may be changed by the Board of Trustees without shareholder approval. Each Bond Series will not:

    1. pledge, mortgage or hypothecate its assets, except the Series may pledge securities having a market value at the time of the pledge not exceeding 33 1/3% of the value of its total assets to secure borrowings, and the Series may deposit initial and variation margin in connection with transactions in futures contracts and options on futures contracts;

    2.  make short sales of securities except short sales against the box;

    3. purchase securities on margin except for the use of short-term credit necessary for the clearance of purchases and sales of portfolio securities, provided that the Series may make initial and variation margin deposits in connection with permitted transactions in options or futures;

    4. purchase portfolio securities if its outstanding borrowings exceed 5% of the value of its total assets; purchase or sell non-hedging futures contracts or related options if aggregate initial margin and premiums required to establish such positions would exceed 5% of the Series' total assets. For purposes of this limitation, unrealized profits and unrealized losses on any open contracts are taken into account, and the in-the-money amount of an option that is in-the-money at the time of purchase is excluded; or

    5. write put or call options having aggregate exercise prices greater than 25% of the Series' net assets, except with respect to options attached to or acquired with or traded together with their underlying securities and securities that incorporate features similar to options.

When engaging in options, futures and forward currency contract strategies, a Series will either: (1) earmark or set aside cash or liquid securities in a segregated account with the Series' custodian in the prescribed amount; or (2) hold securities or other options or futures contracts whose values are expected to offset ("cover") its obligations thereunder. Securities, currencies or other options or futures contracts used for cover cannot be sold or closed out while the strategy is outstanding, unless they are replaced with similar assets.

EQUITY SERIES.

Each Equity Series will not as a matter of fundamental policy:

    1. purchase the securities of any one issuer, if as a result, more than 5% of the Series' total assets would be invested in the securities of such issuer, or the Series would own or hold 10% or more of the outstanding voting securities of that issuer, provided that (1) each Series may invest up to 25% of its total assets without regard to these limitations; (2) these limitations do not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities; and (3) for the WT Large Cap Growth, Large Cap Core, Small Cap Core and International Multi-Manager Series, repurchase agreements fully collateralized by U.S. Government obligations will be treated as U.S. Government obligations;


    2. purchase securities of any issuer if, as a result, more than 25% of the Series' total assets would be invested in the securities of one or more issuers having their principal business activities in the same industry, provided, that (1) for the Large Cap Value, Small Cap Value and Mid Cap Value Series, this limitation does not apply to investments in short-term obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities; and (2) the WT Large Cap Growth, Large Cap Core, Small Cap Core and International Multi-Manager Series, this limitation does not apply to debt obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities;


    3. borrow money, provided that (1) each of the Large Cap Value, Small Cap Value and Mid Cap Value Series may borrow money for temporary or emergency purposes, including the meeting of redemption requests, in amounts up to 33 1/3% of a Series' assets; and (2) each of the WT Large Cap Growth, Large Cap Core, Small Cap Core, International Multi-Manager Series, Small Cap Growth and Mid Cap Series may borrow money for temporary or emergency purposes, and then in an aggregate amount not in excess of 10% of a Series' total assets;

    4. make loans to other persons, except by (1) purchasing debt securities in accordance with its investment objective, policies and limitations; (2) entering into repurchase agreements; or (3) engaging in securities loan transactions;

    5. underwrite any issue of securities, except to the extent that the Series may be considered to be acting as underwriter in connection with the disposition of any portfolio security;


    6. purchase or sell real estate, provided that (1) the Large Cap Value, Small Cap Value and Mid Cap Value Series additionally may not invest in any interest in real estate except securities issued or guaranteed by corporate or governmental entities secured by real estate or interests therein, such as mortgage pass-throughs and collateralized mortgage obligations, or issued by companies that invest in real estate or interests therein; and (2) the WT Large Cap Growth, Large Cap Core, Small Cap Core, International Multi-Manager, Small Cap Growth and Mid Cap Series each may invest in obligations secured by real estate or interests therein or obligations issued by companies that invest in real estate or interests therein, including real estate investment trusts;


    7. purchase or sell physical commodities, provided that (1) the Large Cap Value, Small Cap Value and Mid Cap Value Series additionally are restricted from purchasing or selling contracts, options or options on contracts to purchase or sell physical commodities and (2) the WT Large Cap Growth, Large Cap Core, Small Cap Core, International Multi-Manager and Mid Cap Series each may invest in purchase, sell or enter into financial options and futures, forward and spot currency contracts, swap transactions and other derivative financial instruments; or

    8. issue senior securities, except to the extent permitted by the 1940 Act, provided that each of the Large Cap Value, Small Cap Value and Mid Cap Value Series may borrow money subject to its investment limitation on borrowing.

The following non-fundamental policies apply to each Equity Series unless otherwise indicated, and the Board of Trustees may change them without shareholder approval. Each Equity Series will not:


    1. pledge, mortgage or hypothecate its assets except to secure indebtedness permitted to be incurred by the Series, provided that (1) this limitation does not apply to the WT Large Cap Growth, Large Cap Core, Small Cap Core, Small Cap Growth and Mid Cap Series; and (2) with respect to the Large Cap Value, Small Cap Value, Mid Cap Value and International Multi-Manager Series, the deposit in escrow of securities in connection with the writing of put and call options, collateralized loans of securities and collateral arrangements with respect to margin for future contracts are not deemed to be pledges or hypothecations for this purpose;


    2.  make short sales of securities except short sales against the box;

    3. purchase securities on margin except for the use of short-term credit necessary for the clearance of purchases and sales of portfolio securities, provided that Large Cap Value, Small Cap Value and Mid Cap Value Series may make initial and variation margin deposits in connection with permitted transactions in options without violating this limitation;

    4. purchase portfolio securities if its outstanding borrowings exceed 5% of the value of its total assets, provided that (1) the Large Cap Value, Small Cap Value and Mid Cap Value Series may not borrow for purposes other than meeting redemptions in an amount exceeding 5% of the value of its total assets at the time the borrowing is made.

When engaging in options, futures and forward currency contract strategies, a Series will either: (1) earmark or set aside cash or liquid securities in a segregated account with the Series' custodian in the prescribed amount; or (2) hold securities or other options or futures contracts whose values are expected to offset ("cover") its obligations thereunder. Securities, currencies or other options or futures contracts used for cover cannot be sold or closed out while the strategy is outstanding, unless they are replaced with similar assets.


REAL ESTATE SERIES


The REAL ESTATE SERIES will not as a matter of fundamental policy:

    1. purchase the securities of any one issuer, if as a result, more than 5% of the Series' total assets would be invested in the securities of such issuer, or the Portfolio would own or hold 10% or more of the outstanding voting securities of that issuer, provided that (1) the Series may invest up to 25% of its total assets without regard to these limitations; (2) these limitations do not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities; and (3) repurchase agreements fully collateralized by U.S. Government obligations will be treated as U.S. Government obligations;

    2. purchase any security if, as a result of that purchase, 25% or more of the Series' total assets would be invested in securities of issuers having their principal business activities in the same industry, except that this limitation does not apply to securities issued or guaranteed by the U.S. government, its agencies or instrumentalities or to municipal securities.

        However, the Series may invest more than 25% of its total assets in the real estate industry and intends to be concentrated in the securities of domestic and foreign real estate and real estate related companies. For purposes of this policy, real estate and real estate related companies consist of companies (i) that generally derives at least 50% of its revenue from the ownership, construction, financing, management or sale of commercial, industrial or residential real estate (or has at least 50% of its assets invested in such real estate) or (ii) whose products and services are related to the real estate industry, such as manufacturers and distributors of building supplies and financial institutions which issue or service mortgages.

    3. borrow money, provided that the Series may borrow money for temporary or emergency purposes, and then in an aggregate amount not in excess of 10% of the Series' total assets;

    4. make loans to other persons, except by (1) purchasing debt securities in accordance with its investment objective, policies and limitations; (2) entering into repurchase agreements; or (3) engaging in securities loan transactions;

    5. underwrite any issue of securities, except to the extent that the Series may be considered to be acting as underwriter in connection with the disposition of any portfolio security;

    6. purchase or sell real estate, provided that the Series may invest in obligations secured by real estate or interests therein or obligations issued by companies that invest in real estate or interests therein, including real estate investment trusts;

    7. purchase or sell real estate, except that investments in securities of issuers that invest in real estate and investments in mortgage-backed securities, mortgage participations or other instruments supported by interests in real estate are not subject to this limitation, and except that the Series may exercise rights under agreements relating to such securities, including the right to enforce security interests and to hold real estate acquired by reason of such enforcement until that real estate can be liquidated in an orderly manner;

    8. purchase or sell physical commodities, provided that the Series may invest in purchase, sell or enter into financial options and futures, forward and spot currency contracts, swap transactions and other derivative financial instruments; or

    9. issue senior securities or borrow money except as permitted under the 1940 Act.

The following non-fundamental policies apply to the Real Estate Series unless otherwise indicated, and the Board of Trustees may change them without shareholder approval. The Series will not:

    1. pledge, mortgage or hypothecate its assets except to secure indebtedness permitted to be incurred by the Series, provided that the deposit in escrow of securities in connection with the writing of put and call options, collateralized loans of securities and collateral arrangements with respect to margin for future contracts are not deemed to be pledges or hypothecations for this purpose;

    2.  make short sales of securities except short sales against the box;

    3. purchase securities on margin except for the use of short-term credit necessary for the clearance of purchases and sales of portfolio securities;

    4. purchase additional portfolio securities if its outstanding borrowings exceed 5% of the value of its total assets; and

    5. borrow money in an amount greater than 33-1/3% of its total assets (including the amount borrowed) less liabilities (other than borrowings). The Series may not borrow for leveraging, but may borrow for temporary or emergency purposes, in response to adverse market conditions, or for cash management purposes.

When engaging in options, futures and forward currency contract strategies, the Series will either: (1) set aside cash or liquid securities in a segregated account with its custodian in the prescribed amount; or (2) hold securities or other options or futures contracts whose values are expected to offset ("cover") its obligations thereunder. Securities, currencies or other options or futures contracts used for cover cannot be sold or closed out while the strategy is outstanding, unless they are replaced with similar assets.


WT BALANCED SERIES

THE WT BALANCED SERIES will not as a matter of fundamental policy:

    1. purchase the securities of any one issuer if, as result, more than 5% of the Series' total assets would be invested in the securities of such issuer, or the Series would own or hold 10% or more of the outstanding voting securities of that issuer, provided that (1) the Series may invest up to 25% of its total assets without regard to these limitations; and (2) these limitations do not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities;

    2. purchase the securities of any issuer if, as a result, more than 25% of the Series' total assets would be invested in the securities of one or more issuers having their principal business activities in the same industry, provided that this limitation does not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including repurchase agreements fully collateralized by U.S. Government obligations) or to tax-exempt municipal securities;

    3. borrow money, provided that the Series may borrow money from banks for temporary or emergency purposes (not for leveraging or investment) or by engaging in reverse repurchase agreements if the Series' borrowings do not exceed an amount equal to 33 1/3% of the current value of its assets taken at market value, less liabilities other than borrowings;

    4. make loans to other persons, except (1) purchasing debt securities in accordance with its investment objective, policies and limitations; (2) entering into repurchase agreements; or (3) engaging in securities loan transactions limited to 33 1/3% of the value of the Series' total assets;

    5. underwrite any issue of securities, except to the extent that the Series may be considered to be acting as underwriter in connection with the disposition of any portfolio security,

    6. purchase or sell real estate or real estate limited partnership interests, provided that the Series may invest in obligations secured by real estate or interest therein or obligations issued by companies that invest in real estate or interest therein, including real estate investment trusts;

    7. purchase or sell physical commodities or commodities contracts provided that the Series may invest in, purchase, sell or enter into options and futures, forward and spot currency contracts, swap transactions and other derivative financial instruments, or

    8. issue senior securities, except as appropriate to evidence indebtedness that the Series is permitted to incur, provided that futures, options and forward currency transaction will not be deemed to be senior securities for purposes of this limitation.

The following non-fundamental policies apply to the WT Balanced Series and may be changed by the Board of Trustees without shareholder approval. The WT Balanced Series will not:

    1. pledge, mortgage or hypothecate its assets, except the Series may pledge securities having a market value at the time of the pledge not exceeding 33 1/3% of the value of its total assets to secure borrowings, and the Series may deposit initial and variation margin in connection with transactions in futures contracts and options on futures contracts;

    2.  make short sales of securities except short sales against the box;

    3. purchase securities on margin except for the use of short-term credit necessary for the clearance of purchases and sales of portfolio securities, provided that the Series may make initial and variation margin deposits in connection with permitted transactions in options or futures;

    4. purchase portfolio securities if its outstanding borrowings exceed 5% of the value of its total assets;

When engaging in options, futures and forward currency contract strategies, the Series will either: (1) earmark or set aside cash or liquid securities in a segregated account with the Series' custodian in the prescribed amount; or (2) hold securities or other options or futures contracts whose values are expected to offset ("cover") its obligations thereunder. Securities, currencies or other options or futures contracts used for cover cannot be sold or closed out while the strategy is outstanding, unless they are replaced with similar assets.


(d) TEMPORARY DEFENSIVE MEASURES. Each of the Equity Series and Real Estate Series are permitted to take a temporary defensive position by investing without limit in commercial paper and other money market instruments rated in one of the two highest ratings categories by an NRSRO.


ITEM 13. MANAGEMENT OF THE TRUST

(a) BOARD OF TRUSTEES. The Board of Trustees supervises the management, activities and affairs of the Trust and has approved contracts with various financial organizations to provide the day-to-day management of the Series. The Board of Trustees is responsible for protecting the interests of shareholders.

(b-c) MANAGEMENT INFORMATION. The following tables present certain information regarding the Board of Trustees of the Trust. Each person listed under "Interested Trustees" below is an "interested person" of the Series' investment advisers or the Trust, within the meaning of the 1940 Act. Each person who is not an "interested person" of the Series' investment advisers or the Trust within the meaning of the 1940 Act is referred to as an "Independent Trustee" and is listed under such heading below. For purposes of the information below, "Fund Complex" refers to the Trust and WT Mutual Fund, collectively. The address of each Trustee as it relates to the Trust's business is 1100 North Market Street, Wilmington, DE 19890.

INTERESTED TRUSTEES
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                NUMBER OF
                                                                                              PORTFOLIOS IN
                                                                           PRINCIPAL               FUND             OTHER
                                POSITION(S)       TERM OF OFFICE          OCCUPATION(S)          COMPLEX        DIRECTORSHIPS
                                 HELD WITH         AND LENGTH OF           DURING PAST         OVERSEEN BY         HELD BY
NAME AND DATE OF BIRTH             TRUST            TIME SERVED            FIVE YEARS            TRUSTEE           TRUSTEE
--------------------------------------------------------------------------------------------------------------------------------
ROBERT J. CHRISTIAN(1)            Trustee,      Shall serve until       Chief Investment           40              RSMC
Date of Birth: 2/49            President and    death, resignation      Officer of                                 (registered
                                Chairman of     or removal.             Wilmington Trust                           investment
                                 the Board      Trustee, President      Company since                              adviser)
                                                and Chairman of         February 1996.
                                                the Board since
                                                October 1998.
--------------------------------------------------------------------------------------------------------------------------------
WILLIAM P. RICHARDS, JR.(2)       Trustee       Shall serve until       Managing Director          40              None
Date of Birth:  11/36                           death, resignation      and Senior
                                                or removal.             Portfolio Manager,
                                                Trustee since           Roxbury Capital
                                                October 1999.           Management LLC
                                                                        since 1998. Prior
                                                                        to 1998, Principal,
                                                                        Roger Engemann &
                                                                        Associates
                                                                        (investment
                                                                        management firm).

1 Mr. Christian is an "Interested Trustee", by reason of his position as Director of Rodney Square Management Corporation, an investment adviser to the Trust.

2 Mr. Richards is an "Interested Trustee" by reason of his position as President of Roxbury Capital Management LLC, an investment adviser to the Trust.

INDEPENDENT TRUSTEES
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                NUMBER OF
                                                                                              PORTFOLIOS IN
                                                                           PRINCIPAL               FUND             OTHER
                                POSITION(S)       TERM OF OFFICE          OCCUPATION(S)          COMPLEX        DIRECTORSHIPS
                                 HELD WITH         AND LENGTH OF           DURING PAST         OVERSEEN BY         HELD BY
NAME AND DATE OF BIRTH             TRUST            TIME SERVED            FIVE YEARS            TRUSTEE           TRUSTEE
--------------------------------------------------------------------------------------------------------------------------------
ROBERT ARNOLD                     Trustee       Shall serve until       Founder and                40                 N/A
Date of Birth: 3/44                             death, resignation      co-manages, R. H.
                                                or removal.             Arnold & Co., Inc.
                                                Trustee since May       (investment banking
                                                1997.                   company) since 1989.
--------------------------------------------------------------------------------------------------------------------------------
ERIC BRUCKER                      Trustee       Shall serve until       Dean, School of            40                 N/A
Date of Birth: 12/41                            death, resignation      Business
                                                or removal.             Administration of
                                                Trustee since           Widener University
                                                October 1999.           since July 2001.
                                                                        Prior to that,
                                                                        Dean, College of
                                                                        Business, Public
                                                                        Policy and Health
                                                                        at the University
                                                                        of Maine from
                                                                        September 1998 to
                                                                        June 2001, and
                                                                        Dean, School of
                                                                        Management at the
                                                                        University of
                                                                        Michigan prior to
                                                                        September 1998.
--------------------------------------------------------------------------------------------------------------------------------
NICHOLAS A. GIORDANO              Trustee       Shall serve until       Consultant,                40           Kalmar Pooled
Date of Birth: 3/43                             death, resignation      financial services                      Investment
                                                or removal.             organizations from                      Trust) and
                                                Trustee since           1997 to present;                        Independence
                                                October 1998.           Interim President,                      Blue Cross
                                                                        LaSalle University                      (insurance);
                                                                        from 1998 to 1999;                      Fotoball,
                                                                        President and Chief                     U.S.A.
                                                                        Executive Officer,                      (sporting and
                                                                        Philadelphia Stock                      athletics goods
                                                                        Exchange from 1981                      manufacturer);
                                                                        to 1997.                                DaisyTek
                                                                                                                International
                                                                                                                (wholesale
                                                                                                                paper and paper
                                                                                                                products); and
                                                                                                                Selas
                                                                                                                Corporation of
                                                                                                                America
                                                                                                                (industrial
                                                                                                                furnaces and
                                                                                                                ovens).

INDEPENDENT TRUSTEES
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                NUMBER OF
                                                                                              PORTFOLIOS IN
                                                                           PRINCIPAL               FUND             OTHER
                                POSITION(S)       TERM OF OFFICE          OCCUPATION(S)          COMPLEX        DIRECTORSHIPS
                                 HELD WITH         AND LENGTH OF           DURING PAST         OVERSEEN BY         HELD BY
NAME AND DATE OF BIRTH             TRUST            TIME SERVED            FIVE YEARS            TRUSTEE           TRUSTEE
--------------------------------------------------------------------------------------------------------------------------------
LOUIS KLEIN JR.                   Trustee       Shall serve until       Self-employed              40           Manville
Date of Birth: 5/35                             death, resignation      financial                               Personal Injury
                                                or removal.             consultant since                        Settlement
                                                Trustee since           1991.                                   Trust
                                                October 1999.
--------------------------------------------------------------------------------------------------------------------------------
CLEMENT C. MOORE,II               Trustee       Shall serve until       Managing Partner,          40                N/A
Date of Birth: 9/44                             death, resignation      Mariemont Holdings,
                                                or removal.             LLC, (real estate
                                                Trustee since           holding and
                                                October 1999.           development
                                                                        company) since 1980.
--------------------------------------------------------------------------------------------------------------------------------
JOHN J. QUINDLEN                  Trustee       Shall serve until       Retired since 1993.        40           St. Joe Paper
Date of Birth: 5/32                             death, resignation                                              Co.
                                                or removal.
                                                Trustee since
                                                August 1999.
--------------------------------------------------------------------------------------------------------------------------------
MARK A. SARGENT                   Trustee       Shall serve until       Dean and Professor         40           St. Thomas More
Date of Birth: 4/51                             death, resignation      of Law, Villanova                       Society of
                                                or removal.             University School                       Pennsylvania.
                                                Trustee since           of Law since July
                                                November 2001.          1997.  Associate
                                                                        Dean for Academic
                                                                        Affairs, University
                                                                        of Maryland School
                                                                        of Law from 1994 to
                                                                        1997.

As of October 28, 2002, none of the Independent Trustees nor any of their immediate family members (i.e. spouse or dependent children) serves as an officer or director or is an employee of, the Trust, WT Mutual Fund, any of the Series' advisers, WT Mutual Fund's distributor or of any company controlled by or under common control with such entities.

EXECUTIVE OFFICERS
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                NUMBER OF
                                                                                              PORTFOLIOS IN
                                                                           PRINCIPAL               FUND             OTHER
                                POSITION(S)       TERM OF OFFICE          OCCUPATION(S)          COMPLEX        DIRECTORSHIPS
NAME, ADDRESS AND                HELD WITH         AND LENGTH OF           DURING PAST         OVERSEEN BY         HELD BY
DATE OF BIRTH                      TRUST            TIME SERVED            FIVE YEARS            TRUSTEE           TRUSTEE
--------------------------------------------------------------------------------------------------------------------------------
ERIC K. CHEUNG                 Vice President   Shall serve at the      Vice President,             N/A               N/A
1100 North. Market Street                       pleasure of the         Wilmington Trust
Wilmington, DE 19890                            Board and until         Company since 1986;
Date of Birth: 12/54                            successor is            and Vice President
                                                elected and             and Director,
                                                qualified.              Rodney Square
                                                Officer since           Management
                                                October 1998.           Corporation since
                                                                        2001.
--------------------------------------------------------------------------------------------------------------------------------
JOSEPH M. FAHEY, JR.                Vice        Shall serve at the      Vice President,             N/A               N/A
                                  President     pleasure of the         Rodney Square
1100 North Market Street                        Board and until         Management
Wilmington, DE 19809                            successor is            Corporation since
Date of Birth: 1/57                             elected and             1992.
                                                qualified.
                                                Officer since
                                                November 1999.
--------------------------------------------------------------------------------------------------------------------------------
FRED FILOON                    Vice President   Shall serve at the      Senior Vice                 N/A               N/A
520 Madison Avenue                              pleasure of the         President, Cramer
New York, NY 10022                              Board and until         Rosenthal McGlynn,
Date of Birth: 3/42                             successor is            LLC since 1989.
                                                elected and
                                                qualified.
                                                Officer since
                                                August 2000.
--------------------------------------------------------------------------------------------------------------------------------
JOHN R. GILES                  Vice President   Shall serve at the      Vice President,             N/A               N/A
1100 North. Market Street                       pleasure of the         Wilmington Trust
Wilmington, DE 19890                            Board and until         Company since 1996.
Date of Birth: 8/57                             successor is
                                                elected and
                                                qualified.
                                                Officer since
                                                December 1999.
--------------------------------------------------------------------------------------------------------------------------------
PAT COLLETTI                   Vice President   Shall serve at the      Vice President and          N/A               N/A
400 Bellevue Parkway            and Treasurer   pleasure of the         Director of
Wilmington, DE 19809                            Board and until         Investment
Date of Birth: 11/58                            successor is            Accounting and
                                                elected and             Administration of
                                                qualified.              PFPC Inc. since
                                                Officer since May       1999.  From 1986 to
                                                1999.                   April 1999,
                                                                        Controller for the
                                                                        Reserve Funds.

EXECUTIVE OFFICERS
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                NUMBER OF
                                                                                              PORTFOLIOS IN
                                                                           PRINCIPAL               FUND             OTHER
                                POSITION(S)       TERM OF OFFICE          OCCUPATION(S)          COMPLEX        DIRECTORSHIPS
NAME, ADDRESS AND                HELD WITH         AND LENGTH OF           DURING PAST         OVERSEEN BY         HELD BY
DATE OF BIRTH                      TRUST            TIME SERVED            FIVE YEARS            TRUSTEE           TRUSTEE
--------------------------------------------------------------------------------------------------------------------------------
LEAH ANDERSON                     Secretary     Shall serve at the      Officer, Wilmington         N/A               N/A
1100 North Market Street                        pleasure of the         Trust Company since
Wilmington, DE 19890                            Board and until         1998.  Officer,
Date of Birth: 8/65                             successor is            Rodney Square
                                                elected and             Management
                                                qualified.              Corporation since
                                                Officer since           1992.
                                                October 2002.

RESPONSIBILITIES OF THE BOARD AND COMMITTEES

BOARD. The primary responsibility of the Board is to represent the interests of the shareholders and to provide oversight management of the Series. Currently the Board is comprised of nine individuals, two of whom are considered "interested" Trustees as defined by the 1940 Act. The remaining Trustees are Independent Trustees. The Board meets multiple times during the year (i.e. at least quarterly) to review the investment performance of each Series and other operational matters, including policies and procedures with respect to compliance with regulatory and other requirements. The Board met five times during the fiscal year ended June 30, 2002. Currently, the Board has a Nominating Committee, an Audit Committee, a Regulatory Oversight Committee and a Valuation Committee. The responsibilities of each committee and its members are described below.

NOMINATING COMMITTEE. The Board has a Nominating Committee, comprised only of Independent Trustees. Currently, Messrs. Giordano and Quindlen serve on the Nominating Committee. The Nominating Committee is responsible for the selection and nomination of candidates to serve as Trustees. During the fiscal year ended June 30, 2002, there was one meeting of the Nominating Committee. Upon the written request of shareholders holding at least 10% of the Trust's shares in the aggregate, the Secretary shall present to any special meeting of shareholders such nominees for election as Trustees as specified in such written request.

AUDIT COMMITTEE. The Board has an Audit Committee comprised of Messrs. Giordano, Klein and Quindlen, each an Independent Trustee. Mr. Giordano serves as the chairman of the committee. Pursuant to its charter, the Audit Committee has the responsibility, among other things, to (1) recommend the selection of the Trust's independent auditors; (2) review and approve the scope of the independent auditors' audit activity; (3) review the financial statements which are the subject of the independent auditors' certifications; and (4) review with such independent auditors the adequacy of the Trust's basic accounting system and the effectiveness of the Trust's internal accounting controls. During the fiscal year ended June 30, 2002, there were three meetings of the Audit Committee.

REGULATORY OVERSIGHT COMMITTEE. The Board has a Regulatory Oversight Committee, comprised of Messrs. Arnold, Brucker, Moore and Sargent, each an Independent Trustee. Mr. Moore serves as the chairman of the committee. The Regulatory Oversight Committee focuses on any regulatory developments in the mutual fund industry and various regulatory aspects of the operation of the Series. The committee also performs such other tasks as the Board deems necessary. During the fiscal year ended June 30, 2002, there were four meetings of the Regulatory Oversight Committee.


VALUATION COMMITTEE. The Board has a Valuation Committee, comprised of officers of the Trust, which reviews and monitors the Valuation Procedures adopted by the Board. The Valuation Committee is responsible for determining the fair value of each Series' securities as needed in accordance with the Valuation Procedures and performs such other tasks as the Board deems necessary. The Valuation Committee meets on an ad hoc basis to discuss issues relating to the valuation of securities held by the Series. Committee members are required to report actions taken at their meetings at the next scheduled Board meeting following the Valuation Committee's meeting. During the fiscal year ended June 30, 2002, there was one meeting of the Valuation Committee.

SECURITY AND OTHER INTERESTS. Since shares of the Trust may only be sold to affiliates of Wilmington Trust Company, subsidiaries of the parent company of Wilmington Trust Company, certain joint venture partners of affiliates of Wilmington Trust Company and other institutional investors, as of December 31, 2001, no member of the Board of Trustees owned any equity securities of any Series of the Trust.

As of December 31, 2001, none of the Independent Trustees or their respective immediate family members (spouse or dependent children) owned beneficially or of record an interest in any of the Trust's advisers or the Fund's distributor, or in any person directly or indirectly controlling, controlled by, or under common control with such entities.


APPROVAL OF INVESTMENT ADVISORY AND SUB-ADVISORY AGREEMENTS. The Trust has retained Balentine and Company LLC ("Balentine") Cramer Rosenthal McGlynn, LLC ("CRM"), Roxbury Capital Management LLC ("Roxbury"), and Rodney Square Management Corporation ("RSMC") to manage the assets of certain series of the Trust. Each of these advisers has been retained pursuant to a separate investment advisory agreement (collectively, the "Advisory Agreements") which have been approved by the Board of Trustees of the Trust, including the Independent Trustees. The Trust and RSMC have agreed to retain Deutsche Asset Management, Inc. ("DAMI") and Julius Baer Investment Management Inc. ("JBIMI") to manage the day-to-day investment activities of the International Multi-Manager Series pursuant to separate sub-advisory agreements. In addition, the Trust and Balentine have agreed to retain AEW Management and Advisors, L.P. ("AEW") and Real Estate Management Services Group LLC ("REMS") to manage the day-to-day investment activities of the Real Estate Series pursuant to separate sub-advisory agreements (such agreements and the sub-advisory agreements of DAMI and JBIMI are hereinafter referred to collectively, as the "Sub-Advisory Agreements"). Each Advisory Agreement and Sub-Advisory Agreement has an initial term of two years and continues in effect from year to year thereafter if such continuance is specifically approved at least annually by the Trust's Board of Trustees or by a majority of the outstanding voting securities of the Trust, and in either event, by a majority of the Independent Trustees of the Trust casting votes in person at a meeting called for such purpose.


The Board's decision to approve each Advisory Agreement and Sub-Advisory Agreement reflects the exercise of its business judgment on whether to continue the existing arrangements. During its review of the Series' Advisory Agreements, the Board considered many factors, including: 1) the Series' investment objectives and long-term performance; 2) the adviser's management philosophy, personnel and processes; 3) the expectations of shareholders; 4) the state of competition in the mutual fund industry; 5) comparable fees in the mutual fund industry; 6) the range and quality of services provided to the Series and their shareholders in addition to investment advisory services; and 7) the Series' relationship to other series in the Fund Complex.


In assessing an investment adviser's or sub-adviser's performance of its obligations, the Board also considered whether there has occurred a circumstance or event that would constitute a reason for it to not renew an Advisory Agreement and in the case of DAMI, JBIMI, AEW and REMS, whether there was a circumstance or event that would constitute a reason not to approve a Sub-Advisory Agreement with each of them. In this regard, the Board is mindful of the potential disruption to the operations of the Series and the risks or other effects that could occur as a result of a decision to terminate or not renew an Advisory Agreement or a decision not to approve a Sub-Advisory Agreement. In particular, the Board recognized that most shareholders have invested in the Series on the strength of an investment adviser's or sub-adviser's reputation and in the expectation that the investment adviser or sub-adviser will have a continuing role in providing advisory services to the Series.



The Board also considered the compensation and benefits received or to be received by the investment adviser or sub-adviser. This includes fees received for services provided to the Series by an investment adviser, sub-adviser or its affiliates and research services received by the investment adviser or sub-adviser from brokers that execute trades for each Series, as well as advisory fees. The Board was aware that various courts have interpreted provisions of the 1940 Act and have indicated in their decisions that the following factors may be relevant to an adviser's compensation: the nature and quality of the services provided or to be provided by the investment adviser or sub-adviser, including the performance of the Series; the investment adviser's or sub-adviser's cost of providing the services; the extent to which the investment adviser or sub-adviser may realize "economies of scale" as the Series grows larger; any indirect benefits that may accrue to the investment adviser or sub-adviser and its affiliates as a result of the investment adviser's or sub-adviser's relationship with the Trust; performance and expenses of comparable funds; and the extent to which the independent Board members are fully informed about the facts bearing on the investment adviser's or sub-adviser's service and fee. The Board is aware of these factors and takes them into account in its review and approval of each Advisory Agreement and Sub-Advisory Agreement.


The Board considered these circumstances in light of its accumulated experience in governing the Trust and working with the investment adviser or sub-adviser on matters relating to the Trust, and was assisted by the advice of legal counsel. In this regard, the Board receives a significant amount of information about the Series, the investment adviser or sub-adviser and the Wilmington Trust Company ("Wilmington Trust") organization on an ongoing basis. The investment adviser or sub-adviser and Wilmington Trust provide information at each regular meeting of the Board, and furnish additional reports in connection with the Board's formal review of the Advisory Agreements. Thus, the Board's evaluation of an Advisory Agreement is informed by reports concerning such matters as: the investment adviser's or sub-adviser's investment philosophy, personnel and processes; each Series' short-term and long-term performance (in absolute terms as well as in relationship to its particular investment program and certain competitor funds), and comments on the reasons for performance; the Series' expenses (including the advisory fee itself and the overall expense structure of the Series, both in absolute terms and relative to competing funds, with due regard for contractual or voluntary expense limitations); the use and allocation of brokerage commissions derived from trading the Series' portfolio securities; the nature and extent of the advisory and other services provided or to be provided to the Series by the investment adviser or sub-adviser and its affiliates; compliance and audit reports concerning the Series and the companies that service them; and relevant developments in the mutual fund industry. The Board also considers the relationship of the Series to the other series in the Fund Complex.


Not all of the factors and considerations identified above are relevant to every Series, nor does the Board consider any one of them to be determinative. The Board bases its decision to approve an Advisory or Sub-Advisory Agreement on all the relevant factors, and with a view to past and future long-term considerations.

Each Advisory and Sub-Advisory Agreement may be terminated by the Trust or the applicable adviser on sixty days written notice without penalty. Each Advisory and Sub-Advisory Agreement will also terminate automatically in the event of its assignment as defined in the 1940 Act.

Additional information regarding the Advisory and Sub-Advisory Agreements and the fees paid to each of the investment advisers or sub-advisers may be found under the heading of "Item 15-Investment Advisory and Other Services."

COMPENSATION. The fees and expenses of the Independent Trustees are paid by the Trust. The following table shows the fees paid during the fiscal year ended June 30, 2002 to the Independent Trustees for their service to the Trust and the total compensation paid to the Trustees by the Fund Complex.

                                                                                                    TOTAL
                                             PENSION OR RETIREMENT                              COMPENSATION
                              AGGREGATE        BENEFITS ACCRUED AS          ESTIMATED             FROM FUND
                            COMPENSATION          PART OF TRUST          ANNUAL BENEFITS           COMPLEX
INDEPENDENT TRUSTEE         FROM THE TRUST          EXPENSES             UPON RETIREMENT      PAID TO TRUSTEES
---------------------------------------------------------------------------------------------------------------
Robert Arnold                  $6,990                 None                    None                 $34,550

Eric Brucker                   $6,990                 None                    None                 $34,550

Nicholas Giordano              $6,760                 None                    None                 $33,450

Louis Klein, Jr.               $6,760                 None                    None                 $33,450

Clement C. Moore, II           $6,990                 None                    None                 $34,550

John Quindlen                  $6,760                 None                    None                 $33,450

Mark A. Sargent                $3,927                 None                    None                 $19,850

(e)   SALES LOADS. Not applicable.


(f) CODE OF ETHICS. In accordance with Rule 17j-1 of the 1940 Act, each investment adviser and sub-adviser to the Series of the Trust has adopted a Code of Ethics.


The Codes are intended to prohibit or restrict transactions that may be deemed to create a conflict of interest among an investment adviser, a sub-adviser or the Fund Complex. Each Code identifies the specific employees, officers or other persons who are subject thereto and all are required to abide by the provisions thereunder. Persons covered under the Codes may engage in personal trading for their own accounts, including securities that may also be purchased or held or traded by a Series under certain circumstances.


Under the Joint Code of Ethics adopted by RSMC and the Fund Complex, personal trading is subject to specific restrictions, limitations, guidelines and other conditions. Under the individual Codes of Ethics adopted by Balentine, CRM,

Roxbury, AEW, DAMI, JBIMI and REMS, personal trading is subject to pre-clearance and other conditions set forth in their respective Codes.


On an annual basis or whenever deemed necessary, the Board of Trustees reviews reports regarding all Codes of Ethics relative to the Trust and the Fund, including information about any material violations of the Codes. The Codes are on public file as exhibits to the Trust's registration statement with the SEC.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

(a) As of October 10, 2002 the following persons were known to own, directly or indirectly, more than 25% of the voting securities of a portfolio of WT Mutual Fund and, therefore, may be deemed to control the corresponding series through pass-through voting rights:

     Delaware Charter Guarantee & Trust          31.26% of Wilmington Large Cap Value Portfolio
     FBO Principal
     PO Box 8704
     Wilmington, DE  19899-8704

     Kiewit Construction Group Inc.              27.69% of Wilmington Short/Intermediate Bond Portfolio
     Attn Kevin Anderson - 310
     1000 Kiewit Plaza
     Omaha, NE  68131

     Northern Trust Company Trste                26.41% of Wilmington Large Cap Core Portfolio
     For Continental Kiewit Inc.
     Pension Plan
     Attn: Curtis Pence
     PO Box 92956
     Chicago, IL  60675-2956

     Lack & Lindsay                              93.82% of Wilmington Prime Money Market Portfolio
     Attn: Mutual Funds
     Rodney Square North
     Wilmington, DE  19890-0001

     Lack & Lindsay                              96.85% of Wilmington U.S. Government Portfolio
     Attn: Mutual Funds
     Rodney Square North
     Wilmington, DE  19890-0001

     Lack & Lindsay                              95.91% of Wilmington Tax-Exempt Portfolio
     Attn: Mutual Funds
     Rodney Square North
     Wilmington, DE  19890-0001

(b) PRINCIPAL HOLDERS. As of October 1, 2002, Wilmington Premier Money Market Portfolio of WT Mutual Fund owns beneficially 100% of the outstanding shares of the Premier Money Market Series.

      As of October 1, 2002, Wilmington Short/Intermediate Bond Portfolio of WT Mutual Fund owns beneficially 100% of the outstanding shares of the Short/Intermediate Bond Series.

      As of October 1, 2002, Wilmington Large Cap Core Portfolio of WT Mutual Fund owns beneficially 100% of the outstanding shares of the Large Cap Core Series.

      As of October 1, 2002, Wilmington Large Cap Growth Portfolio of WT Mutual Fund owns beneficially 100% of the outstanding shares of the WT Large Cap Growth Series.

      As of October 1, 2002, Wilmington Small Cap Core Portfolio of WT Mutual Fund owns beneficially 100% of the outstanding shares of the Small Cap Core Series.

      As of September 30, 2002, Wilmington Large Cap Value Portfolio of WT Mutual Fund owns beneficially 87.71% of the outstanding shares of the Large Cap Value Series and CRM Large Cap Value Fund of WT Mutual Fund owns beneficially 12.28% of the outstanding shares of the Large Cap Value Series.

      As of October 1, 2002, Roxbury Mid Cap Fund of WT Mutual Fund owns beneficially 100% of the outstanding shares of the Mid Cap Series.

      As of October 1, 2002, CRM Small Cap Value Fund of WT Mutual Fund owns beneficially 100% of the outstanding shares of the Small Cap Value Series.

      As of October 1, 2002, CRM Mid Cap Value Fund of WT Mutual Fund owns beneficially 100% of the outstanding shares of the Mid Cap Value Series.

      As of October 1, 2002, Wilmington Broad Market Bond Portfolio of WT Mutual Fund owns beneficially 100% of the outstanding shares of the Broad Market Bond Series.

      As of October 1, 2002, Wilmington Municipal Bond Portfolio of WT Mutual Fund owns beneficially 100% of the outstanding shares of the Municipal Bond Series.

      As of October 1, 2002, Wilmington Prime Money Market Portfolio of WT Mutual Fund owns beneficially 100% of the outstanding shares of the Prime Money Market Series.

      As of October 1, 2002, Wilmington U.S. Government Portfolio of WT Mutual Fund owns beneficially 100% of the outstanding shares of the U.S. Government Series.

      As of October 1, 2002, Wilmington Tax-Exempt Portfolio of WT Mutual Fund owns beneficially 100% of the outstanding shares of the Tax-Exempt Series.

(c) MANAGEMENT OWNERSHIP. As of October 1, 2002, the Trustees and officers of the Trust, as a group, owned beneficially, or may be deemed to have owned beneficially, less than 1% of the outstanding shares of each Series.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES.

(a)   INVESTMENT ADVISERS.

RODNEY SQUARE MANAGEMENT CORPORATION

RSMC serves as the investment adviser to the Large Cap Core, Small Cap Core, International Multi-Manager, Short/Intermediate Bond, Broad Market Bond, Municipal Bond, Prime Money Market, Premier Money Market, U.S. Government, Tax-Exempt, and WT Balanced Series. RSMC is located at 1100 North Market Street, Wilmington, Delaware 19890 and is a Delaware corporation organized on September 17, 1981. It is a wholly owned subsidiary of Wilmington Trust Corporation.

Several affiliates of RSMC are also engaged in the investment advisory business. Balentine and Company LLC, and Wilmington Trust FSB, wholly owned subsidiaries of Wilmington Trust Corporation, are registered investment advisers. In addition, Wilmington Brokerage Services Company, a subsidiary of Wilmington Trust, is a registered investment adviser and broker-dealer.

As of September 3, 2002, the International Multi-Manager Series will pay RSMC a monthly advisory fee at the annual rate of 0.15% of the Series' average daily net assets.

Under an amended advisory agreement dated May 9, 2001, the Large Cap Core Series pays a monthly fee to RSMC at the annual rate of 0.70% of the Series' first $1 billion of average daily net assets; 0.65% of the Series' next $1 billion of average daily net assets; and 0.60% of the Series' average daily net assets over $2 billion. The Small Cap Core Series pays RSMC a monthly advisory fee at the annual rate of 0.60% of the Series' first $1 billion of average daily net assets; 0.55% of the Series' next $1 billion of average daily net assets; and 0.50% of the Series' average daily net assets over $2 billion. Each of the Short/Intermediate Bond, Broad Market Bond and Municipal Bond Series pays a monthly fee to RSMC at the annual rate of 0.35% of the Series' first $1 billion of average daily net assets; 0.30% of the Series' next $1 billion of average daily net assets; and 0.25% of the Series' average daily net assets over $2 billion. Each of the Prime Money Market Series, the U.S. Government Series and the Tax-Exempt Series pays a monthly fee to RSMC at the annual rate of 0.47% of the Series' first $1 billion of average daily net assets; 0.43% of the Series' next $500 million of average daily net assets; 0.40% of the Series' next $500 million of average daily net assets; and 0.37% of the Series' average daily net assets in excess of $2 billion, as determined at the close of business on each day throughout the month. The WT Balanced Series pays a monthly fee to RSMC at the annual rate of 0.55% of the Series' first $1 billion of average daily net assets; 0.50% of the Series' next $1 billion of average daily net assets; and 0.45% of the Series' average daily net assets in excess of $2 billion, as determined at the close of business on each day throughout the month. The Premier Money Market Series pays a monthly fee to RSMC at the annual rate of 0.20% of its average daily net assets. For its services as investment adviser, RSMC received the following fees:


                                            12 MONTHS ENDED        12 MONTHS ENDED        12 MONTHS ENDED
                                                6/30/02                6/30/01                6/30/00
                                                -------                -------                -------
Premier Money Market Series                     $1,270,445           $1,202,341                $677,240(1)
Prime Money Market Series                      $11,213,385          $10,433,544              $6,323,435(2)
U.S. Government Series                          $5,090,402           $4,519,119              $2,255,908(2)
Tax-Exempt Series                               $2,737,675           $2,394,803              $1,427,489(2)
Short/Intermediate Bond Series                    $577,725              $72,564(3)               N/A
Large Cap Core Series                             $698,806             $111,101(3)               N/A
Broad Market Bond Series                          $419,753              $55,847(3)               N/A
Municipal Bond Series                              $94,309              $11,289(3)               N/A
International Multi- Manager Series               $432,164              $73,666(3)               N/A
Small Cap Core Series                             $770,570             $112,621(3)               N/A

(1)   For the period November 1, 1999 to June 30, 2000.

(2)   For the period November 1, 1999 (commencement of operations) to June 30,
      2000.

(3)   For the period May 9, 2001 through June 30, 2001.

RSMC has contractually agreed to waive a portion of its advisory fee or reimburse expenses with respect to certain portfolios of WT Mutual Fund that invest in the Premier Money Market Series, Large Cap Core Series and Municipal Bond Series. Specifically, RSMC has agreed to reimburse the expenses of such investing portfolios and/or waive a portion of its advisory fees with respect to such Series to the extent total annual operating expenses exceed the following amounts with respect to the following portfolios:

PORTFOLIO                                   CLASS                EXPENSE CAP
---------                                   -----                -----------
Premier Money Market Portfolio              Institutional        0.20%
                                            Service              0.45%

Wilmington Large Cap Core Portfolio         Institutional        0.80%
                                            Investor             1.05%

Balentine Premier Money Market Portfolio    Service              0.93%

Wilmington Municipal Bond Portfolio         Institutional        0.75%
                                            Investor             1.00%


This waiver will remain in place until November 1, 2005. The Board of Trustees of WT Mutual Fund may, in its discretion, terminate the expense limitation arrangement with respect to any portfolio or class thereof prior to such termination date. In connection with such expense limitation arrangements, RSMC waived fees and reimbursed expenses of the Series in the following amounts:

                                      12 MONTHS ENDED     12 MONTHS ENDED    12 MONTHS ENDED
                                          6/30/02             6/30/01            6/30/00
                                          -------             -------            -------
Premier Money Market Series               $374,950           $342,356          $150,433(1)
Large Cap Core Series                     $ 41,238           $  3,731(2)           N/A
Municipal Bond Series                        --              $  8,930(2)           N/A

(1)   For the period November 1, 1999 to June 30, 2000.

(2)   For the period May 9, 2001 through June 30, 2001.

Prior to May 9, 2001, Wilmington Trust served as the adviser to the Short/Intermediate Bond Series, the Broad Market Bond Series, the Municipal Bond Series, the Large Cap Core Series, the Small Cap Core Series and the International Multi-Manager Series. Prior to November 1, 1999, Wilmington Trust served as the adviser to the Premier Money Market Series, the WT Large Cap Growth Series and the Large Cap Value Series.

For Wilmington Trust's services as investment adviser to each Series, Wilmington Trust received the following fees:

                                            7/1/00 TO      12 MONTHS ENDED
                                              5/9/01           6/30/00
                                              ------           -------
Premier Money Market Series                    N/A           $327,586(1)
Short/Intermediate Bond Series               $432,655        $410,767
Large Cap Core Series                        $694,972        $905,961
Broad Market Bond Series                     $281,121        $200,869(2)
Municipal Bond Series                        $ 53,999        $ 35,966(2)
International Multi- Manager Series          $440,256        $359,716(2)
Small Cap Core Series                        $549,354        $355,572(2)

(1)   For the period July 1, 1999 to October 31, 1999.

(2)   For the period November 1, 1999 (commencement of operations) to June 30,
      2000.

For its services as adviser, Wilmington Trust waived the following fees:

                                           7/1/00 TO      12 MONTHS ENDED
                                             5/9/01           6/30/00
                                             ------           -------
Premier Money Market Series                   N/A           $162,910(1)
Short/Intermediate Bond Series                 --           $ 48,980
Large Cap Core Series                       $62,375         $ 50,276
Municipal Bond Series                       $   954             --
International Multi- Manager Series         $45,554             --

(1)   For the period July 1, 1999 to October 31, 1999.

CRAMER ROSENTHAL MCGLYNN, LLC

CRM is located at 707 Westchester Avenue, White Plains, New York 10604, and serves as investment adviser to the Large Cap Value, the Mid Cap Value and the Small Cap Value Series. CRM and its predecessors have managed investments in small and medium capitalization companies for over 29 years. CRM is 36.53% owned by Cramer, Rosenthal, McGlynn, Inc. ("CRM, Inc."), the controlling member of CRM. All shareholders of CRM, Inc. are senior officers of CRM. CRM is registered as an investment adviser with the SEC. Wilmington Trust Corporation has controlling interest in CRM.

Under the advisory agreement, the Large Cap Value Series pays a monthly advisory fee to CRM at the annual rate of 0.55% of the Series' first $1 billion of average daily net assets; 0.50% of the Series' next $1 billion of average daily net assets; and 0.45% of the Series' average daily net assets over $2 billion. The Mid Cap Value Series and the Small Cap Value Series each pay a monthly advisory fee to CRM at the annual rate of 0.75% of the Series' first $1 billion of average daily net assets; 0.70% of the Series' next $1 billion of average daily net assets; and 0.65% of the Series' average daily net assets over $2 billion. For the past three fiscal years, CRM received the following fees:

                                 12 MONTHS ENDED     12 MONTHS ENDED     12 MONTHS ENDED
                                     6/30/02             6/30/01            6/30/00(1)
                                     -------             -------            ----------
  Large Cap Value Series           $ 425,733           $ 449,744             $252,921
  Mid Cap Value Series             $ 629,680           $ 242,848             $ 61,572
  Small Cap Value Series           $2,579,092          $1,635,197            $840,552

(1)   For the period November 1, 1999 (commencement of operations) to June 30,
      2000.

CRM has contractually agreed to waive a portion of its advisory fee or reimburse expenses with respect to certain portfolios of WT Mutual Fund that invest in the Large Cap Value Series, Mid Cap Value Series and Small Cap Value Series. Specifically, CRM has agreed to reimburse the expenses of such investing portfolios and/or waive a portion of its advisory fees with respect to such Series to the extent total annual operating expenses exceed the following amounts with respect to the following portfolios:

PORTFOLIO                         CLASS              EXPENSE CAP
---------                         -----              -----------
CRM Small Cap Value Fund          Institutional      1.15%
                                  Investor           1.50%
                                  Retail             1.65%

CRM Mid Cap Value Fund            Institutional      1.15%
                                  Investor           1.50%
                                  Retail             1.65%

CRM Large Cap Value Fund          Institutional      1.15%
                                  Investor           1.50%
                                  Retail             1.65%

This waiver will remain in place until November 1, 2010. The Board of Trustees of WT Mutual Fund may, in its discretion, terminate the expense limitation arrangement with respect to any portfolio or class thereof prior to such termination date. For the past three fiscal years, CRM did not waive any of its fees or reimburse the expenses for the Small Cap Value, Mid Cap Value or Large Cap Value Series in connection with such expense limitation arrangements.

ROXBURY CAPITAL MANAGEMENT


Roxbury, 100 Wilshire Boulevard, Suite 600, Santa Monica, California 90401, serves as the investment adviser to the WT Large Cap Growth, Mid Cap and Small Cap Growth Series. Roxbury is engaged in a variety of investment advisory activities including the management of separate accounts. Wilmington Trust Corporation has controlling interest in Roxbury.


Under the advisory agreement, the WT Large Cap Growth Series pays a monthly advisory fee to Roxbury at the annual rate of 0.55% of the Series' first $1 billion of average daily net assets; 0.50% of the Series next $1 billion of average daily net assets; and 0.45% of the Series' average daily net assets. The Mid Cap Series pays a monthly advisory fee to Roxbury at the annual rate of 0.75% of the Series' first $1 billion of average daily net assets; 0.70% of the Series' next billion of average daily net assets; and 0.65% of the Series' average daily net assets over $2 billion. For the past three fiscal years, Roxbury received the following fees:

                                        12 MONTHS ENDED       12 MONTHS ENDED       12 MONTHS ENDED
                                            6/30/02               6/30/01               6/30/00
                                            -------               -------               -------
   WT Large Cap Growth Series              $628,826              $1,196,668           $1,005,944
   Mid Cap Series                          $  1,636              $      263(1)            N/A

(1) For the period December 14, 2000 (commencement of operations) to June 30, 2001.


Upon commencement of operations, the Small Cap Growth Series will pay a monthly advisory fee to Roxbury at the annual rate of 1.00% of the Series' first $1 billion of average daily net assets; 0.95% of the Series' next billion of average daily net assets; and 0.90% of the Series' average daily net assets over $2 billion.


Roxbury has contractually agreed to waive a portion of its advisory fee or reimburse expenses with respect to the Roxbury Mid Cap Fund, a series of WT Mutual Fund that invests in the Mid Cap Series. Specifically, Roxbury has agreed to reimburse the expenses of the Roxbury Mid Cap Fund and/or waive a portion of its advisory fees with respect to the Mid Cap Series to the extent total annual operating expenses exceed 1.55% for Class A Shares of the Fund and 2.30% for each of the Class A and Class B shares of the Fund. This expense limitation arrangement will remain in place until November 1, 2015. The Board of Trustees of WT Mutual Fund may, in its discretion, terminate the expense limitation arrangement with respect to any portfolio or class thereof prior to such termination date.

For the last two fiscal years ended June 30, 2002, Roxbury waived its entire advisory fee in connection with such expense limitation arrangement. Roxbury did not waive any fees for the fiscal year ended June 30, 2000 as the Mid Cap Series did not commence operations until December 14, 2000.


BALENTINE & COMPANY L.L.C.



Balentine serves as the investment adviser to the Real Estate Series. Balentine is located at The Pinnacle, Suite 2000, 3455 Peachtree Road, Atlanta, GA 30326. Balentine is a wholly owned subsidiary of Balentine Delaware Holding Company, LLC, which is an indirect wholly owned subsidiary of WT Investments, Inc., an investment holding company. Therefore, Balentine may be deemed to be controlled by WT Investments, Inc.



Upon commencement of operations, the Real Estate Series will pay a monthly advisory fee to Balentine at an annual rate of 0.35% of the Series' average daily net assets in accordance with Balentine's advisory agreement with the Series. Balentine has contractually agreed to waive a portion of its advisory fee or reimburse expenses to the extent total operating expenses, as a percentage of average net assets, exceed 1.75% with respect to the Institutional Shares of the Balentine Real Estate Portfolio and the Wilmington Real Estate Portfolio and 2.00% with respect to the Investor Shares of the Balentine Real Estate Portfolio and the Wilmington Real Estate Portfolio. This undertaking will remain in place until January 1, 2006 unless the Board of Trustees approves its earlier termination.

ADVISORY SERVICES. Under the terms of each Advisory Agreement, each adviser agrees to: (a) direct the investments of each Series, subject to and in accordance with the Series' investment objective, policies and limitations set forth in Item 4 of Part A and Item 12 of Part B; (b) purchase and sell for each Series, securities and other investments consistent with the Series' objectives and policies; (c) supply office facilities, equipment and personnel necessary for servicing the investments of the Series; (d) pay the salaries of all personnel of the adviser performing services relating to research, statistical and investment activities on behalf of the Series; (e) make available and provide such information as the Series and/or its administrator may reasonably request for use in the preparation of its registration statement, reports and other documents required by any applicable federal, foreign or state statutes or regulations; (f) make its officers and employees available to the Trustees and officers of the Trust for consultation and discussion regarding the management of each Series and its investment activities. Additionally, each adviser agrees to create and maintain all necessary records in accordance with all applicable laws, rules and regulations pertaining to the various functions performed by it and not otherwise created and maintained by another party pursuant to contract with the Series. The Trust and/or each adviser may at any time or times, upon approval by the Board of Trustees, enter into one or more sub-advisory agreements with a sub-adviser pursuant to which the adviser delegates any or all of its duties as listed.

The Advisory Agreements provide that each adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by a Series in connection with the matters to which the agreement relates, except to the extent of a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its obligations and duties under the agreement.

The salaries of any officers and the Interested Trustees who are affiliated with an adviser and the salaries of all personnel of each adviser performing services for each Portfolio relating to research, statistical and investment activities are paid by the adviser.

SUB-ADVISORY SERVICES

INTERNATIONAL MULTI-MANAGER SERIES:

As of September 3, 2002, the sub-advisers to the International Multi-Manager Series are Deutsche Asset Management, Inc. ("DAMI") and Julius Baer Investment Management Inc. ("JBIMI"). DAMI is located at 345 Park Avenue, New York, NY 10154. and JBIMI is located at 330 Madison Avenue, New York, NY 10017. Prior to September 3, 2002, the sub-advisers to the Series were Clemente Capital, Inc. ("Clemente"), Invista Capital Management, LLC ("Invista") and Zurich Scudder Investments, Inc. ("Zurich") (collectively, the "Former Sub-Advisers").

For investment advisory services rendered, each Former Sub-Adviser was paid a monthly portfolio management fee at an annual rate of 0.50% of the average daily net assets under the sub-adviser's management. For services rendered, the Former Sub-Advisers received the following fees:

                    12 MONTHS ENDED 6/30/02      12 MONTHS ENDED 6/30/01      12 MONTHS ENDED 6/30/00*
                    -----------------------      -----------------------      ------------------------
Clemente            $100,046                     $130,772                     $92,922

Invista             $108,527                     $135,320                     $89,612

Zurich              $123,860                     $134,474                     $95,539

*     For the period November 1, 1999 (commencement of operations) to June 30,
      2000.

As of September 3, 2002, the International Multi-Manager Series will be directly responsible for paying JBIMI a monthly sub-advisory fee at the annual rate of 0.50% of the Series' average daily net assets under its management. The Series will also pay DAMI a monthly sub-advisory fee at the annual rate of 0.50% of the Series' average daily net assets under its management. Once the net assets under DAMI's management reaches $50 million, the annual rate of its sub-advisory fee will be reduced to 0.35%.


REAL ESTATE SERIES:

The sub-advisers to the Real Estate Series are AEW Management and Advisors, L.P. ("AEW"), and The Real Estate Management Services Group LLC ("REMS").

AEW, a registered investment adviser and an affiliate of AEW Capital Management, L.P., is located at Two Seaport Lane, World Trade Center East, Boston, MA 02210. AEW is a subsidiary of (and therefore may be deemed to be controlled by) CDC IXIS Asset Management North America, L.P., which, through subsidiaries and affiliates in the U.S., Europe and Asia, manages approximately $293 billion in assets for institutions and individuals as of September 30, 2002.

REMS, a registered investment adviser, is located at 1100 Fifth Avenue South, Suite 301, Naples, FL 34102. Edward Turville, a managing director of REMS and portfolio manager of the Series, and Beach Investment Counsel, Inc., a registered investment adviser with approximately $275 million in assets under management, are control persons under the 1940 Act due to ownership interests of 50% and 30% respectively, of REMS.

Upon commencement of operations, for investment advisory services rendered, the Real Estate Series will pay each sub-adviser a monthly advisory fee. The sub-adviser will be paid 0.55% of the first $25 million of the Series' average daily net assets under its management; 0.45% of the Series' next $25 million of average daily net assets under its management; and 0.35% of the Series' average daily net assets under its management that is over $50 million. The foregoing fee rates are annual percentages and the sub-advisory fee will be paid on a monthly basis.

Sub-Advisory Agreements. Each Sub-Advisory Agreement provides that the sub-adviser has discretionary investment authority (including the selection of brokers and dealers for the execution of the Series' portfolio transactions) with respect to the portion of the Series' assets allocated to it by RSMC, subject to the restrictions of the 1940 Act, the Internal Revenue Code of 1986, as amended, applicable state securities laws, applicable statutes and regulations of foreign jurisdictions, the Series' investment objective, policies and restrictions and the instructions of the Board of Trustees and RSMC.

Each Sub-Advisory Agreement provides that the sub-adviser will not be liable for any action taken, omitted or suffered to be taken except if such acts or omissions are the result of willful misfeasance, bad faith, gross negligence or reckless disregard of duty. Each Sub-Advisory Agreement continues in effect for two years and then from year to year so long as continuance of each such Agreement is approved at least annually (i) by the vote of a majority of the Independent Trustees at a meeting called for the purpose of voting on such approval and (ii) by the vote of a majority of the Trustees or by the vote of a majority of the outstanding voting securities of the Series. Each Sub-Advisory Agreement terminates automatically in the event of its assignment and is terminable on written notice by the Fund (without penalty, by action of the Board of Trustees or by vote of a majority of the Series' outstanding voting securities) or by RSMC or the sub-adviser. Each Sub-Advisory Agreement provides that written notice of termination must be provided sixty days prior to the termination date, absent mutual agreement for a shorter notice period.

(b)   PRINCIPLE UNDERWRITER. Not applicable.

(c) SERVICES PROVIDED BY EACH INVESTMENT ADVISER AND FUND EXPENSES PAID BY THIRD PARTIES.


See Item 15(d) for information regarding administrative services provided to the Series by RSMC.



(d)   SERVICE AGREEMENTS.

Pursuant to an Administration and Accounting Services Agreement dated September 1, 2002, RSMC performs certain administrative services for the Trust. For its services, the Trust pays RSMC a fee of .09% of the Series' average daily net assets up to $1 billion; .07% of the next $500,000 of average daily net assets; ..05% of the next $500,000 average daily net assets; and .03% of the Series' average daily net assets that are greater than $2 billion.

The Administration and Accounting Services Agreement permits RSMC to delegate its responsibilities to another party. RSMC has retained PFPC Inc. to serve as a sub-administrator to provide certain services such as preparing shareholder reports, providing statistical and research data, assisting the advisers in compliance monitoring activities, and preparing and filing federal and state tax returns on behalf of the Series. In addition, PFPC prepares and files certain reports with the appropriate regulatory agencies and prepares certain materials required by the SEC or any state securities commission having jurisdiction over the Series. The accounting services performed by PFPC include determining the net asset value of each Series and maintaining records relating to the securities transactions of the Series.



(e)   OTHER INVESTMENT ADVICE. See Item 15(d) above.


(f)   DEALER REALLOWANCES. Not applicable.

(g)   RULE 12B-1 PLANS. Not applicable.

(h)   OTHER SERVICE PROVIDERS.


     (i) INDEPENDENT AUDITORS. Ernst & Young LLP, Two Commerce Square, 2001 Market Street, Philadelphia, PA 19103, serves as the independent auditor, providing services which include (1) auditing the annual financial statements for the Series, (2) assistance and consultation in connection with SEC filings and (3) preparation of the annual federal income tax returns filed on behalf of each Series.


     (ii) LEGAL COUNSEL. Pepper Hamilton LLP, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, PA 19103, serves as counsel to the Trust.

     (iii) CUSTODIAN. Wilmington Trust Company, 1100 Market Street, Wilmington, DE 19890, serves as the Custodian.

     (iv) TRANSFER AGENT. PFPC Inc., 400 Bellevue Parkway, Wilmington, DE 19890-0001, serves as the Transfer Agent and Dividend Paying Agent.

ITEM 16 BROKERAGE ALLOCATION AND OTHER PRACTICES.

(a) BROKERAGE TRANSACTIONS. The advisers and sub-advisers place all portfolio transactions on behalf of each Series, select broker-dealers for such transactions, allocate brokerage fees in such transactions and, where applicable, negotiate commissions and spreads on transactions. Debt securities purchased and sold by the Series are generally traded on the dealer market on a net basis (i.e., without commission) through dealers acting for their own account and not as brokers, or otherwise involve transactions directly with the issuer of the instrument. This means that a dealer (the securities firm or bank dealing with a Series) makes a market for securities by offering to buy at one price and sell at a slightly higher price. The difference between the prices is known as a spread. When securities are purchased in underwritten offerings, they include a fixed amount of compensation to the underwriter.
(b) COMMISSIONS. Brokerage commissions paid by each of the Series for the last three fiscal years ended June 30, 2002 are as follows:


                                           12 MONTHS ENDED        12 MONTHS ENDED       12 MONTHS ENDED
                                               6/30/02                6/30/01               6/30/00
                                               -------                -------               -------
Large Cap Growth Series                       $  214,073             $264,249                $334,125
Large Cap Core Series(1)                      $  199,976             $174,835                $ 43,966
Small Cap Core Series                         $  207,130             $126,029                $110,997
Large Cap Value Series                        $  280,192             $271,295                $307,935
Mid Cap Value Series(2)                       $  678,656             $244,108                $ 93,494
Small Cap Value Series                        $1,157,309             $682,244                $463,676
International Multi-Manager Series            $  241,398             $309,647                $285,574



     (1) The variation in brokerage commissions paid by Large Cap Core Series for the last three fiscal years was due to the Series' investment adviser disposing of and acquiring a number of securities in an effort to have the Series' portfolio aligned more with its benchmark.



     (2) The variation in brokerage commissions paid by the Mid Cap Value Series and Small Cap Value Series for the fiscal year ended June 30, 2002, as compared to the prior fiscal year, was due to a significant fluctuation of asset levels and a volatile market, which in effect resulted in an increase in transactions on which commissions were paid.

(c) BROKERAGE SELECTION. The primary objective of the advisers and sub-advisers in placing orders on behalf of the Series for the purchase and sale of securities is to obtain best execution at the most favorable prices through responsible brokers or dealers and, where the spread or commission rates are negotiable, at competitive rates. In selecting a broker or dealer, each adviser considers, among other things: (i) the price of the securities to be purchased or sold; (ii) the rate of the spread or commission; (iii) the size and difficulty of the order; (iv) the nature and character of the spread or commission for the securities to be purchased or sold; (v) the reliability, integrity, financial condition, general execution and operational capability of the broker or dealer; and (vi) the quality of any research or statistical services provided by the broker or dealer to the Series or to the advisers or sub-advisers.

Section 28(e) of the Securities Exchange Act of 1934 provides that the advisers and sub-advisers, under certain circumstances, lawfully may cause an account to pay a higher commission than the lowest available. Under Section 28(e), the advisers and sub-advisers are required to make a good faith determination that the commissions paid are "reasonable in relation to the value of the brokerage and research services provided viewed in terms of either that particular transaction or [the adviser or sub-adviser's] overall responsibilities with respect to accounts as to which [it] exercises investment discretion." The services provided by the broker also must lawfully or appropriately assist the adviser or sub-adviser, as the case may be, in the performance of its investment decision-making responsibilities. Accordingly, in recognition of research services provided to it, a Series may pay a higher broker commission than those available from another broker.

Research services received from broker-dealers supplement an adviser or sub-adviser's own research (and the research of its affiliates), and may include the following types of information: statistical and background information on the U.S. and foreign economies, industry groups and individual companies; forecasts and interpretations with respect to the U.S. and foreign economies, securities, markets, specific industry groups and individual companies; information on federal, state, local and foreign political developments; portfolio management strategies; performance information on securities, indexes and investment accounts; information concerning prices of securities; and information with respect to the performance, investment activities, and fees and expenses of other mutual funds.

Broker-dealers may communicate such information electronically, orally, in written form or on computer software. Research services may also include the providing of electronic communications of trade information, the providing of custody services, as well as the providing of equipment used to communicate research information and the providing of specialized consultations with an adviser or sub-adviser's personnel with respect to computerized systems and data furnished to the adviser or sub-adviser as a component of other research services, the arranging of meetings with management of companies, and the providing of access to consultants who supply research information.

The outside research assistance is useful to the advisers and sub-advisers since the broker-dealers used by the advisers and sub-advisers tend to follow a broad universe of securities and the research provided by such broker-dealers may provide the advisers and sub-advisers with a diverse perspective on financial markets. Research services provided to an adviser or sub-adviser by broker-dealers are available for the benefit of all accounts managed or advised by such adviser or sub-adviser or by their respective affiliates. The advisers cannot readily determine the extent to which spreads or commission rates or net prices charged by brokers or dealers reflect the value of their research, analysis, advice and similar services. Portfolio transactions, however, will not be directed by the Series to dealers solely on the basis of research services provided. During the fiscal year ended June 30, 2002, each Series directed transactions and paid related brokerage commissions because of research services provided in the following amounts:

                                                           12 MONTHS ENDED 6/30/02
                                                COMMISSIONS PAID         TRANSACTIONS DIRECTED
                                                ----------------         ---------------------
   Large Cap Growth Series                           $22,636                   $17,160,692
   Large Cap Value Series                            $ 31,242                  $13,980,197
   Mid Cap Value Series                              $ 81,461                  $32,627,299
   Small Cap Value Series                            $103,177                  $31,386,896
   International Multi-Manager Series                $47,378

Some of the advisers' or sub-advisers' other clients have investment objectives and programs similar to that of the Series. Occasionally, recommendations made to other clients may result in their purchasing or selling securities simultaneously with the Series. Consequently, the demand for securities being purchased or the supply of securities being sold may increase, and this could have an adverse effect on the price of those securities. It is the policy of the advisers and sub-advisers not to favor one client over another in making recommendations or in placing orders. In the event of a simultaneous transaction, purchases or sales are averaged as to price, transaction costs are allocated between a Series and other clients participating in the transaction on a pro rata basis and purchases and sales are normally allocated between the Series and the other clients as to amount according to a formula determined prior to the execution of such transactions.

(d)   DIRECTED BROKERAGE. Not applicable.

(e)   REGULAR BROKER-DEALERS. Not applicable.


ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.


(a) CAPITAL STOCK. The Trust issues shares of beneficial interest for each Series with a par value of $.01 per share. The shares of each Series, when issued and paid for in accordance with this registration statement, will be fully paid and non-assessable shares, with equal, non-cumulative voting rights and no preferences as to conversion, exchange, dividends, redemptions or any other feature. Shareholders shall have the right to vote only (i) for removal of Trustees, (ii) with respect to such matters relating to the Trust as may be required by the applicable provisions of the 1940 Act, including Section 16(a) thereof, and (iii) on such other matters as the Trustees may consider necessary or desirable. In addition, the shareholders of each Series will be asked to vote on any proposal to change a fundamental investment policy (i.e. a policy that may be changed only with the approval of shareholders) of that Series. All shares of the Trust entitled to vote on a matter shall vote without differentiation between the separate Series on a one-vote-per-share basis; provided however, if a matter to be voted on affects only the interests of certain Series, then only the shareholders of such affected Series shall be entitled to vote on the matter. If liquidation of the Trust should occur, shareholders would be entitled to receive on a per share basis the assets of the particular Series whose shares they own, as well as a proportionate share of Trust assets not attributable to any particular class then in existence. Ordinarily, the Trust does not intend to hold annual meetings of shareholders, except as required by the 1940 Act or other applicable law. The Trust's by-laws provide that meetings of shareholders shall be called for the purpose of voting upon the question of removal of one or more Trustees upon the written request of the holders of not less than 10% of the outstanding shares.


(b)   OTHER SECURITIES. Not applicable.


ITEM 18. PURCHASE, REDEMPTION AND PRICING OF SHARES.

(a)   PURCHASE OF SHARES. See Item 7(b) of Part A.

(b)   FUND REORGANIZATIONS. Not applicable.

(c)   OFFERING PRICE. See Item 7(a) of Part A.

(d) REDEMPTION IN KIND. The Trust has filed a notice of election pursuant to Rule 18f-1 under the 1940 Act. See Item 7(c) of Part A.

ITEM 19. TAXATION OF THE SERIES. See Item 7(e) of Part A.

ITEM 20. UNDERWRITERS. Not applicable.

ITEM 21. CALCULATION OF PERFORMANCE DATA. The performance of a Series may be quoted in terms of its yield and its total return in advertising and other promotional materials. Performance data quoted represents past performance and is not intended to indicate future performance. Performance of the Series will vary based on changes in market conditions and the level of each Series' expenses. These performance figures are calculated in the following manner:

MONEY MARKET SERIES:

      A. YIELD for a money market fund is the net annualized yield for a specified 7 calendar days calculated at simple interest rates. Yield is calculated by determining the net change, exclusive of capital changes, in the value of a hypothetical pre-existing account having a balance of one share at the beginning of the period, subtracting a hypothetical charge reflecting deductions from shareholder accounts, and dividing the difference by the value of the account at the beginning of the base period to obtain the base period return. The yield is annualized by multiplying the base period return by 365/7. The yield figure is stated to the nearest hundredth of one percent.

      B. EFFECTIVE YIELD is the net annualized yield for a specified 7 calendar days assuming reinvestment of income or compounding. Effective yield is calculated by the same method as yield except the yield figure is compounded by adding 1, raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result, according to the following formula:

                                                               365/7
                   Effective yield = [(Base Period Return + 1)      ] - 1.

      C. TAX-EQUIVALENT YIELD is the net annualized taxable yield needed to produce a specified tax-exempt yield at a given tax rate based on a specified 7-day period assuming a reinvestment of all dividends paid during such period. Tax-equivalent yield is calculated by dividing that portion of the Series' yield (computed as in the yield description above) which is tax-exempt by 1 minus a stated income tax rate and adding the quotient to that portion, if any, of the yield of the Series that is not tax-exempt.

      D. TAX-EQUIVALENT EFFECTIVE YIELD is the net annualized taxable yield needed to produce a specified tax-exempt yield at a given tax rate for a specified 7 calendar days assuming reinvestment of income or compounding. Tax-equivalent effective yield will be calculated by dividing that portion of the Series' effective yield (as described above) that is tax-exempt by 1 minus a stated income tax rate and adding the quotient to that portion, if any, of the Series' effective yield that is not tax-exempt.

      The following table, which is based upon federal income tax rates in effect on the date of this filing, illustrates the yields that would have to be achieved on taxable investments to produce a range of hypothetical tax-equivalent yields:

                           TAX-EQUIVALENT YIELD TABLE

     Federal Marginal
     Income Tax Bracket         Tax-Equivalent Yields Based on Tax-Exempt Yields of:
     ------------------        ----------------------------------------------------
                            2%      3%       4%        5%       6%        7%        8%
                            --      --       --        --       --        --        --
            28%             2.8     4.2      5.6      6.9       8.3      9.7       11.1
            31%             2.9     4.3      5.8      7.2       8.7      10.1      11.6
            36%             3.1     4.7      6.3      7.8       9.4      10.9      12.5
           39.6%            3.3     5.0      6.6      8.3       9.9      11.6      13.2


ALL SERIES:


      A. AVERAGE ANNUAL TOTAL RETURN is the average annual compounded rate of return for the one, five and ten year periods (or for periods of the Series' operations) that would equate the initial amount invested to the ending redeemable value according to the following formula:

                        T = (ERV/P)1/n - 1

            Where: P      =    a hypothetical initial investment of $1,000
                   T      =    average annual total return
                   n      =    number of years

                   ERV    =    ending redeemable value: ERV is the value, at the
                               end of the
                               applicable period, of a hypothetical $1,000 investment made at the beginning of the applicable period.

The calculation for average annual total returns before taxes is made assuming that (1) the maximum sales load (or other charges deducted from payments) is deducted from the initial $1,000 investment; (2) all dividends and capital gain distributions are reinvested on the reinvestment dates at the price per share existing on the reinvestment date; (3) all recurring fees charged to all shareholder accounts are included (except those that are paid by redemption of the Series' shares); and (4) for any account fees that vary with the size of the account, a mean (or median) account size in the Series during the periods is reflected. The ending redeemable value (variable `ERV' in the formula) is determined by assuming complete redemption of the hypothetical investment after deduction of all non-recurring charges and the applicable deferred sales charge at the end of the measuring period.

(B) Yield Calculations. From time to time, an Equity or Bond Series may advertise its yield. Yield for these Series is calculated by dividing the Series' investment income for a 30-day period, net of expenses, by the average number of shares entitled to receive dividends during that period according to the following formula:

     YIELD = 2[((a-b)/cd + 1)6-1]

     where:

a    =    dividends and interest earned during the period;

b    =    expenses accrued for the period (net of reimbursements);

c    =    the average daily number of shares outstanding during the period that were entitled to receive dividends; and
d    =    the maximum offering price per share on the last day of the period.

The result is expressed as an annualized percentage (assuming semi-annual compounding) of the maximum offering price per share at the end of the period.

Except as noted below, in determining interest earned during the period (variable "a" in the above formula), PFPC calculates the interest earned on each debt instrument held by a Series during the period by: (i) computing the instrument's yield to maturity, based on the value of the instrument (including actual accrued interest) as of the last business day of the period or, if the instrument was purchased during the period, the purchase price plus accrued interest; (ii) dividing the yield to maturity by 360; and (iii) multiplying the resulting quotient by the value of the instrument (including actual accrued interest). Once interest earned is calculated in this fashion for each debt instrument held by the Series, interest earned during the period is then determined by totaling the interest earned on all debt instruments held by the Series.

For purposes of these calculations, the maturity of a debt instrument with one or more call provisions is assumed to be the next date on which the instrument reasonably can be expected to be called or, if none, the maturity date. In general, interest income is reduced with respect to debt instruments trading at a premium over their par value by subtracting a portion of the premium from income on a daily basis, and increased with respect to debt instruments trading at a discount by adding a portion of the discount to daily income.

In determining dividends earned by any preferred stock or other equity securities held by a Series during the period (variable "a" in the above formula), PFPC accrues the dividends daily at their stated dividend rates. Capital gains and losses generally are excluded from yield calculations.

Because yield accounting methods differ from the accounting methods used to calculate net investment income for other purposes, a Series' yield may not equal the dividend income actually paid to investors or the net investment income reported with respect to the Series in the Funds'/Portfolios' financial statements.

Yield information may be useful in reviewing a Series' performance and in providing a basis for comparison with other investment alternatives. However, the Series' yields fluctuate, unlike investments that pay a fixed interest rate over a stated period of time. Investors should recognize that in periods of declining interest rates, the Series' yields will tend to be somewhat higher than prevailing market rates, and in periods of rising interest rates, the Series' yields will tend to be somewhat lower. Also, when interest rates are falling, the inflow of net new money to the Series from the continuous sale of their shares will likely be invested in instruments producing lower yields than the balance of the Series' holdings, thereby reducing the current yields of the Series. In periods of rising interest rates, the opposite can be expected to occur.

Comparison of Series Performance. A comparison of the quoted performance offered for various investments is valid only if performance is calculated in the same manner. Since there are many methods of calculating performance, investors should consider the effects of the methods used to calculate performance when comparing performance of a Series with performance quoted with respect to other investment companies or types of investments. For example, it is useful to note that yields reported on debt instruments are generally prospective, contrasted with the historical yields reported by a Series.

ITEM 22. FINANCIAL STATEMENTS.

The audited financial statements of the Premier Money Market, Prime Money Market, U.S. Government, Tax-Exempt, Short/Intermediate Bond, Broad Market Bond, Municipal Bond, WT Large Cap Growth, Large Cap Core, Small Cap Core, Large Cap Value, Mid Cap Value, Small Cap Value, International Multi-Manager and Mid Cap Series, and the audited financial statements and financial highlights for their respective feeder funds (which are series of WT Mutual Fund) for the fiscal year ended June 30, 2002, are set forth in the Annual Reports to shareholders, including the notes thereto and the reports of Ernst & Young, LLP thereon. The Annual Reports are incorporated herein by reference.


The WT Balanced Series Small Cap Growth Series and Real Estate Series have not been in operation for a full fiscal period. Therefore, have no financial statements to report.

PART C - OTHER INFORMATION
ITEM 23. EXHIBITS.


                           PART C - OTHER INFORMATION


ITEM 23.          EXHIBITS.

(a)(i)            Agreement and Declaration of Trust.(1)

(a)(ii)           Certificate of Trust dated June 1, 1994.(1)

(a)(iii)          Certificate of Amendment to Certificate of Trust dated October
                  20, 1998.(2)

(a)(iv)           Amended and Restated Agreement and Declaration of Trust dated
                  March 15, 2002 ("Declaration of Trust").(3)

(a)(v)            Amendment No. 1 to the Declaration of Trust is filed herewith.

(b)(i)            By-Laws.(1)

(b)(ii)           Amended and Restated By-Laws dated March 15, 2002.(3)

(c)               See Articles III, VII, and VIII of Registrant's Amended and
                  Restated Agreement and Declaration of Trust, located as noted in (a)(i) above.

(d)(i)(a)         Advisory Agreement between WT Investment Trust I (the
                  "Trust"), on behalf of the Prime Money Market Series, Premier
                  Money Market Series, U.S. Government Series, Tax-Exempt
                  Series, Large Cap Core Series, Small Cap Core Series,
                  Short/Intermediate Bond Series, Broad Market Bond Series,
                  Municipal Bond Series, International Multi-Manager Series and
                  WT Balanced Series, and Rodney Square Management Corporation
                  ("RSMC").(2)

(d)(i)(b)         Amended Schedules A and B to Advisory Agreement with RSMC.(3)

(d)(ii)           Advisory Agreement between the Trust, on behalf of the Large
                  Cap Value Series, Small Cap Value Series and Mid Cap Value
                  Series and Cramer Rosenthal McGlynn, LLC.(2)

(d)(iii)(a)       Advisory Agreement between the Trust, on behalf of the WT
                  Large Cap Growth Series and Mid Cap Series, and Roxbury
                  Capital Management, LLC ("Roxbury").(2)

(d)(iii)(b) Amended Schedules A and B to Advisory Agreement with Roxbury are filed herewith.

(d)(iv) Sub-Advisory Agreement among the Trust, on behalf of the International Multi-Manager Series, RSMC and Deutsche Asset
                  Management, Inc.(3)

(d)(v) Sub-Advisory Agreement among the Trust, on behalf of the International Multi-Manager Series, RSMC and Julius Baer
                  Investment Management Inc.(3)

(d)(vi) Form of Advisory Agreement between the Trust, on behalf of the Real Estate Series, and Balentine & Company ("Balentine") is filed herewith.

(d)(vii) Form of Sub-Advisory Agreement among the Trust, on behalf of the Real Estate Series, Balentine and AEW Management and
                  Advisors, L.P. is filed herewith.

(d)(viii) Form of Sub-Advisory Agreement among the Trust, on behalf of the Real Estate Series, Balentine and Real Estate Management
                  Services Group LLC is filed herewith.

(e)               Not applicable.

(f)               Deferred Compensation Plan for Independent Trustees.(3)

(g)(i)            Custody Agreement with Wilmington Trust Company.(2)

(g)(ii)           Sub-Custody Agreement with PFPC Trust Company.(2)

(g)(iii) Custody Agreement between the Trust, on behalf of the International Multi-Manager Series, and Bankers Trust
                  Company.(2)

(h)(i)(a)         Transfer Agency Agreement with PFPC Inc. (2)

(h)(i)(b)         Amended Exhibit A to Transfer Agency Agreement with PFPC Inc.
                  (3)

(h)(i)(c)         Amendment to Transfer Agency Agreement with PFPC Inc.(3)

(h)(ii)(a)        Form of Administration and Accounting Services Agreement with
                  RSMC.(3)

(h)(ii)(b) Form of Sub-Administration and Accounting Services Agreement with PFPC Inc.(3)

(i)               Consent of Counsel is filed herewith.

(j)               Consent of Ernst & Young, LLP. (3)

(k)               Not applicable.

(l)               None.

(m)               Not applicable.

(n)               Not applicable.

(p)(i)            Joint Code of Ethics among the Trust, WT Mutual Fund, RSMC and
                  Wilmington Trust Company.(3)

(p)(ii) Code of Ethics of Cramer Rosenthal McGlynn, LLC is filed herewith

(p)(iii)          Code of Ethics of Roxbury Capital Management, LLC. (2)

(p)(iv) Code of Ethics of Deutsche Asset Management, Inc. is filed herewith.

(p)(v) Code of Ethics of Julius Baer Investment Management Inc. is filed herewith.

(p)(vi)           Code of Ethics of Balentine & Company LLC is filed herewith.

(p)(vii) Code of Ethics of AEW Management and Advisors, L.P. is filed herewith.

(p)(viii) Code of Ethics of Real Estate Management Services Group LLC is filed herewith.


------------------------------------------

(1) Previously filed with the Securities and Exchange Commission ("SEC") with Amendment No. 1 on Form N-1A on February 28, 1997 and incorporated herein by reference.

(2) Previously filed with the SEC with Amendment No. 5 on Form N-1A on October 30, 2000 and incorporated herein by reference.


(3) Previously filed with the SEC with Amendment No. 7 on Form N-1A on October 28, 2002.


ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE TRUST.

WILMINGTON TRUST CORPORATION AND SUBSIDIARIES

Wilmington Trust Corporation
Rodney Square North
1100 North Market Street
Wilmington, Delaware
Holding company for Wilmington Trust Company, Wilmington Trust of Pennsylvania, Wilmington Trust FSB and WT Investments, Inc.

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware
Delaware-chartered bank and trust company

Wilmington Trust FSB
100 North Division Street
Salisbury, Maryland
Federal savings bank headquartered in Maryland

Wilmington Trust of Pennsylvania
795 East Lancaster Avenue
Villanova, Pennsylvania
Commercial bank headquartered in Pennsylvania

WT Investments, Inc.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Corporation and an investment holding company

Brandywine Insurance Agency, Inc.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company and a licensed insurance agent and broker for life, casualty and property insurance

Brandywine Finance Corporation
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company which is a finance company

Brandywine Life Insurance Company, Inc.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company and a reinsurer of credit life insurance written in connection with closed-end consumer loans Wilmington Trust makes

Delaware Corporate Management, Inc.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company that provides nexus and other services for Delaware holding companies and other Delaware entities.

Nevada Corporate Management, Inc.
3773 Howard Hughes Parkway
Las Vegas, Nevada
A subsidiary of Delaware Corporate Management, Inc. that provides nexus and other services for Nevada holding companies and other Nevada entities

Rodney Square Management Corporation
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Corporation and a registered investment advisor

Wilmington Brokerage Services Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company and a registered broker-dealer and a registered investment advisor

100 West Tenth Street Corporation
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company that holds title to and maintains certain real estate on behalf of Wilmington Trust Company and Compton Realty Corporation

Compton Realty Corporation
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company and a partner in Rodney Square Investors, L.P., the partnership that holds title to the Wilmington Trust Center

Rodney Square Investors, L.P.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
49% owned by Compton Realty Corporation
Partnership that holds title to the Wilmington Trust Center

Drew-VIII-Ltd.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company that hold title to and manages certain troubled real estate on behalf of Wilmington Trust Company

Siobain VI, Ltd.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company that holds title to and manages certain troubled real estate on behalf of Wilmington Trust Company

WTC Corporate Services, Inc.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company that provides nexus and other services

WT Services of Delaware, Inc.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company that provides back-office and support services to Wilmington Trust Company and its affiliates

Organization Services, Inc.
Rodney Square North

1100 North Market Street
Wilmington, Delaware
A subsidiary of Delaware Corporate Management, Inc. that provides nexus and other services for Delaware holding companies and other Delaware entities

Special Services Delaware, Inc.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Delaware Corporate Management, Inc., a special purpose entity used to facilitate corporate transactions

Wilmington Trust Global Services, Ltd.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company that provides nexus and other services

Wilmington Trust (Cayman), Ltd.
George Town, Cayman Islands, British West Indies
A subsidiary of Wilmington Trust Company that provides trust services

Wilmington Trust (Channel Islands), Ltd.
St. Helier, Jersey, Channel Islands
A subsidiary of Wilmington Trust Company that provides trust services

Balentine Holdings, Inc.
3455 Peachtree Road
Suite 2000
Atlanta, Georgia
A subsidiary of WT Investments, Inc.

Balentine Delaware Holding Company, LLC
3455 Peachtree Road
Suite 2000
Atlanta, Georgia 30325
80% owned by Balentine Holdings, Inc.
A registered investment adviser

Balentine & Co., LLC
3455 Peachtree Road
Suite 2000
Atlanta, Georgia 30325
Owned by Balentine Delaware Holding Company, LLC

Wilmington Trust (UK) Limited
200 Aldersgate Street, London, EC1A 4JJ
A subsidiary of Wilmington Trust Corporation
Holding company

SPV Management Limited
78 Cannon Street, London, EC4P 5LN
A subsidiary of Wilmington Trust (UK) Limited that provides nexus and other services

SPV Advisors Limited
78 Cannon Street, London, EC4P 5LN

A subsidiary of Wilmington Trust (UK) Limited that serves as advisor to SPV Management Limited

LordSPV Limited
78 Cannon Street, London, EC4P 5LN
A subsidiary of SPV Management Limited

SPV Management (Dublin) Limited
78 Cannon Street, London, EC4P 5LN
A subsidiary of SPV Management Limited that provides nexus and other services

SPV Management (Italia) SRL
Studio Tributare Deiure, Via Pontaccio 10, Milan, 20120, Italy
A subsidiary of SPV Management Limited that provides nexus and other services

SPV Jersey Limited
Oak Walk, St. Peter, Jersey, JE3 7EF
A subsidiary of SPV Management Limited that provides nexus and other services

SPV Cayman Limited
Q&H Corporate Services Ltd., Third Floor, Harbour Centre,
P.O. Box 1347, Georgetown, Grand Cayman, BWIO, Cayman Islands
A subsidiary of SPV Management Limited that provides nexus and other services

Bedell SPV Management (Jersey) Limited
26 New Street, St. Helier, Jersey JE2 3RA, Channel Islands
51% owned by SPV Management Limited
Provides nexus and other services

WT Delaware Capital Corp.

WT Cayman Capital, Ltd.

Wilmington Investment Managers, Inc.

California Corporate Management, Inc.


AFFILIATES

Cramer Rosenthal McGlynn, LLC
White Plains, New York
A registered investment adviser
(56.5% equity interest owned by WT Investments, Inc.)

Roxbury Capital Management, LLC
Santa Monica, California
A registered investment adviser
(30% profits interest owned by WT Investments, Inc.
40% equity interest owned by WT Investments, Inc.)

Clemente Capital, Inc.
152 West  57th Street
New York, New York 10017
(24.9% equity interest owned by WT Investments, Inc.)

Balentine & Company of Tennessee, L.L.C.
3455 Peachtree Road
Suite 2000

Atlanta, Georgia 30325
(47.2% owned by Balentine Delaware Holding Company, LLC
A registered investment adviser)

Camden Partners Holdings, LLC
One South Street, Suite 215
Baltimore, MD  21202
(25% equity interest owned by WT Investments, Inc.)



ITEM 25. INDEMNIFICATION. The Registrant's Amended and Restated Agreement and Declaration of Trust (the "Agreement") and Amended and Restated By-laws provide, among other things, that the trustees shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent employee, investment adviser or distributor of the Registrant, nor shall any trustee be responsible for the act or omission of any other trustee, and the Registrant out of its assets may indemnify and hold harmless each trustee and officer of the Registrant from and against any and all claims, demands, costs, losses, expenses and damages whatsoever arising out of or related to such trustee's performance of his or her duties as a trustee or officer of the Registrant; provided that the trustees and officers of the Registrant shall not be entitled to an indemnification or held harmless if such liabilities were a result of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. (See Article IX of the Agreement filed as Exhibit 23(a)(i) and Article IX of the Registrant's Amended and Restated By-laws filed as Exhibit 23(b)).

The Registrant is party to an investment advisory agreement with each of Rodney Square Management Corporation, Cramer Rosenthal McGlynn, LLC and Roxbury Capital Management, LLC (each, an "Adviser"). Paragraph 8 of each of the foregoing investment advisory agreements provides that in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties under their respective agreements, the Adviser shall not be subject to liability to the Registrant, any Series of the Registrant or any of its shareholders for any act or omission in the course of, or connected with, rendering services under such agreements or for any losses that may be sustained in the purchase, holding or sale of any security or the making of any investment for or on behalf of the Registrant. Any liability of an Adviser to any series of the Registrant shall not automatically impart liability on the part of such Adviser to any other series of the Registrant. No series of the Registrant shall be liable for the obligations of any other series of the Registrant.

The Registrant is also party to a sub-advisory agreement with each of Deutsche Asset Management, Inc. and Julius Baer Investment Management Inc. (each, a "Sub-Adviser"). Paragraph 13 of each of the foregoing sub-advisory agreements provides that the Sub-Adviser shall not be liable for any action taken, omitted or suffered to be taken by it in its reasonable judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by its respective sub-advisory agreement, or in accordance with (or in the absence of) specific directions or instructions from the Registrant or Rodney Square Management Corporation, provided, however, that such acts or omissions shall not have resulted from the Sub-Adviser's willful misfeasance, bad faith, gross negligence or a reckless disregard of duty under its sub-advisory agreement.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISERS.

(i)      Rodney Square Management Corporation ("RSMC")

The only employment of a substantial nature of each of RSMC's directors and officers is with RSMC and its affiliated companies.

(ii)     Cramer Rosenthal McGlynn, LLC ("CRM")

The only employment of a substantial nature of each of CRM's directors and officers is with CRM.

(iii)    Roxbury Capital Management, LLC ("Roxbury")

The only employment of a substantial nature of each of Roxbury's directors and officers is with Roxbury.


(iv)     Balentine & Company ("Balentine")

The only employment of a substantial nature of each of Balentine's directors and officers is with Balentine.

(v)      AEW Management and Advisors, L.P. ("AEW")

The only employment of a substantial nature of each of AEW's directors and officers is with AEW.

(vi)     Real Estate Management Services Group LLC ("REMS")

The only employment of a substantial nature of each of REMS' directors and officers is with REMS.

(vii)    Deutsche Asset Management, Inc.


NAME                      CORPORATE TITLE     LEGAL ENTITY NAME                    OUTSIDE EMPLOYER                POSITION
Creighton, James A.       Managing Director   Bankers Trust Company                Prime Placement                 Director

                                                                                   Wentworth Land Management       CEO & Director

Hale, Richard             Managing Director   Investment Company Capital Corp.     Flag Investors Fund             Director

Pai, Eric F.              Managing Director   Bankers Trust Company                Tern Wireless Corp.             Director

Reiner, Robert L.         Managing Director   Bankers Trust Company                Freeflier                       Principal

Scholl, Daniel            Vice President      Deutsche Asset Management, Inc.      Marcom Capital Resources        Resident Trustee

Weinreich, Joshua A.      Managing Director   Bankers Trust Company                Pseudo Programs Inc.            Director


(viii)   Julius Baer Investment Management Inc.



           NAME                 JBIM TITLE                      OUTSIDE EMPLOYER                      RELATIONSHIP
------------------------    -----------------    ---------------------------------------------   ---------------------
Bernard Spilko              Director             SVP Branch Manager of Bank Julius Baer & Co.    Employee of Julius
                                                 Ltd.  (New York), Managing Director of Julius   Baer Securities Inc.
                                                 Baer Securities Inc.

Stuart G. Adam              Director             SVP Head of Private Banking - Bank Julius       Employee of Bank
                                                 Baer & Co. Ltd. (New York)                      Julius Baer & Co. Ltd.
                                                                                                 (New York)

Alessandro E. Fussina       Director             Ilander Ltd. - President                        Employee of Illander
                                                 Julius Baer Securities Inc. - Director          Ltd.
                                                 Bank Julius Baer & Co. Ltd. (New York) -
                                                 Chairman of Advisory Board

Leo T. Schrutt              Chairman             Julius Baer Holding Ltd. - Member of Group      Employee of JBIM
                                                 Executive Board
                                                 Julius Baer Asset Management - President

Edward A. Clapp             FVP Head of          FVP - Director of Compliance for Julius Baer    Employee of Bank
                            Compliance           Securities Inc. and Bank Julius Baer & Co.      Julius Baer & Co. Ltd.
                                                 Ltd. (New York)                                 (New York)

Francoise M. Birnholz       SVP - Corporate      SVP - General Counsel for Julius Baer           Employee of Bank
                            Secretary and        Securities Inc. and Bank Julius Baer & Co.      Julius Baer & Co. Ltd.
                            General Counsel      Ltd. (New York)                                 (New York)

Hendricus F. Bocxe          VP and Compliance    VP and Compliance Officer for Julius Baer       Employee of Bank
                            Officer              Securities Inc. and Bank Julius Baer & Co.      Julius Baer & Co. Ltd.
                                                 Ltd. (New York)                                 (New York)

* Julius Baer Securities Inc. and Bank Julius Baer & Co. Ltd (New York) are located at 330 Madison Avenue, New York, N.Y. 10017.

** Illander Ltd. is located at 350 Park Avenue, New York, N.Y. 10022.

*** Julius Baer Holding Ltd is located at Bahnofstrasse 36, Zurich Switzerland and Julius Baer Asset Management is located at Brandschenkestrasse 40, Zurich, Switzerland.


ITEM 27. PRINCIPAL UNDERWRITERS. Not applicable.

ITEM 28. LOCATIONS OF ACCOUNTS AND RECORDS

All accounts and records are maintained by the Registrant, or on its behalf by the Registrant's sub-administrator, transfer agent, dividend paying agent and sub-accounting services agent, PFPC, Inc., 400 Bellevue Parkway, Wilmington, DE 19809.

ITEM 29. MANAGEMENT SERVICES.

There are no management-related service contracts not discussed in Part A or Part B.

ITEM 30. UNDERTAKINGS.

None.

SIGNATURE


Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 8 to the Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the city of Wilmington, state of Delaware on the 19 day of December, 2002.



                                   WT INVESTMENT TRUST I


                                   By:  /s/ Robert J. Christian
                                       ------------------------
                                   Robert J. Christian, President

                                  EXHIBIT INDEX

EXHIBIT NUMBER             DESCRIPTION
(23)(a)(v)                 Amendment No. 1 to Amended and Restated Agreement and Declaration
                           of Trust

(23)(d)(iii)(b)            Amended Schedules A and B to Advisory Agreement with Roxbury

(23)(d)(vi)                Form of Advisory Agreement between the Trust, on behalf of the Real Estate
                           Series, and Balentine

(23)(d)(vii)               Form of Sub-Advisory Agreement among the Trust, on behalf of the Real Estate
                           Series, Balentine and AEW

(23)(d)(viii)              Form of Sub-Advisory Agreement among the Trust, on behalf of the Real Estate
                           Series, Balentine and REMS

(23)(i)                    Consent of Counsel

(23)(p)(vi)                Code of Ethics of Balentine

(23)(p)(vii)               Code of Ethics of AEW

(23)(p)(viii)              Code of Ethics of REMS